As filed with the Securities and Exchange Commission on
November 2, 2006 Commission File No. 333-124817

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRIKEFORCE TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

New Jersey	451511	22-3827597
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Mark L. Kay
1090 King Georges Post Road
Suite 108, Edison, NJ 08837
(732) 661-9641
(Address and telephone number of principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Irwin Rosenthal, Esq.
Phillips Nizer, LLP
666 Fifth Avenue, 28th Floor
New York, NY 10103-0084
Tel:(212) 977-9700
Fax:(212) 262-5152

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus subject to completion, dated November 2, 2006

STRIKEFORCE TECHNOLOGIES, INC.

24,013,791 Shares of Common Stock

This prospectus relates to the sale of 24,013,791 shares of our common stock by selling stockholders, including:

•
up to 11,218,949 shares of common stock underlying secured convertible debentures in the aggregate amount of $1,374,876 as of September 30, 2006, including an aggregate of $1,024,876 principal amount secured debentures issued to Cornell Capital Partners, LP (“Cornell”) and an aggregate of $350,000 principal amount secured convertible debentures issued to Highgate House Funds, Ltd. (“Highgate”) (the secured convertible debentures are convertible into our common stock at a conversion price per share equal to the lower of $0.085 or 80% of the lowest closing bid price during the five days preceding the conversion date);

•	150,000 shares of common stock owned by Highgate; and

•	12,644,842 shares of our common stock owned by other selling stockholders

See “Selling Stockholders” for additional information.

We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “SKFT.OB” On October 16, 2006, the last reported sale price of our common stock was US $0.075 per share.

The selling stockholders may sell the shares from time to time in public or private transactions occurring on or off the Over-the-Counter Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or dealers who are expected to receive customary commissions or discounts.

The Securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 2, 2006

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus, but the information may have changed since that date.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Certain statements contained in this Form SB-2 constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements, identified by words such as “plan”, “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the captions “Risk Factors,” “Business,” “Management’s Discussion and Analysis or Plan of Operation” and elsewhere in this Form SB-2. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward- looking information.

SUMMARY INFORMATION

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

StrikeForce Technologies, Inc. (sometimes referred to herein as “StrikeForce,” “SFT,” the “Company,” “we,” “our,” or “us”) is a corporation that was organized under the laws of the State of New Jersey on August 24, 2001. Prior to December 2002, the Company was a reseller of computer hardware, software products, and telecommunications equipment and services. In December 2002, the Company began to acquire the rights to certain intellectual property rights pursuant to an agreement with NetLabs.com, Inc., which, upon the consummation of this transaction, changed the direction of the Company’s business. The Company is currently a software development and services company. The Company owns the exclusive right to license and develop various identification protection software products to protect computer networks from unauthorized access and help protect network owners and users from identity theft. The Company has developed a suite of products based upon the licenses and the Company is seeking to commercially exploit the products in the areas of eCommerce, corporate, government and the consumer sectors. We are a development stage business and have had nominal revenues since our formation. On August 3, 2005 the Company’s registration statement on Form SB-2 was declared effective by the Securities and Exchange Commission and on December 14, 2005 the Company received its clearance for quotation on the Over-The-Counter Bulletin Board.

We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the six month period ended June 30, 2006, we incurred a net loss of $2,260,787. For the year ended December 31, 2005 and the year ended December 31, 2004 we incurred net losses of $5,174,926 and $3,038,180, respectively. As of June 30, 2006, we had an accumulated deficit of $11,484,601. These conditions raise substantial doubt about our ability to continue as a going concern and our public accounting firm has qualified its opinion as to our financial statements for this reason. We are likely to continue to incur such losses in the foreseeable future and to require additional funding in order to sustain our operations.

Our executive offices are located at 1090 King Georges Post Road, Suite 108, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 11 employees. Our Company's website is www.strikeforcetech.com. Information contained on our website shall not be deemed to be incorporated in this prospectus by this reference.

Our Products

StrikeForce is a software development and services company. We own and are seeking to commercially exploit various identification protection software products that were developed to protect computer networks from unauthorized access and to protect network owners and users from identity theft. Our principal product, ProtectID™, is a proprietary authentication technology that is intended to eliminate unauthorized access to computer networks at a reasonable cost to our customers. We are seeking to develop a market for our suite of products in the e-commerce, corporate, financial, government and consumer sectors. Our products are the subject of two patent pending applications.

A number of the products include software and hardware that we contractually license from other vendors. We also distribute and resell related technology software and hardware products. These products include Panasonic and LG Iris Cameras, as well as additional authentication and telecommunication software and hardware devices. Our ProtectID™ product utilizes a hosted service provider if the business prefers not to license the product directly, for which we have a strategic arrangement with Panasonic to provide for us through 2008. With the exception of our licenses with Microsoft, none of our contracts for hardware or software are with a sole supplier of that product.

o ProtectID™ is an authentication platform that uses “Out-of-Band” processes to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone, PDA or multiple computer secure sessions, biometric identification or encrypted devices such as tokens or smartcards as examples. The authentication procedure separates authentication information such as usernames and passwords or biometric information, which are then provided to the network’s host server on separate channels.

o ValidateID™ is a software application that validates the identity of an employee, client or applicant by asking a series of questions based on private and publicly available information, e.g., prior addresses or motor vehicles that are unlikely to be known by anyone other than the “correct” user.

o TrustedID™ is a development-stage software application intended to provide greater security by validating the authenticity of any computer trying to log-in to an enterprise network or web service using a unique device “ID” that is machine specific. TrustedID™ also plans to protect networks from malware/spyware and further secures, by personal firewall, end user data being secretly transmitted to spyware servers.

o GuardedID® creates a 128-bit encrypted separate pathway for information delivery from a keyboard to the browser at a local computer, preventing the use of spyware/malware being used to collect user information. We currently anticipate that this product will be available for distribution November, 2006.

o ResetID™ provides user authenticated “Out-of-Band” remote technology to reset user credentials through a self-service method. ResetID™ provides a secure means of resetting a user’s password into Active Directory and LDAP databases. This product solves the problem of numerous calls to a help desk to reset ones password.

A number of the above products include software and hardware that we contractually license from other vendors. We also distribute and resell related technology software and hardware products. These products include Panasonic’s Iris Cameras, as well as additional authentication and telecommunication software and hardware devices.

Factors that are considered important to our success include, but are not limited to, the following:

o
The Size and Growth of the Network Security Market: In 2003, the FTC reported losses of $48 billion by 9.9 million victims of identity theft and in July 2005 The Conference Board Consumer Research Center estimated the U.S. on line identity theft for the 12 months ended July 2005 at $132 billion. We believe that our products have the ability to help prevent identity theft globally.

o
The Effectiveness of Our Products: Our products have been designed to provide the highest available level of security for computer networks. In particular, we believe that the “Out-of-Band” authentication process is an innovative technology that will help prevent unauthorized access to computer networks. We also believe that our products will substantially reduce or eliminate unauthorized access to the computer networks of our customers and will provide effective security products to drastically reduce the incidence of identity fraud for our customers. We have not, however, implemented our products on a large scale and there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success.

o
Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software product to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular products. StrikeForce’s ProtectID™ operates on an independent platform and is able to integrate with multiple operating systems and user interfaces. ProtectID™ has been designed to use multiple authentication devices on the market (including, but not limited to, biometrics, smart cards and telephones). Our ability to integrate our products with multiple existing and future technologies is likely to be a key factor in the acceptance of our product.

o
Relative Cost: We have attempted to design our products to provide a cost-effective suite of products for commercial and governmental customers. Our ability to offer our product at a competitive price and to add to existing installations is likely to be a key factor in the acceptance of our product.

The technology developed by the Company and used in the Company’s ProtectID™ and GuardedID® products is the subject of two pending patent applications. The Company’s firewall product, which is in the research and design phase, is the subject of a pending provisional patent application. A fourth patent application relating to the Company’s ProtectID™ product was combined into the first ProtectID™ pending patent application and was allowed to lapse.

We intend to market our products to financial service firms, e-commerce companies, government agencies and small to medium-sized businesses with virtual private networks, as well as technology service companies that service all the above markets. We intend to seek such sales through our own direct efforts and through distributors and resellers. We are also seeking to license the technology as original equipment with computer hardware and software manufacturers. We are engaged in production implementations and pilot projects with various resellers and direct customers, as well as having reached reseller agreements with strategic vendors. Our GuardedID® product will also be sold directly to consumers, primarily through the Internet as well as distributors, resellers and potential Original Equipment Manufacturer ("OEM") agreements.

Summary of the Offering

This prospectus relates to the sale of 24,013,791 shares of our common stock by selling stockholders, including:

•
up to 11,218,949 shares of common stock underlying secured convertible debentures in the aggregate amount of $1,374,876 as of September 30, 2006, including an aggregate of $1,024,876 principal amount secured debentures issued to Cornell and an aggregate of $350,000 principal amount secured convertible debentures issued to Highgate (the secured convertible debentures are convertible into our common stock at a conversion price per share equal to the lower of $0.085 or 80% of the lowest closing bid price during the five days preceding the conversion date);

•	150,000 shares of common stock owned by Highgate; and

•	12,644,842 shares of our common stock owned by other selling stockholders.

See “Selling Stockholders” for additional information.

Common stock outstanding before the offering	26,513,943 shares.

Common stock outstanding before the offering,
to be registered	12,794,842 shares.

Common stock issuable in connection with the secured convertible
debentures to be registered	11,218,949 shares*

Common Stock to be outstanding after the offering
Up to 37,732,892 **

Risk Factors	See "Risk Factors,” beginning on p.8 for a description of certain factors you should consider before making an investment in our common stock.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock hereunder.

*At September 30, 2006, the Company had an aggregate of $1,374,876 in principal amount of secured convertible debentures issued to Comell and Highgate, which are convertible into shares of common stock at a conversion price equal to the lower of $0.085 per share or 80% of the lowest closing bid price during the five days preceding the conversion date. The aggregate number of shares into which the convertible debentures would convert at a conversion price of $0.085 is 16,175,011 shares, of which 11,218,949 shares have been registered for sale by the selling stockholders under this prospectus. The Company has agreed to register the 4,956,062 remaining shares (the “Remaining Shares”) pursuant to a separate registration statement.

**Does not include:

•	The Remaining Shares;

•
Shares of common stock that are issuable upon conversion of $100,000 unsecured promissory note issued to Cornell in May 2006, which as of September 17, 2006 became convertible into shares of common stock at a conversion rate equal to the lesser of (a) $0.22 or (b) ninety percent (90%) of the lowest Volume Weighted Average Price of the common stock during the thirty trading days immediately preceding the date of conversion as quoted by Bloomberg, LP.;

•
Shares of common stock that are issuable upon conversion of an aggregate of $1,471,000 in principal amount of other unsecured notes and debentures at conversion prices that range from $0.10 to $1.00; and

•	17,465,253 shares of common stock issuable upon exercise of options and warrants at exercise prices that range from $0.0698 to $1.00.

Description Of Securities Being Registered

Shares Underlying Secured Convertible Debentures Issued In April 2005 And December 2004

April 2005 Securities Purchase Agreement

On April 27, 2005, we entered into a securities purchase agreement with Highgate pursuant to which we sold a principal amount $750,000 in aggregate principal amount of 7% secured convertible debentures, and 150,000 shares of our common stock, par value $0.0001 per share. We received $375,000 from Highgate on the date of the first closing, April 27, 2005, and we held a second closing on May 10, 2005 in which we received the remaining $375,000 in funds from Highgate. We issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

At September 30, 2006, $350,000 in aggregate principal amount of the Highgate debentures remained outstanding.

Pursuant to the terms of the Highgate securities purchase agreement, we are prohibited from utilizing the funds which we received from Highgate in a manner which would deviate from the uses specified in the securities purchase agreement.

The secured debentures bear simple interest at a rate of 7% per annum and mature 2 years after the date of issuance. The secured debentures were originally convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date (the “Highgate Fixed Conversion Price”); or (ii) 80% of the lowest closing bid price for the 5 trading days immediately preceding the date of conversion. In July, 2006, the Highgate Fixed Conversion Price was reduced to $0.085 in connection with an anti-dilution adjustment. In addition, we have the right to redeem the secured debentures, at any time prior to its maturity, upon 3 business days prior written notice to the holder. In the event that we redeem the secured debentures within 180 days after the date of issuance, the redemption price shall be 110% of the remaining balance of the secured debentures plus accrued interest. After 180 days the secured debentures may be redeemed at 120% of the remaining balance of the secured debentures plus accrued interest.

In addition, we entered into an Investor Registration Rights Agreement with Highgate dated as of April 27, 2005 pursuant to which we agreed to file a registration statement no later than 30 calendar days after the closing date registering the 150,000 shares issued to Highgate and 500% of the shares of our common stock issuable upon conversion of the secured debentures. In addition, we have agreed to use our best efforts to ensure that such registration statement is declared effective by the Securities and Exchange Commission within 120 calendar days after the date of filing. In the event that the registration statement is not declared effective within 120 calendar days from the date of filing, we shall make a cash payment to the investor, as liquidated damages and not as a penalty, or shall issue to the investor shares of our common stock, at our sole election, within 3 business days from the end of the month, in an amount equal to 2% (two percent) per month of the outstanding principal amount of the secured debentures.

We entered into an Escrow Shares Escrow Agreement with Highgate and Gottbetter & Partners, LLP, as escrow agent, pursuant to which we issued 6,510,000 shares of our common stock issuable upon conversion of the secured debentures to be held in escrow until such time as Highgate converts all or a portion of the secured debentures.

In addition, we entered into a Security Agreement with Highgate dated as of April 27, 2005 pursuant to which we granted Highgate a secured interest in all of our assets. Such secured interest shall be second in priority to the secured interest which we granted to Cornell on December 20, 2004, as further described below. The Security Agreement contains certain negative covenants that will remain in effect until our repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with such agreement, we may not, without Highgate's written consent, directly or indirectly:

o permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property,

o assign, pledge or in any way transfer or encumber Highgate's right to receive any income or other distribution from any part of the pledged property,

o enter into any sale-leaseback financing respecting any part of the pledged property,

o materially change our ownership, executive staff or management, including Mark L. Kay and Mark Corrao;

o declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof, or

o make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate.

In addition, we may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business.

Further, we may not:

o          make any loan, advance or extension of credit to any person other than in the normal course of our business, and create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding trade accounts payable and accrued expenses incurred in the ordinary course of business). However, the Company may continue to accept debt and/or convertible debt investments from accredited investors for a maximum total of up to $2,000,000, providing no terms are better than the Cornell and Highgate convertible debenture terms.

December 2004 Securities Purchase Agreement

On December 20, 2004, we entered into a securities purchase agreement with Cornell for the sale of $1,000,000 in secured convertible debentures, of which $500,000 was received by us on December 22, 2004 and $500,000 was received by us on January 25, 2005. The secured debentures issued pursuant to the December 2004 Securities Purchase Agreement bear interest at 8% and mature three years from the date of issuance. .

On April 27, 2005, we entered into an amendment to the secured debentures with Cornell. Pursuant to said amendment, we revised the conversion price of the secured debentures to an amount equal to the lesser of: (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date (the “Cornell Fixed Conversion Price” and, together with the Highgate Fixed Conversion Price, the “Fixed Conversion Price”); or (ii) 80% of the lowest closing bid price of the common stock during the five days preceding the conversion date. In addition, the amended secured debenture was issued to Cornell in a principal amount of $1,024,876, representing $1,000,000 of the original principal amount of the secured debentures issued to Cornell on December 20, 2004, plus $24,876 in accrued interest from the date of original issuance to April 27, 2005. In July, 2006, the Cornell Fixed Conversion Price was reduced to $0.085 in connection with an anti-dilution adjustment.

On September 30, 2006, $1,024,876 in aggregate principal amount of the Cornell debentures were issued and outstanding.

On December 20, 2004, we also entered into an Investor Registration Rights Agreement with Cornell under which we agreed to file a registration statement no later than 45 days from December 20, 2004. On April 27, 2005 we entered into an amendment and consent with Cornell pursuant to which we agreed to file a registration statement no later than 30 calendar days after the closing date of the amendment and consent, registering the shares of our common stock issuable upon conversion of the secured debentures. In addition, we have agreed to use our best efforts to ensure that such registration statement is declared effective by the Securities and Exchange Commission within 120 calendar days after the date of filing the SB2. In the event that the registration statement is not declared effective within 120 calendar days from the date of filing, we shall make a cash payment to the investor, as liquidated damages and not as a penalty, or shall issue to the investor shares of our common stock, at our sole election, within 3 business days from the end of the month, in an amount equal to 2% (two percent) per month of the outstanding principal amount of the secured debentures. Under the amendment and consent, Cornell also agreed to permit us to register 500% of the shares of common stock issuable upon conversion of the Highgate secured debenture and the 150,000 shares of common stock issued to Highgate on April 27, 2005, on the same registration statement covering the share of common stock issuable upon conversion of the Cornell secured debenture.

In addition, we entered into a Security Agreement with Cornell dated as of December 20, 2004 pursuant to which we granted Cornell a secured interest in all of our assets. Such secured interest shall be first in priority to the secured interest which we granted to Highgate on April 27, 2005, as further described above.

In this prospectus, we are registering an aggregate of 11,218,949 shares of common stock underlying the Cornell and Highgate secured convertible debentures. We are also registering 150,000 shares of common stock issued in April 2005 to Highgate. An additional 2,000,000 shares of common stock, par value $0.0001 per share, will be held in reserve at the transfer agent and not registered. Such additional shares of common stock shall be issued to Highgate upon conversion of accrued interest and liquidated damages, if necessary, pursuant to the terms of the securities purchase agreement.

Sample Conversion Calculation Of The Secured Convertible Debentures

The number of shares of common stock issuable upon conversion of the secured debentures is determined by dividing that portion of the principal of the secured debentures to be converted and interest, if any, by the conversion price. For example, assuming conversion of $25,000 of secured debentures on June 30, 2006, and a conversion price of $0.085, the number of shares issuable upon conversion would be:

$25,000/$.0.085 = 294,118 shares

Additional Shares Being Registered

In addition to the shares being registered on behalf of Cornell, secured convertible debentures; we are registering an additional 12,644,842 shares of common stock that may be sold by certain of our existing stockholders, including:

o 5,533,126 shares that were issued in connection with the rights to the intellectual property of NetLabs.com, Inc.;

o 2,923,968 shares that were issued in connection with private placements of our common stock; and

o 4,187,748 shares of common stock that were issued to certain consultants in consideration for services rendered.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

RISKS RELATED TO OUR SECURED DEBENTURE FINANCING AGREEMENTS

We Have Issued Secured Convertible Debentures That May Restrict Our Ability To Obtain Additional Financing.

At September 30, 2006, we had an aggregate of $1,374,876 in principal amount of secured convertible debentures outstanding issued to Cornell and Highgate. Under the terms of the secured debentures, we are restricted in our ability to issue additional securities for so long as any portion of the principal or interest on the secured debentures remains outstanding. Specifically, we may not, without the prior consent of the holders of the secured debentures, issue any common stock or preferred stock at a discount to its fair market value or issue any derivative security, such as warrants or options, convertible into common stock at less than fair market value. We are also precluded under the terms of the secured debentures from granting any third party a security interest in our assets. Our inability, without the secured debenture holders’ consent, to provide a discount on our stock or to grant a security interest could make it difficult to find parties willing to make additional investments in us or to loan us money and therefore could adversely affect our ability to raise additional funds.

Shares Issuable Upon Conversion Of Secured Convertible Debentures Issued To Cornell And Highgate Could Result In A Change In Control.

The secured convertible debentures that we have issued to Cornell and Highgate are convertible into shares of our common stock at a conversion price equal to the lower of $0.085 per share or 80% of the lowest closing bid price during the five days preceding the conversion date. Although the terms of the secured debentures contain a limitation that precludes conversion when the amount of shares already owned by Cornell and Highgate, plus the amount of shares still outstanding to be converted, would exceed 4.99 percent, the limit may be waived by Cornell on 61 days notice to us and by Highgate on 65 days notice to us. In addition, after the third anniversary (at maturity) of the issuance date of the Cornell debenture and second anniversary (at maturity) of the issuance dates of the Highgate debentures, any outstanding principal or interest owed on the secured debentures may be continued to be converted, at the option of the Holder, into stock with the same limitation. Depending on the price of our stock, if Cornell or Highgate waived the 4.99 percent limitation, Cornell or Highgate could acquire sufficient shares to cause a change of control of our Company.

There Are A Large Number Of Shares Underlying Our Secured Convertible Debentures That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

As of October 16, 2006, we had 26,513,943 shares of common stock issued and outstanding. The number of shares of common stock issuable upon conversion of the outstanding secured convertible debentures may increase if the market price of our stock declines. All of the shares being offered pursuant to this prospectus, including all of the shares issuable upon conversion of the secured debentures may be sold without restriction, except that donees, pledges, transferees or other successors-in-interest of Cornell and Highgate will not be permitted to sell unrestricted shares pursuant to this prospectus. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature Of Our Secured Convertible Debentures Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

Our obligation to issue a combination of shares or deliver shares through the escrow agent upon conversion of the $1,374,876 in aggregate principal amount of secured convertible debentures issued to Cornell and Highgate outstanding at September 30, 2006 is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable upon conversion of our secured convertible debentures (excluding accrued interest), based on various market prices:

Price Per Share	With 20% Discount	Number of Shares	Percentage of Stock* Issuable
$0.12	$0.085	16,175,011	61.01%
$0.10	$0.08	17,185,950	64.82%
$0.08	$0.064	21,482,437	81.02%

* Based on 26,513,943 shares of common stock outstanding as of October 16, 2006. As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Sales Of Common Stock By Investors After Delivery Of A Conversion Notice Could Have A Depressive Effect On The Price Of Our Common Stock. In Addition, We Do Not Intend To Disclose The Timing Of Any Conversion Notices Which We May Receive From The Investors And As A Result, You Will Have No Knowledge Of When The Investors Are Converting Into Shares Of Our Common Stock.

While the securities purchase agreements with Cornell and Highgate contain provisions prohibiting them from engaging in short sales, the investors may, nevertheless, engage in the sale of escrowed shares after delivering a conversion notice to us but before actual delivery of the shares. In the event that Cornell and/or Highgate were to engage in any such sales, this may create downward pressure on the price of our common stock and could result in higher levels of volatility. Further, any resulting decline in the price of our stock will result in increased dilution due to the fact that we would be required to issue greater numbers of shares upon receiving future conversion notices. In addition, not only the sale of shares issued upon conversion of secured debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock. In addition, we do not intend to disclose the timing of conversion notices which we may receive from Cornell and/or Highgate. As a result, you will have no knowledge of when the investors are converting. Further, you will not know that the investors have shares of our common stock that they may be imminently selling, or that the investors have sold such shares, all of which may have a depressive effect on the price of our common stock.

The Issuance Of Shares Of Our Common Stock Upon Conversion Of The Secured Convertible Debentures May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

The issuance of shares of our common stock upon conversion of the secured convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

We Will Need To File An Additional Registration Statement To Register For Sale By The Secured Convertible Debenture Holders Shares Of Common Stock Issuable Upon Conversion Of Debentures That Are Not Covered By This Prospectus.

The shares of common stock that have been registered under this prospectus for sale by Cornell and Highgate upon conversion of the secured convertible debentures do not include all of the shares of common stock that would be issuable if such debentures were converted in full. As a result, the Company will be required to file an additional registration statement to register such additional shares. We may incur substantial costs in connection with the preparation of filing of such registration statement and the failure to file such registration statement could result in a default under the secured convertible debentures.

If We Are Required For Any Reason To Repay Our Outstanding Secured Convertible Debentures, We Would Be Required To Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure To Repay The Secured Convertible Debentures, If Required, Could Result In Legal Action Against Us, Which Could Require The Sale Of Substantially All Of Our Assets.

Any event of default in our obligations to the holders of the secured convertible debentures such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the securities purchase agreements for such secured convertible debentures or in the secured convertible debentures, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the secured convertible debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures. If we were required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the secured debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR BUSINESS

We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future. Should We Continue To Incur Losses For A Significant Amount Of Time, The Value Of Your Investment In The Common Shares Could Be Adversely Affected, And You Could Even Lose Your Entire Investment.

We have yet to establish any history of profitable operations. For the six month period ended June 30, 2006, we incurred a net loss of $2,260,787. As of June 30, 2006, we had an accumulated deficit of $11,484,601. We have incurred net losses of $3,038,180 for the year ended December 31, 2004 and $5,174,926 for the year ended December 31, 2005. We have financed our operations through loans from our officers, employees, and outside investors, sales of our common stock to investors. Our revenues have not been sufficient to sustain our operations. Our profitability will require the successful marketing and sale of our ProtectID™, ValidateID™, TrustedID™, GuardedID® and ResetID™ products and services. There can be no assurance that we will ever operate on a profitable basis.

We Will Need To Raise Additional Funds Through The Public Market, Private Debt Or Private Sales Of Equity To Achieve Our Current Business Strategy Of Completing And Profiting From Our Suite Of Technology Products. Our Need To Raise Additional Funds In The Future Will Likely Involve The Issuance Of Additional Shares Of Stock, Which Could Dilute The Value Of Your Investment. There Is No Assurance, However, That We Will Be Able To Raise Additional Monies In The Future.

We will require additional financing to sustain our operations, without which we may not be able to continue operations. In addition, the terms of the secured convertible debentures issued to certain selling stockholders require that we obtain the consent of such selling stockholders prior to our entering into subsequent financing arrangements. No assurance can be given that we will be able to obtain additional financing, that we will be able to obtain additional financing on terms that are favorable to us or that the holders of the secured debentures will provide their consent to permit us to enter into subsequent financing arrangements. This can lead to the reduction or suspension of our operations and ultimately our going out of business. Should this occur, the value of your investment in the common stock could be adversely affected, and you could even lose your entire investment.

Our inability to raise additional working capital or to raise the required financing in a timely manner would negatively impact our ability to fund our operations, our ability to generate revenues and to otherwise execute our business plan. Should this occur, the value of your investment in the common stock could be adversely affected and you could even lose your entire investment. Therefore, you may be investing in a company that will not have the funds necessary to continue operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

Our Security Agreements With Cornell and Highgate Contains Negative Covenants Which Restricts Our Ability To Create Security Interests, Change Management, Declare Dividends, Make Loans And Incur Additional Indebtedness, Without Cornell and Highgate's Prior Written Consent. Such Restrictions Could Impede Our Ability To Obtain Additional Funding To Finance Our Ongoing Operations, Which Would Have A Negative Impact On Our Business And The Value Of Your Investment.

In connection with the securities purchase agreements for our secured convertible debentures with both Cornell and Highgate we granted both Cornell and Highgate a secured interest in all of our assets. In accordance with such agreement, we may not, without Cornell and Highgate’s written consent, directly or indirectly:

o	permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property;

o	materially change our ownership, executive staff or management, including Mark L. Kay and Mark Corrao;

o	declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof;

o
make any loan, advance or extension of credit to any person other than in the normal course of our business; or to create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000.

These restrictions could impede our ability to obtain additional funding to finance our ongoing operations, which would have a negative impact on our business and the value of your investment.

The Patent Applications For The Technology Are Pending And There Is No Assurance That These Applications Will Be Granted. Failure To Obtain The Patents For The Applications Could Prevent Us From Securing Royalty Payments In The Future.

The technology developed by the Company and used in the Company’s ProtectID™ (patent licensed from NetLabs.com) and GuardedID® products is the subject of two patent pending applications. The Company’s firewall product, which is in the research and design phase, is the subject of a pending provisional patent (licensed from NetLabs.com) application. A fourth patent application relating to the Company’s ProtectID™ product was combined into the first ProtectID™ pending patent application and the second pending patent was allowed to lapse. The Company has other technology patents pending, to date the patent applications have not been granted. We cannot be certain that these patents will be granted nor can we be certain that other companies have not filed for patent protection for this technology. Even if the patents were granted for the technology, there is no assurance that we will be in a position to enforce the patent rights. Failure to be granted patent protection for the technology could result in greater competition or in limited royalty payments. This could result in inadequate revenue and cause us to cease operations.

We Will Face Intense Competition From Competitors That Have Greater Financial, Technical And Marketing Resources. These Competitive Forces May Impact Our Projected Growth And Ability To Generate Revenues And Profits, Which Would Have A Negative Impact On Our Business And The Value Of Your Investment.

We likely will face competition from alternate security software programs and services. As is typical of a new industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty and risk. In addition, the software industry is characterized by frequent innovation. As the market for computer security products evolves, it will be necessary for us to continually enhance our existing products and develop new products. We believe that our competitors will enhance existing product lines and introduce new products. If we are unable to update our software to compete or to meet announced schedules for improvements and enhancements, it is likely that our sales will suffer and that potential customers will be lost to a competing company's product.

Because the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and the size of this market. Substantial marketing activities will be required to meet our revenue and profit goals. There can be no assurance we will be successful in such marketing efforts. There can be no assurance either that the market for our services will develop or become sustainable. Further, other companies may decide to provide services similar to ours. These companies may be better capitalized than us and we could face significant competition in pricing and services offered.

If We Do Not Adequately Protect Our Intellectual Property Rights, We May Experience A Loss Of Revenue And Our Operations May Be Materially Impaired.

We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property rights. We cannot assure that we can adequately protect our intellectual property rights or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights would result in a loss of revenue and could adversely affect our operations and financial condition.

Our Inability To Retain Our Key Executive Officers Would Impede Our Business Plan And Growth Strategies, Which Could Have A Negative Impact On Our Business And The Value Of Your Investment.

Our success depends, to a critical extent, on the continued efforts and services of our Chief Executive Officer, Mark L. Kay, our Chairman of the Board & President, Robert Denn, our Chief Technical Officer Ramarao Pemmaraju, our Chief Financial Officer Mark Corrao and our Executive Vice President and Head of Marketing, George Waller. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our Company. Only one of our executive officers (CEO) had an employment agreement providing for his continued service to us, which is now expired. We do not currently carry a key-man life insurance policy on any of our employees, which would assist us in recouping our costs in the event of the loss of those officers.

The Inability To Manage Our Growth Could Impede Our Ability To Generate Revenues And Profits And To Otherwise Implement Our Business Plan And Growth Strategies, Which Would Have A Negative Impact On Our Business And The Value Of Your Investment.

We plan to grow rapidly, which will place strains on our management team and other Company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to hire, train and manage the personnel necessary to implement those functions. Our staff is currently comprised of 11 people and we believe that in order for us to achieve our goals, it will be necessary to further expand our personnel, particularly in the area of sales, support services, technology and administrative support. As we grow, we also expect to increase detailed and pertinent internal and administrative controls and procedures, require further product enhancements and customization of our existing products for specific clients, as well as enter new geographic markets. We do not presently have in place the corporate infrastructure common to larger organizations. We do not, for example, have a separate human resources department or purchasing department designed for a larger organization. Some of our key personnel do not have experience managing large numbers of personnel. Substantial expansion of our organization will require the acquisition of additional information systems and equipment, a larger physical space and formal management of human resources. It will require that we expand the number of people within our organization providing additional administrative support (or consider outsourcing) and to develop and implement additional internal controls appropriate for a larger organization. Our experience to date in managing the growth of our Company has been positive, without product failures or breakdowns of internal controls.

We will devote substantial resources to our ProtectID™, ValidateID™ and GuardedID®, products, focusing on our marketing, sales, administrative, operational, financial and other systems to implement our longer-term business plan and growth strategies. We also plan to grow our distribution and reseller services. This expansion will require us to significantly improve, replace and or acquire managers, operational and financial systems, procedures and controls, to improve the coordination between our various corporate functions, to manage, train, motivate and maintain a growing employee and marketing base. Our performance and profitability will depend on the ability of our officers and key employees to:

o	manage our business as a cohesive global enterprise;

o	manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures;

o	add internal capacity, facilities and third-party sourcing arrangements when needed;

o	maintain service quality controls;

o	attract, train, retain, motivate and manage effectively our employees.

The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. There can be no assurance that any expenditure incurred during this expansion will ever be recouped. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

Our Results Of Operations May Highly Fluctuate From Quarter To Quarter As We Continue To Grow, Therefore You Cannot Use These Results To Predict How We May Perform In The Future.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. Our expense levels are expected to increase. It is anticipated that as we mature, our sales and operating results will fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among other things:

o	We Will Incur Large Expenses in Marketing Our Product

Our products are not well-known and in order to introduce them effectively, we will have to continue to market them aggressively. We will compete in our marketing efforts with other competitors, many of which are well-established. We think it is likely that in order to compete effectively, we may need to spend more money on marketing our products relative to our sales volume than do the more established companies. These expenses may make it more difficult for us to become a profitable company and reduce our profitability in the short term and are likely to negatively affect our net income.

o	Product Defects or Service Quality Problems Could Affect Our Sales

Although we consider our principal products ready for commercial introduction and are actively marketing them to potential customers (except for GuardedID® and TrustedID™), we do not have significant experience with the use of our products on a large scale. We have not experienced any product defects that are material to the performance of our products, but there can be no assurance that there will not be product defects in the future. Likewise, we cannot be certain that the security provided by our products cannot be circumvented, now or in the future, although we are unaware of anyone having successfully defeating the technology. Our products are complex and may contain undetected errors or defects or may contain errors or defects in new versions that we attempt to release. Errors and defects that occur in the future could result in adverse product reviews and a loss of, or delay in, market acceptance of our products. One of our products, GuardedID® is still in Beta testing and will be ready for commercial introduction in November, 2006, when we intend to release an initial version.

The Application Of The "Penny Stock" Rules Could Adversely Affect The Market Price Of Our Common Shares And Increase Your Transaction Costs To Sell Those Shares.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

o	that a broker or dealer approve a person's account for transactions in penny stocks; and

o	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o	obtain financial information and investment experience objectives of the person; and

o
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

o	sets forth the basis on which the broker or dealer made the suitability determination; and

o	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Volatility In Our Common Stock Price May Subject Us To Securities Litigation, Thereby Diverting Our Resources, Which May Have A Material Adverse Effect On Our Results Of Operations.

The market for our common stock is likely to be characterized by significant price volatility when compared to seasoned issuers, we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated (securities) class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the targets of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

SELLING STOCKHOLDERS

This prospectus, as it may be amended or supplemented from time to time, is deemed to relate to the 12,644,842 shares of common stock that were previously issued and may be sold by certain of our existing stockholders (the "Holders Shares"), including:

o 5,533,126 shares that were issued in connection with the rights to the intellectual property of NetLabs.com, Inc.;
o 2,923,968 shares that were issued in connection with private placements of our common stock; and
o 4,187,748 shares of common stock that were issued to certain consultants in consideration for services rendered.

The table below sets forth information concerning the resale of the Holders Shares by certain of the selling stockholders. We will not receive any proceeds from the resale of the Holders Shares by the selling stockholders. For clarity, the Holders Shares and the Financing Shares (as defined below) are presented in two tables.

 Holders Shares

	Shares of Common Stock Beneficially Owned Prior to the Offering (1)		Total Shares of Common Stock Offered by this Prospectus (1)		Shares of Common Stock Beneficially Owned After the Offering (13)
Name	Number	Percent	Number	Percent	Number	Percent

Alfredo Espinel	3,000	*	3,000		0	0
Angus Burton	50,000	*	50,000		0	0
Braun Eye Care, PA EPBP (4)	10,000	*	10,000		0	0
Cosmos Robles	27,778	*	27,778		0	0
Dave Mehalick	67,361	*	67,361		0	0
Dr. John M. Pepe	13,889	*	13,889		0	0
Francine Robles	13,889	*	13,889		0	0
Frank Edmonton	13,889	*	13,889		0	0
George Waller (5),(7)	1,155,926	4.35%	1,125,208		30,718	*
Geraldine F. Ward	27,778	*	27,778		0	0
Gloria Cressler	3,125	*	3,125		0	0
Hara A. Braun	8,000	*	8,000		0	0
Ingensa Partners (6)	33,333	*	33,333		0	0
Isabel Salinas	1,000	*	1,000		0	0
Joseph Spendley	13,889	*	13,889		0	0
Joseph Teri	3,000	*	3,000		0	0
Mark Corrao (8)	1,338,027	5.04%	1,308,207		30,420	*
Mark Kay (9)	2,317,885	8.26%	758,332		1,559,553	5.56%
Michael C. Brenner	10,417	*	10,417		0	0
NetLabs.com Inc. (2),(3)	8,740,000	25.62%	1,140,000		7,600,000	22.28%
Peter Tubolino	13,889	*	13,889		0	0
Ralph Yondola	5,417	*	5,417		0	0
Ramarao Pemmaraju (10),(12)	3,365,481	12.65%	1,761,806		1,603,675	5.70%
Robert Denn (11),(12)	3,360,895	12.63%	1,761,806		1,599,089	5.69%
Robert and Susan Schwartzman	10,000	*	10,000		0	0
Steven Schwartzman	10,000	*	10,000		0	0

TOTAL	20,618,468		8,195,013		12,423,455

  * Less than 1 percent

The Selling Stockholders named in this Prospectus are offering all or some of their shares of common stock offered through this Prospectus. None of our selling stockholders are broker-dealers or have any affiliation with any broker dealers.

(1)   Based on 26,513,943 shares of common stock issued and outstanding before and after this Offering.
(2)   Includes 7,600,000 shares of common stock underlying options.
(3)   NetLabs.com, Inc. is controlled by Robert Denn and Ramarao Pemmaraju.
(4)   Hara A. Braun has voting and dispositive control over the securities held by the Braun Eyecare, PA employee Pension and Benefit Plan.
(5)   Shares are listed in the name of Katherine LaRosa who is a family member of George Waller.
(6)   Robert P. Arndt has voting and dispositive control over the securities held by Ingensa Partners.
(7)   Includes 32,384 shares of common stock underlying options.
(8)   Includes 30,420 shares of common stock underlying options.
(9)   Includes 277,333 shares of common stock available upon the conversion of certain convertible loans and 1,282,220 shares of common stock underlying options.
(10)  Includes 31,667 shares of common stock available upon the conversion of certain convertible loans and 69,349 shares of common stock underlying options of which 38,929 shares are in the name of Sunita Pemmaraju who is a family  member of Ramarao Pemmaraju.
(11)  Includes 50,000 shares of common stock available upon the conversion of certain convertible loans and 38,820 shares of common stock underlying options.
(12)  Excludes shares owned by NetLabs.com, Inc. which is controlled by Robert Denn and Ramarao Pemmaraju.
(13)  Assumes all the shares of common stock being registered have been sold by selling stockholders.

December 2004, April 2005 Securities Purchase Agreements

This prospectus, as it may be amended or supplemented from time to time, is also deemed to relate to the 11,368,949 shares of common stock that may be sold by Cornell and Highgate pursuant to our December 2004 and April 2005 securities purchase agreements as further described below. (the "Financing Shares"). The table below sets forth information concerning the resale of the Financing Shares by Cornell and Highgate. We will not receive any proceeds from the resale of the Financing Shares by the selling stockholders.

Financing Shares
	Shares Beneficially Owned Prior to the Offering (2)		Shares to be Acquired Under Convertible Debentures and/or common stock issued
Name	Number(3)	Percent (1)	Number (4)	Percent (4)
Cornell Capital Partners, LP 101 Hudson Street, Suite 3606 Jersey City, NJ 07302(6)	1,390,000	4.99%	8,680,555 (5)	23.01%
Highgate House Funds, Ltd. 488 Madison Avenue, 12th Fl. New York City, NY 10022(6)	1,380,000	4.99%	2,688,394 (7)	7.13%

(1) Applicable percentage ownership is based on 26,513,943 shares of common stock outstanding as of October 16, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of October 16, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 16, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Although the terms of the secured debentures contain a limitation that precludes conversion when the amount of shares already owned by Cornell and Highgate, plus the amount of shares still outstanding to be converted, would exceed 4.99 percent, the limit may be waived by Cornell and Highgate on 61 days notice to us. In addition, on the third anniversary of the date of the Cornell and second anniversary of the date of the Highgate that the secured debentures were issued, any outstanding principal or interest owed on the secured debentures will be converted, at the holders’ option, into stock without any applicable limitation on the number of shares that may be converted. Depending on the price of our stock, if Cornell and/or Highgate waive the 4.99 percent limitation or at the time the secured debentures comes due, either company could acquire enough shares to establish control of our Company.

(2) Assumes that all securities registered will be sold and that 11,218,949 shares of common stock underlying the secured convertible debentures will be issued.

(3) Represents shares of common stock that are issuable pursuant to the secured convertible debentures, which represents the maximum permitted ownership that the selling stockholder can own at one time (and therefore, offer for resale at any one time) equal to 4.99% of the outstanding common stock as of October 16, 2006 as required by the terms of the secured convertible debentures. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the stockholders have sole or shared voting power or investment power and also any shares, which the stockholders have the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(4) Assumes that all registered shares issuable to Cornell and Highgate, upon conversion of the secured convertible debentures are outstanding. Based upon outstanding shares of 37,732,892 after such conversions.

(5) Includes shares of common stock issuable upon conversion of our secured convertible debentures issued pursuant to our December 2004 Securities Purchase Agreement as amended in April 2005.

(6) Cornell and Highgate, are affiliated investment funds. All investment decisions of Cornell and Highgate are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC makes the investment decisions on behalf of Yorkville Advisors, LLC. Mr. Angelo does not have voting control over the shares beneficially owned by Cornell or Highgate.

(7) Includes (i) 2,538,394 shares of common stock issuable upon conversion of our secured convertible debentures; and (ii) 150,000 shares of common stock that are issued and outstanding. The aforementioned securities were issued pursuant to our April 2005 securities purchase agreement.

Terms Of Secured Convertible Debentures

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with Cornell on December 20, 2004 for the aggregate sale of $1,000,000 in secured convertible debentures of which $500,000 was received on December 22, 2004 and $500,000 was received on January 25, 2005. These secured debentures bear interest at the rate of 8% per annum and mature in three years from the date of issuance. On April 27, 2005, both Cornell debentures were combined into one amended debenture in the amount of $1,024,876 at a rate of 8% that matures in two years from the date of issuance of the amendment. In addition, we entered into a Securities Purchase Agreement with Highgate on April 27, 2005 for the sale of $750,000 in secured convertible debentures of which $375,000 was received by us on May 2, 2005 and the balance of $375,000 was received on May 11, 2005. The secured debentures bear simple interest at the rate of 7% per annum and mature in two years from the date of issuance. The secured debentures were convertible into our common stock, at the holder's option, at a conversion price equal to the lesser of: (i) a Fixed Conversion Price equal to 120% of the average closing bid price for the five trading days immediately preceding the closing date; or (ii) eighty percent 80 percent of the lowest closing bid price during the five days immediately preceding the conversion date. In July 2006, the Fixed Conversion Prices of the secured debentures was reduced to $0.085 in connection with an anti-dilution adjustment. We originally registered 15,190,972 shares of common stock underlying the secured debentures of which 11,218,949 shares remain unsold as of the date of this prospectus. We also registered 150,000 shares of common stock, par value $0.0001 per share, that were issued as part of the securities purchase agreement with Highgate. An additional 2,000,000 shares of common stock, will be held in reserve at the transfer agent and not registered. Such additional shares of common stock shall be issued to Highgate upon conversion of accrued interest and liquidated damages, if necessary, pursuant to the terms of the Securities Purchase Agreement.

There Are Certain Risks Related To Sales By Cornell, And Highgate Including:

The secured convertible debentures that we have issued to Cornell and Highgate are convertible into shares of our common stock at a conversion price equal to the lower of $0.085 per share or 80% of the lowest closing bid price during the five days preceding the conversion date. As a result, the lower the stock price around the time Cornell and/or Highgate are issued shares, the greater chance that they will receive more shares. This could result in substantial dilution to the interests of other holders of common stock.

To the extent Cornell and/or Highgate sell their shares of common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell and/or Highgate to sell greater amounts of common stock, the sales of which would further depress the stock price.

The significant downward pressure on the price of the common stock as Cornell and/or Highgate sell material amounts of the common stock could encourage short sales by others. This could place further downward pressure on the price of the common stock.

Sample Conversion Calculation Of The Secured Convertible Debentures

The number of shares of common stock issuable upon conversion of the secured debentures is determined by dividing that portion of the principal of the secured debentures to be converted and interest, if any, by the conversion price. For example, assuming conversion of $25,000 of secured debentures on June 30, 2006, and a conversion price of $0.085, the number of shares issuable upon conversion would be:

$25,000/$.0.085 = 294,118 shares

The following is an example of the amount of shares of our common stock that are issuable upon conversion of our secured convertible debentures (excluding accrued interest), based on our most recent market prices

Price Per Share	With 20% Discount	Number of Shares	Percentage of Stock* Issuable
$0.12	$0.085	16,469,129	62.12%
$0.10	$0.08	17,498,450	66.00%
$0.08	$0.064	21,873,062	82.50%

* Based on 26,513,943 shares of common stock outstanding as of October 16, 2006. As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions or on any stock exchange, market or trading facility on which the shares may then be traded. The stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, except that donees, pledges, transferees or other successors in interest of Cornell and Highgate will not be permitted to sell unrestricted shares pursuant to this prospectus. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

o	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	Privately negotiated transactions; and

o	A combination of any such methods of sale.

In offering the shares covered by this prospectus, the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any broker-dealers who execute sales for the selling stockholders will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The following sets forth the executive officers and Directors of the Company, their ages, and all offices and positions with the Company.

Name	Age	Position
Mark L. Kay	57	Chief Executive Officer and Director
Mark Corrao	49	Chief Financial Officer and Director
Ramarao Pemmaraju	45	Chief Technical Officer and Director
Robert Denn	49	Chairman of the Board of Directors, President and Director
George Waller	49	Executive Vice President and Head of Marketing and Director

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of office are, except to the extent governed by the Cornell and Highgate agreements, at the direction of the Board of Directors. The following is a brief description of the business experience of our executive officers who are also the Directors and significant employees:

Mark L. Kay, Chief Executive Officer

Mr. Mark Kay joined StrikeForce as our CEO in May 2003 following his retirement at JPMorganChase & Co. Prior to joining StrikeForce Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay’s business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

Mark Corrao, Chief Financial Officer

Mr. Corrao is one of our original founders in August 2001. Mr. Corrao brings to StrikeForce Technologies over twenty-five years of experience in the financial and accounting areas. Mr. Corrao has spent numerous years in the public accounting arena specializing in certified auditing, SEC accounting, corporate taxation and financial planning. His tenure in accounting included being a partner in a Connecticut CPA firm for several years. Mr. Corrao’s background also includes numerous years on Wall Street with such prestigious firms as Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners. While on Wall Street Mr. Corrao was involved in several IPO’s and has been a guiding influence in several start up companies. Prior to joining StrikeForce, he was the Director of Sales at Applied Digital Solutions from December 2000 through December 2001. Mr. Corrao was the Vice President of Sales at Advanced Communications Sciences from March 1997 though December 2000. Mark has a B.S. from CUNY.

Robert Denn, President, Chairman of the Board of Directors

Mr. Robert Denn joined StrikeForce in July 2002 as a consultant assisting us with a private placement. He joined us as President in December 2002. A former registered representative of Essex Securities, Mr. Denn was a co-founder of Netlabs.com, Inc., a company formed to develop security software products, in May 1999. In February 2001, Mr. Denn left the retail securities industry and joined NetLabs.com as its President. The intellectual property asset rights of Netlabs.com were subsequently acquired by StrikeForce in December 2002. In addition, Mr. Denn has over twenty years of sales and management experience in the financial services industry inclusive of such prestigious firms as Citibank, Fleet and Bank of New York. Mr. Denn has a B.A. in Business Administration from William Paterson University.

Ramarao Pemmaraju, Chief Technology Officer

Mr. Ramarao Pemmaraju Joined StrikeForce in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID(TM) product. In May 1999 Mr. Pemmaraju co-founded Netlabs.com, which developed security software products. Mr. Pemmaraju concentrated his time on Netlabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

George Waller, Executive Vice President and Head of Marketing

Mr. Waller joined StrikeForce in June 2002 as a Vice President in charge of sales and marketing. In July 2002, Mr. Waller became the CEO of StrikeForce, a position he held until Mr. Kay joined us in May 2003. Since May 2003, Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002, Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001, Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees

StrikeForce has two committees: the Audit Committee and the Compensation Committee. At this time, there are no members of either Committee and the Board of Directors performs the acts of the Committees. None of our current directors are deemed “independent” directors as that term is used by the national stock exchanges or have the requisite public company accounting background or expertise to be considered an “audit committee financial expert” as that term is defined under regulation S-B promulgated under the Securities Act of 1933, as amended.

It is anticipated that the principal functions of the Audit Committee will be to recommend the annual appointment of StrikeForce’s auditors, the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting StrikeForce’s operating results and to review StrikeForce’s internal control procedures.

It is anticipated that the Compensation Committee will develop a Company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee’s compensation to his or her performance, and that the grant of stock options or other awards related to the price of the common shares will be used in order to make an employee’s compensation consistent with shareholders’ gains. It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have any class of equity securities registered pursuant to Section 12 of the Exchange Act. Therefore, our executive officers, directors and 10% beneficial owners are not required to file initial reports of ownership and reports of changes in ownership pursuant to Section 16(a) of the Exchange Act.

Code of Ethics.

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s code of ethics contains standards that are reasonably designed to deter wrongdoing and to promote:

o	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Commission and in other public communications made by the company;

o	Compliance with applicable governmental laws, rules and regulations;

o	The prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

o	Accountability for adherence to the code.

Compensation of Directors None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains stock ownership information about officers or directors, and other stockholders who we know to be beneficial owners of more than 5% of our stock. A beneficial owner of stock is any person who has or shares the power to decide how to vote or whether to dispose of the stock.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under securities law, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 1090 King Georges Post Road, Suite 108, Edison, NJ 08837.

This table is based upon information obtained from our stock records.

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP(1)	PERCENTAGE OF CLASS(2)

Mark L. Kay	2,317,885 (3)	8.26%
Mark Corrao	1,338,627 (4)	5.04%
Robert Denn	3,360,895 (5),(7)	12.63%
Ramarao Pemmaraju	3,365,481 (6),(7)	12.65%
George Waller	1,155,926 (8),(9)	4.35%
All directors and executive officers as a group (5 persons)	11,538,814 (10)	40.74%
NetLabs.com, Inc.	8,740,000 (11),(12)	25.62%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof
(2) Based on 26,513,943 shares of common stock outstanding as of October 16, 2006 including 359,000 shares of common stock available to beneficial owners upon the conversion of certain convertible loans and 1,453,193 shares of common  stock underlying options.
(3) Includes 277,333 shares of common stock available upon the conversion of certain convertible loans and 1,282,220 shares of common stock underlying options.
(4) Includes 30,420 shares of common stock underlying options.
(5) Includes 50,000 shares of common stock available upon the conversion of certain convertible loans and 38,820 shares of common stock underlying options.
(6) Includes 31,667 shares of common stock available upon the conversion of certain convertible loans and 69,349 shares of common stock underlying options of which 38,929 shares are in the name of Sunita Pemmaraju who is a family  member of Ramarao Pemmaraju.

(7)	Excludes shares owned by NetLabs.com, Inc. which is controlled by Robert Denn and Ramarao Pemmaraju.
(8)	Shares are listed in the name of Katherine LaRosa who is a family member of George Waller.
(9)	Includes 32,384 shares of common stock underlying options.
(10)	Based on 359,000 shares of common stock available upon the conversion of certain convertible loans and 1,453,193 shares of common stock underlying options.
(11)	Robert Denn and Ramarao Pemmaraju control NetLabs.com, Inc.
(12)	Includes 7,600,000 shares of common stock underlying options.

The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value of $.0001 per share and 10,000,000 of preferred stock, par value $0.10 per share. As of October 16, 2006, there were 26,513,943 shares of common stock issued and outstanding. There are no issued and outstanding shares of our preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Dividend Rights.

In accordance with the Cornell and Highgate securities purchase agreements, we have limitations and restrictions upon the rights of our Board of Directors to declare dividends, and we may pay limited dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the New Jersey Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

Certain statements contained in this Form SB-2 constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements, identified by words such as “plan”, “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the captions “Risk Sales”, “Description of Business”, “Management’s Discussion and Analysis or Plan of Operation” and elsewhere in this Form SB-2. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward- looking information.

The following discussion and analysis should be read in conjunction with the financial statements of the Company., included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

General

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. We were organized in August 2001 under New Jersey law. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services. In December 2002, and formally memorialized by an agreement in September 2003, we licensed certain intellectual property rights and patent pending technology from NetLabs.com including the rights to exclusively further develop and sell their principal technology. In addition certain officers of NetLabs.com joined StrikeForce as officers and directors of our company. Our strategy is to develop and exploit our suite of network security products for customers in the corporate, financial, government, e-commerce and consumer sectors. We plan to grow our business through internally generated sales, rather than by acquisitions. We have no subsidiaries and we conduct our operations from our corporate office in Edison, New Jersey.

Upon the acquisition of the licensing rights to certain intellectual property and patent pending technology from NetLabs.com to develop and sell their principal technology , we shifted the focus of our business to developing and marketing our own suite of security products based upon the technology acquired. We have maintained our relationship with Panasonic and LG as a reseller, primarily for the resale of biometric identification equipment, such as Panasonic’s and LG’s iris scanners, that can be used with our software products. We generated nominal revenues from our activities as a reseller during the period ended June 30, 2006 and during the years ended December 31,2005 and 2004, respectively.

We anticipate that the development of our suite of security products will be completed in 2006 and we expect our products to be available to the marketplace in 2006. For the period ended December 31, 2004, we generated $26,047 from the sales of our security products and for the period ended December 31, 2005 we generated $16,148 from the sales of our security products. For the six months ended June 30, 2006, we generated $69,837 from the sales of our security products. We seek to locate customers in a variety of ways. These include contracts with value added resellers, direct sales calls initiated by our sales staff, exhibitions at security and technology trade shows, through the media, consulting agreements and through word of mouth. Our sales generate revenue either as an Original Equipment Manufacturer (OEM) model, through a Hosting/License agreement, or through direct purchase by customers. We price our products for consumer transactions based on the number of transactions in which our software products are utilized and we price our products for business applications based on the number of users. We also expect that we may generate revenue from annual maintenance contracts, renewal fees and the execution of potential international agreements that are presently in the evaluation phase.

We have incurred substantial operating losses since commencing operations. We believe that our products provide a cost-effective and technologically competitive suite of products to problems of network security and identity theft. There can be no assurance, however, that our products will gain acceptance in the commercial marketplace or that one of our competitors will not introduce a technically superior product.

Management in late 2004 introduced procedures that assess our business performance through a number of financial and non-financial indicators. Since we are in the process of introducing our products in the commercial marketplace, we attempt to assess our performance principally through indications of present and potential sales. These include the following:

o Number of contracts signed, or projected to be signed within 30 and 90 day periods.
o Number of prospects in our sales pipeline.
o Number of Requests for Information and Requests for Proposal in which we are invited to participate.
o The frequency with which we are mentioned in trade or consumer publications or other media.

We also assess the number of problems that are reported with each product and over specific time frames, e.g. monthly, quarterly. We review our revenues generated in the aggregate per quarter and the average revenue generated per customer.

Use of Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or conditions are used.

Critical Accounting Policies

In accordance with generally accepted accounting principles (“GAAP”), we record certain assets at the lower of cost and/or fair value. In determining the fair value of certain of our assets, we must make judgments, estimates and assumptions regarding circumstances or trends that could affect the value of theses assets, such as economic conditions. Those judgments, estimates and assumptions are made based on current information available to us at that time. Many of those conditions, trends and circumstances are outside our control and if changes were to occur in the events, trends or other circumstances on which our judgments or estimates were based, we may be required under GAAP to adjust those of our earlier estimates that are affected by those changes. Changes in such estimates may require that we reduce the carrying value of the affected assets on our balance sheet (which are commonly referred to as “write downs” of the assets involved).

It is our practice to establish reserves or allowances to record downward adjustments or “write-downs” in the carrying value of assets, such as accounts receivable. Such write-downs are recorded as charges to income or increases in the expense in our statement of operations in the periods when such reserves or allowances are established or increased to take account of changed conditions or events. As a result, our judgments, estimates and assumptions about future events can and will affect not only the amounts at which we record such assets on our balance sheet but also our results of operations.

In making our estimates and assumptions, we follow GAAP and accounting practices applicable to our business and those that we believe will enable us to make fair and consistent estimates of the fair value of assets and establish adequate reserves or allowances. Set forth below is a summary of the accounting policies that we believe are material to an understanding of our financial condition and results of operations.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

We review the terms of convertible debt and equity instruments that we issue to determine whether there are embedded derivative instruments bifurcated and accounted for separately as a derivative financial instrument. When the risks and rewards of any embedded derivative instrument are not “clearly and closely” related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not “clearly and closely” related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of our common stock. Nonetheless, if the host instrument is considered to be “conventional convertible debt” (or “conventional convertible preferred stock”), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances. Generally, where the ability to physical or net-share settle the conversion option is deemed to be not within our control, the embedded conversion option is required to be bifurcated and accounted for as a derivative financial instrument liability.

In connection with the sale of convertible debt and equity instruments, we may also issue freestanding options or warrants. Additionally, we may issue options or warrants to non-employees in connection with consulting or other services they provide. Although the terms of the options and warrants may not provide for net-cash settlement, in certain circumstances, physical or net-share settlement may be deemed to be out of our control and, accordingly, we may be required to account for these freestanding options and warrants as derivative financial instrument liabilities, rather than as equity.

Derivative financial instruments are required to be initially measured at their fair value. For derivative financial instruments that shall be accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

In circumstances where the embedded conversion option in a convertible instrument may be required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

If the embedded derivative instrument is to be bifurcated and accounted for as a liability, the total proceeds received will be first allocated to the fair value of the bifurcated derivative instrument. If freestanding options or warrants were also issued and are to be accounted for as derivative instrument liabilities (rather than as equity), the proceeds are next allocated to the fair value of those instruments. The remaining proceeds, if any, are then allocated to the convertible instrument itself, usually resulting in that instrument being recorded at a discount from its face amount. In circumstances where a freestanding derivative instrument is to be accounted for as an equity instrument, the proceeds are allocated between the convertible instrument and the derivative equity instrument, based on their relative fair values.

The identification of, and accounting for, derivative instruments is complex. Derivative instrument liabilities are re-valued at the end of each reporting period, with changes in fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Black-Scholes option pricing model, binomial stock price probability trees, or other valuation techniques, sometimes with the assistance of a valuation consultant. These models require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price based on not only the history of our stock price but also the experience of other entities considered comparable to us. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

The derivatives (convertible debentures) issued on December 20, 2004 and January 18, 2005 (amended April 27, 2005) and on April 27, 2005 and May 6, 2005 have been accounted for in accordance with SFAS 133 and EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The Company has identified the Cornell and Highgate debentures have compound embedded derivatives. These compound embedded derivatives have been bifurcated from their respective host debt contracts and accounted for as derivative liabilities in accordance with EITF 00-19. When multiple derivatives exist within the convertible debentures, they have been bundled together as a single hybrid compound instrument in accordance with SFAS No. 133 Derivatives Implementation Group Implementation Issue No. B-15, Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument”.

The compound embedded derivatives within the convertible debentures have been recorded at fair value at the date of issuance; and are marked-to-market each reporting period with changes in fair value recorded to the Company’s Statement of Operations as “Net change in fair value of derivative liabilities”. The Company has utilized a third party valuation consultant to fair value the embedded derivatives using layered discounted probability-weighted cash flow approach. We have developed a financial model to value the compound embedded derivatives analyzing the conversion features, redemption options and penalty provisions. Additionally, our model has been developed to incorporate management’s assessment of the various potential outcomes relating to the specific features and provisions contained in the convertible debt instruments.

The six primary events that can occur which will affect the value of the compound embedded derivatives are (a) payments made in cash, (b) payments made with stock, (c) the holder converts the note(s), (d) the company redeems the note(s), (e) the company fails to register the common shares related to the convertible debt and (f) the company defaults on the note(s).

The primary factors driving the economic value of the embedded derivatives are the same as the Black-Scholes factors, except that they are incorporated intrinsically into the binomial calculations for this purpose. Those factors are stock price, stock volatility, trading volume, outstanding shares issued, beneficial shares owned by the holder, interest rate, whether or not a timely registration has been obtained, change in control, event of default, and the likelihood of obtaining alternative financing. We assigned probabilities to each of these potential scenarios over the initial term, and at each quarter, the remaining term of the underlying financial instrument. The financial model generates a quarterly cash flow over the remaining life of the underlying debentures and assigns a risk-weighted probability to the resultant cash flow. We then assigned a discounted weighted average cash flow over the potential scenarios which were compared to the discounted cash flow of the debentures without the subject embedded derivatives. The result is a value for the compound embedded derivatives at the point of issue and at subsequent quarters.

The fair value of the derivative liabilities are subject to the changes in the trading value of the Company’s common stock, as well as other factors. As a result, the Company’s financial statements may fluctuate from quarter-to-quarter based on factors, such as the price of the Company’s stock at the balance sheet date and the amount of shares converted by the Cornell and Highgate. Consequently, our financial position and results of operations may vary from quarter-to-quarter based on conditions other than our operating revenues and expenses.

Software Development Costs

SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product’s remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized.

Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by us.

Revenue Recognition

Sales transactions are recorded automatically and posted to the general ledger from the invoice produced when shipment of the product is completed. Invoices and sales returns are reconciled monthly. Each customer completes a credit application and a credit check is completed before credit is granted. Credit terms vary between thirty (30) and forty five (45) days and are dependent on the size of the customer and the agreement with the individual customer. The sales transaction is recorded when the product is delivered to the customer.

We recognize revenue from the sales of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when the product is delivered to a common carrier.

We assess collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon the receipt of cash.

For technology arrangements with multiple obligations (for example, undelivered software, maintenance and support), we allocate revenue to each component of the arrangement using the residual value method based on the fair value or the fixed agreement of the undelivered elements. Accordingly, we defer technology revenue in the amount equivalent to the fair value or the fixed agreement of the undelivered elements.

We recognize revenue for maintenance services ratably over the contract term. Our training and consulting services are billed at hourly rates and we generally recognize revenue as these services are performed. However, upon execution of a contract, we determine whether any services included within the arrangement require us to perform significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests. If these services are included as part of an arrangement, we recognize the fee using the percentage of completion method. We determine the percentage of completion based on our estimate of costs incurred to date compared with the total costs budgeted to complete the project.

Impairment of Intangible Assets

We operate in an industry that is rapidly evolving and extremely competitive. It is reasonably possible that our accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of intangible assets could change in the near term and that the effect of such changes on the financial statements could be material. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", we complete a test for impairment of certain other intangible assets annually and whenever events or circumstances indicate a potential impairment.

Stock Based Transactions

We have concluded various transactions where we paid the consideration in shares of our common stock and/or warrants or options to purchase shares of our common stock. These transactions include:

-
Acquiring the services of various professionals who provided us with a range of corporate consultancy services, including developing business and financial models, financial advisory services, strategic planning, development of business plans, investor presentations and advice and assistance with investment funding;

-	Retaining the services of our Advisory Board to promote the business of the Company;

-	Settlement of our indebtedness; and

-	Providing incentives to attract, retain and motivate employees who are important to our success.

When our stock is used in transactions, the transactions are generally valued using the price of the shares being transferred at the time the shares are issued for the services provided. If the value of the asset or service being acquired is available and is believed to fairly represent its market value, the transaction is valued using the value of the asset or service being provided.

When options or warrants to purchase our stock are used in transactions with third parties, the transaction is valued using the Black-Scholes valuation method. The Black-Scholes valuation method is widely used and accepted as providing the fair market value of an option or warrant to purchase stock at a fixed price for a specified period of time. Black-Scholes uses five (5) variables to establish market value of stock options or warrants:

-	strike price (the price to be paid for a share of our stock);

-	price of our stock on the day options or warrants are granted;

-	number of days that the options or warrants can be exercised before they expire;

-	trading volatility of our stock; and

-	annual interest rate on the day the option or warrant is granted.

The determination of expected volatility requires management to make an estimate and the actual volatility may vary significantly from that estimate. Accordingly, the determination of the resulting expense is based on a management estimate. Prior to December 31, 2005, when options or warrants to purchase our stock are used as incentives for employees, officers or directors, we use the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees”, as permitted by Statement of Financial Accounting Standards “SFAS” No. 123. The intrinsic value method calculates the value of the option or warrant at the difference between the strike price and the price of the stock on the day the option or warrant is granted, except that such value is zero if the strike price is higher than the price of the stock. In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123 (revised 2004) (“123R”) Share Based Payment. Statement 123R supersedes Accounting Principles Board (“APB”) Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company is required to implement 123R beginning in the fiscal year beginning January 1, 2006.

If the Company determined compensation expense based on the fair value at the dates for those awards consistent with the method of SFAS No. 123 and not the intrinsic value method, the effect on the restated historical financial statements for the periods presented would be as follows:

Period	Loss as Originally Reported	Additional Employee Compensation Expense	Adjusted Loss For The Period
Year Ended December 31, 2004	$3,038,180	$163,985	$3,202,165
Year Ended December 31, 2005	$5,174,926	$177,665	$5,352,591

When the Company offers incentives to our employees, officers or directors, through the issuance of options or warrants, the Company calculates the fair value of the instruments at the time of the negotiations as part of our evaluation of the compensation package offered to the parties. At the time the fair value of the instruments is evaluated all variables used to establish fair value are also re-evaluated.

When the instruments are provided for past services or are provided fully vested and are not subject to return, the shares are valued at the market price at the time the instrument is delivered. When the instrument is provided for future services, the expense is based on the fair market value of the instruments when the services are provided.

Once the transaction value is determined, GAAP requires us to record the transaction value as an expense or asset as determined by the transaction and to record an increase in our paid in capital.

Additionally, the effect on shareholders' deficiency would have been an increase from $1,895,477 to $2,073,142 at December 31, 2005.

Results of Operations

Fiscal Year Ended December 31, 2005 Compared To The Year Ended December 31, 2004

Revenues for the year ended December 31, 2005 were $30,532 compared to $57,238 for the year ended December 31, 2004, a decrease of $26,706 or 46.7%. The resultant decrease in revenues was primarily due to the company just entering ramp up on certain technologies being developed and having signed a limited number of contracts during this period. Revenues generated consisted of hardware sales, software sales, revenue from sign on fees, transaction revenues, consulting revenues and commissions. Hardware sales for the year ended December 31, 2005 were $7,929 compared to $20,636 for the year ended December 31, 2004, a decrease of $12,707. The resultant decrease in hardware revenues was primarily due to the refocusing of the Company’s direction from a reseller of biometric technology to becoming a developer of our own suite of technology products. Software sales for the year ended December 31, 2005 were $5,500 compared to $6,875 for the year ended December 31, 2004, a decrease of $1,375. The resultant decrease in software revenues was primarily due to the refocusing of the Company’s direction from a reseller of biometric technology to becoming a developer of our own suite of technology products. Sign on fees for our ASP transaction model amounted to $12,700 for the year ended December 31, 2005 compared to $3,000 for the year ended December 31, 2004, an increase of $9,700. The increase was due to signing up several new clients. Transaction revenues from the ASP hosting model were $3,448 for the year ended December 31, 2005 and $23,047 for the year ended December 31, 2004, a decrease of $19,599. The decrease was due primarily to the lack of ASP transactions and awaiting the ramp up of the new clients. Consulting revenue was $955 for the year ended December 31, 2005 and $0 for the year ended December 31, 2004, an increase of $955. The increase was due to the compensation received by the Company as a result of its CEO hosting a speaking engagement in October 2005. Commission income for the year ended December 31, 2005 was $0 compared to $3,680 for the year ended December 31, 2004, a decrease of $3,680. In 2001 the Company became a reseller of Nextel and XO Communication cellular services. These sales provided both commissions on the sale of Nextel phones and residual commission income from XO Communications beginning in January 2002. The residual commission revenue varied from month to month, dependent on the utilization of the services by the customer and the terms of their contracts. Effective August 2004, the Company no longer received residual commissions due to the conclusion of the residual terms between the Company and XO Communications.

Cost of revenues for the year ended December 31, 2005 was $15,232 compared to $9,029 for the year ended December 31, 2004, an increase of $6,203, or 68.7%. The net increase resulted primarily from costs incurred by third parties for transaction fees as customers began implementation of the platform, related to our ASP hosting service and transaction charges.

Gross profit for the year ended December 31, 2005 was $15,300 compared to $48,209 for the year ended December 31, 2004, a decrease of $32,909, or 68.3%. The decrease was primarily due to refocusing the direction of the Company from being a reseller of biometric technology to selling or licensing our own suite of technology products.

Research and development expenses for the year ended December 31, 2005 were $368,331 compared to $228,411 for the year ended December 31, 2004, an increase of $139,920, or 61.3%. The increase is primarily attributable to an increase in compensation costs as a result of increases in research and development personnel added after December 31, 2004. The salaries, benefits and overhead costs of personnel conducting research and development of our software products comprise research and development expenses.

Selling, general and administrative expenses for the year ended December 31, 2005 were $3,549,749 compared to $2,719,258 for the year ended December 31, 2004, an increase of $830,491 or 30.5%.

Selling, general and administrative expenses at December 31, 2005 and December 31, 2004 consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, travel costs, non-cash stock compensation expense for the issuance of stock and stock options to non-employees and other general corporate expenses.

The net increase was due primarily to increases in our staffing, advertising, promotion and marketing, legal and accounting, consulting costs and overhead. The increased level of expenses being incurred by the Company in 2005 resulted from our efforts to commercially exploit our suite of network security products and to achieve registration of the Company with the Securities and Exchange Commission as a publicly traded entity.

Other expense, as restated,  for the year ended December 31, 2005 was $1,272,146 as compared to $138,720 for the year ended December 31, 2004, representing an increase in other expenses of $1,133,426, or 817%. The increase was primarily due to interest and financing charges for notes payable and net mark to market changes in the fair value of derivative financial instruments relating to the convertible promissory notes.

The financial statements for the years ended December 31, 2005 and 2004 have been restated to record embedded derivatives related to convertible debt. Derivative expense (gain) represents the change in the fair value of the net derivative liability at year end, using a layered discounted probability-weighted cash flow approach. Interest expense derivatives represent the amortization of discount on the initial valuation of the derivatives, or the amortization of the change after any modification of debt. The change represents the amortization for both the Cornell and Highgate debentures in 2005 and less than one month in 2004 for the Cornell debenture.

Our restated net loss for the year ended December 31, 2005 was $5,174,926 compared to a restated net loss of $3,038,180 for the year ended December 31, 2004, an increase of $2,136,746, or 70.3%. The increase was primarily due to an increase in salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, travel costs, interest and financing charges for notes payable and net mark to market changes in the fair value of derivative financial instruments relating to the convertible promissory notes.

Six Months Ended June 30, 2006 Compared To The Six Months Ended June 30, 2005

Revenues for the six months ended June 30, 2006 were $142,339 compared to $11,753 for the six months ended June 30, 2005, an increase of $130,586 or 1,111%. The resultant increase in revenues was primarily due to the implementation of several new projects and the signing up of several new clients onto our platform and the activity generated by the new clients.

Revenues generated consisted of hardware sales, software sales, revenue from sign on fees, transaction revenues, consulting revenues and commissions. Hardware sales for the six months ended June 30, 2006 were $72,503 compared to $829 for the six months ended June 30, 2005, an increase of $71,674. The resultant increase in hardware revenues was primarily due to the sale of biometric technology related to our product lines. Software sales for the six months ended June 30, 2006 were $14,475 compared to $5,500 for the six months ended June 30, 2005, an increase of $8,975. The resultant increase in software revenues was primarily due an increase in the sales of our technology platform. Sign on fees for our ASP transaction model amounted to $4,000 for the six months ended June 30, 2006 compared to $4,200 for the six months ended June 30, 2005, a decrease of $200. The decrease was due to a delay in signing up several new clients. Transaction revenues from the ASP hosting model and the implementation of new technology projects were $51,361 for the six months ended June 30, 2006 and $1,224 for the six months ended June 30, 2005, an increase of $50,137. The increase was due primarily to the activity generated by new and existing clients.

Cost of revenues for the six months ended June 30, 2006 was $16,538 compared to $4,256 for the six months ended June 30, 2005, an increase of $12,282, or 289%. The increase resulted primarily from an increase in the ASP transaction activity and hardware purchased for resale.

Gross profit for the six months ended June 30, 2006 was $125,801 compared to $7,497 for the six months ended June 30, 2005, an increase of $118,304, or 1,578%. The increase was primarily due to signing up new clients onto our platform, the activity generated by the new clients and the sales of our technology.

Research and development expenses for the six months ended June 30, 2006 were $164,975 compared to $174,464 for the six months ended June 30, 2005, a decrease of $9,489, or 5.4%. The decrease is primarily attributable to the completion of the development of our ProtectID™ and ValidateID™ products and the resulting decrease of resources attributable to development.

Selling, general and administrative expenses for the six months ended June 30, 2006 were $2,214,613 compared to $1,847,256 for the six months ended June 30, 2005, an increase of $367,357 or 19.9%.

The net increase was due primarily to increases in our staffing, advertising, promotion and marketing, legal and accounting, consulting costs and overhead. The increased level of expenses being incurred by the Company resulted from our efforts to commercially exploit our suite of network security products.

Selling, general and administrative expenses at June 30, 2006 and June 30, 2005 consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, travel costs, non-cash stock compensation expense for the issuance of stock and stock options to non-employees and other general corporate expenses. Effective January 1, 2006 employees’ stock option grants are accounted for under FAS 123R for new options granted to employees.

Other expense (income) for the six months ended June 30, 2006 was ($7,000) as compared to $388,167 for the six months ended June 30, 2005, representing a decrease in other expenses of $395,167, or 102%. The decrease was primarily due to interest charges for notes payable and net, mark to market changes in the fair value of derivative financial instruments relating to the convertible promissory notes.

Derivative expense (gain) represents the change in the fair value of the net derivative liability at year end, using a layered discounted probability-weighted cash flow approach. Interest expense derivatives represent the amortization of discount on the initial valuation of the derivatives, or the amortization of the change after any modification of debt. The change represents the amortization for both the Cornell and Highgate debentures.

Our net loss for the six months ended June, 30, 2006 was $2,260,787 compared to a net loss of $2,402,390 for the six months ended June 30, 2005, a decrease of $141,603, or 5.9%. The decrease was primarily due to a decrease in salaries, benefits and overhead costs for executive and administrative personnel in the second quarter of 2006, fees for professional services, promotion and marketing expenses and net mark to market changes in the fair value of derivative instruments relating to the convertible promissory notes.

The financial statements for the years ended December 31, 2005 and 2004 and the quarters ended March, June and September 2005 have been restated to record embedded derivatives related to convertible debt. Derivative expense (gain) represents the change in the fair value of the net derivative liability at year end, using a layered discounted probability-weighted cash flow approach. Interest expense derivatives represent the amortization of discount on the initial valuation of the derivatives, or the amortization of the change after any modification of debt. The change represents the amortization for both the Cornell and Highgate debentures in 2005 and less than one month in 2004 for the Cornell debenture.

Liquidity and Capital Resources

Our restated total current assets at the year ended December 31, 2005 were $618,345, including $77,094 in cash as compared with $649,616 in total current assets at the year ended December 31, 2004, which included cash of $103,745. Our total current assets for as of June 30, 2006 were $543,724, including cash of $9,538. Additionally, we had a restated shareholders’ deficiency in the amount of $1,895,477 at December 31, 2005 as compared to a restated shareholders’ equity of $2,118,789 at December 31, 2004. As of June 30, 2006 our shareholders deficiency was $3,005,897. The decrease in shareholders equity to a deficiency position is a result of the Company’s net losses and funding through an increased debt position from convertible debentures and promissory notes rather than the sale of stock. We have historically incurred losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. At December 31, 2005 the liabilities include a computed liability for the fair value of derivatives of $1,972,288, which will only be realized on the conversion of the derivatives, or settlement of the debentures. At June 30, 2006 the derivative liability was $1,300,151.

The number of common shares outstanding increased from 17,160,313 shares at the year ended December 31, 2004 to 18,454,250 at the year ended December 31, 2005, an increase of 7.5%. The number of common shares outstanding at June 30, 2006 was 23,592,081. During 2005 our shareholders’ equity, due to our net losses and an increase in our debt position, decreased from $2,118,789 at the year ended December 31, 2004 to a deficiency position of $1,895,477 at the year ended December 31, 2005, a decrease of approximately 189%. At June 30, 2006, our shareholders deficiency was $3,005,897. We had $77,094 of cash at the year ended December 31, 2005, compared to $103,745 cash at the year ended December 31, 2004 a decrease of approximately 25.7%. At June 30, 2006 our cash position was $9,538. We financed our operations during the year ended December 31, 2005 and through June 30, 2006, through debt and equity financing. To date, we have not generated significant revenues and we anticipate that we will not generate any significant revenues until the fourth quarter of 2006. We expect that we will rely, at least in the near future, upon a limited number of customers for a substantial percentage of our revenues and may continue to have customer concentrations. Inherently, as time progresses and corporate exposure in the market grows, we will attain greater numbers of customers and the concentrations will diminish. Until this is accomplished, we will continue to attempt to secure additional financing through both the public and private market sectors to meet our continuing commitments of capital expenditures and until our sales revenue can provide greater liquidity.

We intend to incur significant additional costs before we become profitable. We anticipate that most of the costs that we incur will be related to salaries, professional fees and sales commissions. We have 11 employees, of which one is full time in sales. We anticipate that we will increase our sales force between two to four full-time employees during the next 12-18 months. At the present time, our monthly burn rate is approximately $155,000 per month. We expect that our monthly burn rate will increase to $250,000 per month in approximately 12-18 months. We anticipate that the area in which we will experience the greatest increase in expenses is in payroll for our sales, marketing, technology and strategic business consultants.

Our strategy over the next 12 months is to have our sales force focus on direct sales to network customers and on industries that management believes provides the greatest potential for near-term sales. These include medium to large sized financial institutions, consumers, government agencies, e-commerce and enterprise businesses. We are also seeking a strategic program to establish successful resellers and distributors of our products. It is our intention to ultimately utilize resellers to generate the bulk of our sales. There can be no assurance, however, that we will succeed in implementing our sales strategy. Although management believes that there is a strong market for our products, we have not generated substantial revenue from the sale of our principal products and there is no assurance that the market will be sufficient to permit us to achieve profitability.

Financing Transactions

December 2004 Cornell Securities Purchase Agreement

On December 20, 2004, we entered into a securities purchase agreement with Cornell for the sale of $1,000,000 in secured convertible debentures, of which $500,000 was received by us on December 22, 2004 and $500,000 was received by us on January 25, 2005. The secured debentures issued pursuant to the December 2004 Securities Purchase Agreement bear interest at 8% and mature three years from the date of issuance.

On April 27, 2005, we entered into an amendment to the secured debentures with Cornell. Pursuant to said amendment, we revised the conversion price of the secured debentures to an amount equal to the lesser of: (i) the greater of $0.25 or an amount equal to 120% of the average closing bid price for the 5 trading days immediately preceding the closing date (the “Cornell Fixed Conversion Price” and, together with the Highgate Fixed Conversion Price, the “Fixed Conversion Price”); or (ii) 80% of the lowest closing bid price of the common stock during the five days preceding the conversion date. In addition, the amended secured debenture was issued to Cornell in a principal amount of $1,024,876, representing $1,000,000 of the original principal amount of the secured debentures issued to Cornell on December 20, 2004, plus $24,876 in accrued interest from the date of original issuance to April 27, 2005. In July, 2006, the Fixed Conversion Price was reduced to $0.085 in connection with an anti-dilution adjustment.

On September 30, 2006, $1,024,876 in aggregate principal amount of the Cornell debentures were issued and outstanding.

On December 20, 2004, we also entered into an Investor Registration Rights Agreement with Cornell under which we agreed to file a registration statement no later than 45 days from December 20, 2004. On April 27, 2005 we entered into an amendment and consent with Cornell pursuant to which we agreed to file a registration statement no later than 30 calendar days after the closing date of the amendment and consent, registering the shares of our common stock issuable upon conversion of the secured debentures. In addition, we have agreed to use our best efforts to ensure that such registration statement is declared effective by the Securities and Exchange Commission within 120 calendar days after the date of filing the SB2. In the event that the registration statement is not declared effective within 120 calendar days from the date of filing, we shall make a cash payment to the investor, as liquidated damages and not as a penalty, or shall issue to the investor shares of our common stock, at our sole election, within 3 business days from the end of the month, in an amount equal to 2% (two percent) per month of the outstanding principal amount of the secured debentures. Under the amendment and consent, Cornell also agreed to permit us to register 500% of the shares of common stock issuable upon conversion of the Highgate secured debenture and the 150,000 shares of common stock issued to Highgate on April 27, 2005, on the same registration statement which we are filing covering the share of common stock issuable upon conversion of the Cornell secured debenture.

In addition, in accordance with the Securities Purchase Agreement with Cornell, the Company has reserved for issuance an aggregate of 2,000,000 shares of the Company’s common stock, which may be adjusted from time to time as agreed upon by the parties, to be issued to the debenture holder upon conversion of accrued interest and liquidated damages into common stock. The 2,000,000 shares were not required to be registered in the registration statement on Form SB-2. Also, the Company has reserved for issuance an aggregate of 8,680,000 shares of the Company’s common stock, which may be adjusted from time to time as agreed upon by the parties, to be issued to the debenture holder upon conversion of the secured debenture into common stock. The 8,680,000 shares were not required to be registered in the registration statement on Form SB-2.

In addition, we entered into a Security Agreement with Cornell dated as of December 20, 2004 pursuant to which we granted Cornell a secured interest in all of our assets. Such secured interest shall be first in priority to the secured interest which we granted to Highgate on April 27, 2005, as further described below.

April 2005 Highgate Securities Purchase Agreement

On April 27, 2005, we entered into a securities purchase agreement with Highgate pursuant to which we sold a principal amount $750,000 7% secured convertible debentures, and 150,000 shares of our common stock, par value $0.0001 per share. We received $375,000 from Highgate on the date of the first closing, April 27, 2005, and we held a second closing on May 10, 2005 in which we received the remaining $375,000 in funds from Highgate. We issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

At September 30, 2006, $350,000 in aggregate principal amount of the Highgate debentures remained outstanding.

Pursuant to the terms of the Highgate securities purchase agreement, we are prohibited from utilizing the funds which we received from Highgate in a manner which would deviate from the uses specified in the securities purchase agreement.

The secured debentures bear simple interest at a rate of 7% per annum and mature 2 years after the date of issuance. The secured debentures were originally convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date (the “Highgate Fixed Conversion Price”); or (ii) 80% of the lowest closing bid price for the 5 trading days immediately preceding the date of conversion. In July, 2006, the Highgate Fixed Conversion Price was reduced to $0.085 in connection with an anti-dilution adjustment. In addition, we have the right to redeem the secured debentures, at any time prior to its maturity, upon 3 business days prior written notice to the holder. In the event that we redeem the secured debentures within 180 days after the date of issuance, the redemption price shall be 110% of the remaining balance of the secured debentures plus accrued interest. After 180 days the secured debentures may be redeemed at 120% of the remaining balance of the secured debentures plus accrued interest.

In addition, we entered into an Investor Registration Rights Agreement with Highgate dated as of April 27, 2005 pursuant to which we agreed to file a registration statement no later than 30 calendar days after the closing date registering the 150,000 shares issued to Highgate and 500% of the shares of our common stock issuable upon conversion of the secured debentures. In addition, we have agreed to use our best efforts to ensure that such registration statement is declared effective by the Securities and Exchange Commission within 120 calendar days after the date of filing. In the event that the registration statement is not declared effective within 120 calendar days from the date of filing, we shall make a cash payment to the investor, as liquidated damages and not as a penalty, or shall issue to the investor shares of our common stock, at our sole election, within 3 business days from the end of the month, in an amount equal to 2% (two percent) per month of the outstanding principal amount of the secured debentures.

We entered into an Escrow Shares Escrow Agreement with Highgate and Gottbetter & Partners, LLP, as escrow agent, pursuant to which we issued 6,510,000 shares of our common stock issuable upon conversion of the secured debentures to be held in escrow until such time as Highgate converts all or a portion of the secured debentures.

In addition, we entered into a Security Agreement with Highgate dated as of April 27, 2005 pursuant to which we granted Highgate a secured interest in all of our assets. Such secured interest shall be second in priority to the secured interest which we granted to Cornell on December 20, 2004, as further described below. The Security Agreement contains certain negative covenants that will remain in effect until our repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with such agreement, we may not, without Highgate's written consent, directly or indirectly:

o permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property,

o assign, pledge or in any way transfer or encumber Highgate's right to receive any income or other distribution from any part of the pledged property,

o enter into any sale-leaseback financing respecting any part of the pledged property,

o materially change our ownership, executive staff or management, including Mark L. Kay and Mark Corrao;

o declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof, or

o make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate.

In addition, we may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business.

Further, we may not:

o
make any loan, advance or extension of credit to any person other than in the normal course of our business, and create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding trade accounts payable and accrued expenses incurred in the ordinary course of business. However, the Company may continue to accept debt and/or convertible debt investments from accredited investors for a maximum total of up to $2,000,000, providing no terms are better than the Cornell and Highgate convertible debenture terms.

Other Financing Transactions

In October 2005, the Company engaged the investment banking services of a consulting firm as placement agent on a best-efforts basis to arrange the sale of senior debt and or equity-linked securities including convertible debt on behalf of the Company in the amount of five million ($5,000,000) dollars. To date, no funds have been raised pursuant to this agreement. The terms of the agreement provide for the placement agent to act on behalf of the Company as its exclusive placement agent with an authorization period of one year, subject to termination upon 10 days’ notice by the Company. The agreement required the Company to pay to the firm a non-refundable retainer fee in the form of common stock warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.75 per share. The retainer Warrants shall be exercisable after the date of issuance and shall expire five (5) years after the date of issuance, unless extended by the Company. In April 2006, the Company and the placement agent amended the agreement in order to waive the exclusivity clause. In exchange for the waiver, the Company has agreed to reduce the exercise price of the 400,000 warrants to $0.50 per share. The placement agent is also entitled to receive certain cash compensation and warrants in connection with the closing of any financings arranged by it.

Additionally, the Company issued unsecured notes payable during the year ended December 31, 2005 in an aggregate total of $543,000 to eight unrelated parties as follows:

In January 2005, the Company executed an 8% convertible debenture in the amount of $125,000 with an investor. The holder is entitled, at its option, to convert at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the first year anniversary of the debenture. The note was amended in March 2006 to extend the due date to January 26, 2007.

In March 2005, the Company executed an 8% convertible debenture in the amount of $235,000 with an investor group. The holder is entitled, at its option, to convert at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture.

In June 2005, the Company executed a non-interest bearing convertible note in the amount of $33,000 with a public relations firm for services rendered. At any time prior to repayment of all outstanding principle, the holder is entitled, at its option, to convert at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount shall be due to the holder on the first year anniversary of the note.

In June 2005, the Company executed an 8% convertible debenture in the amount of $10,000 with an individual. The holder is entitled, at its option, to convert at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture.

In June and July 2005, the Company executed 8% convertible debentures aggregating $150,000 with five individuals. Each holder is entitled, at its option, to convert at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debentures.

In addition to the above, during the nine months ended September 30, 2006, the Company issued to two unrelated individuals unsecured convertible notes payable in an aggregate amount of $450,000 as follows:

•
In March 2006, the Company executed an 8% convertible debenture in the amount of $100,000 with an individual. The holder is entitled, at its option, to convert at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.30 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the second year anniversary of the debenture.

•
In June and September 2006, the Company executed two 9% convertible debentures in the amounts of $200,000 and $150,000, respectively, with an individual. The holder is entitled, at its option, to convert at any time and from time to time, until payment in full of the debentures, all or any part of the principal amount of the debentures, plus accrued interest, into shares of the Company’s common stock at the price of $0.14 per share for the June debenture and $0.10 per share for the September debenture. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debentures.

In May 2006, we sold a unit to Cornell Capital Partners, LP ("Cornell") consisting of a 9% promissory note payable in the amount of $100,000 and 200,000 shares of the Company’s common stock. The principal due shall be payable in full in immediately available funds of $200,000 or more through any funding transaction, even if the funding is with Cornell, or by August 28, 2006. If the note is not fully repaid within a twenty (20) day grace period after the maturity date, then the remaining outstanding principal and accrued and unpaid interest under the note shall be convertible into shares of common stock of the Company at the sole option of Cornell, in whole or in part at any time and from time to time at a conversion price equal to the lesser of (a) $0.22 or (b) ninety percent (90%) of the lowest Volume Weighted Average Price of the common stock during the thirty trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. The Company paid a placement agent fee of $7,000 relating to the promissory note. As of September 17, 2006, the company considers the note as convertible debt per the terms stated herein.

The Company issued unsecured convertible notes payable during the nine months ended September 30, 2006 in an aggregate total of $113,000 to three related parties. Additionally, during the nine months ended September 30, 2006, the Company repaid a total of $62,500 of unsecured convertible notes payable to four related parties.

The Company issued unsecured notes payable during the nine months ended September 30, 2006 in an aggregate total of $447,000 to two related parties. Additionally, during the nine months ended September 30, 2006, the Company repaid a total of $7,000 of unsecured notes payable to one related party.

In July and August 2006, the Company entered into securities purchase agreements pursuant to which the Company agreed to issue and sell to the purchasers an aggregate of $150,000 in units, each of which was comprised of a $25,000 promissory note, which bears interest at the rate of 12% per annum, and which matures in six months from the closing date, with the interest payable in advance on the closing date; and (b) 250,000 shares of the Company’s common stock. The Company has agreed to file a registration statement to register the shares for sale by the purchasers within six months following the closing.

During the nine months ended September 30, 2006, the Company sold units for an aggregate total of $192,000 to nine individuals which contained common stock and warrants. The issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individuals purchased and the Company recorded a total of 817,101 shares of common stock from the Company at a price ranging from $0.07 to $0.75 per share and received an aggregate of 712,945 warrants with an exercise price ranging from $0.105 to $0.50 per share which are exercisable for a period of two years from issuance for 155,801 shares and three years from issuance for 557,144 shares. Stock totaling 133,333 shares was issued in March 2006, stock totaling 312,339 shares was issued in July 2006 and stock totaling 371,429 shares was not issued by the transfer agent until October 2006..

Summary of Funded Debt

As of September 30, 2006 the Company’s open unsecured promissory note balance is $250,000, listed as follows:

o
$100,000 to Cornell (this note by its terms became convertible into shares of common stock as of September 17, 2006 at the lesser of $0.22 per share or 90% of VWAP thirty day average prior to the date of conversion)

o	$150,000 to six unrelated individuals through WestPark Capital placement

As of September 30, 2006 the Company’s open unsecured related party promissory note balances are $629,000, listed as follows:

o	$604,000 to our CEO
o	$25,000 to our President

As of September 30, 2006 the Company’s open convertible note balances are $2,367,876, listed as follows:

o	$1,024,876 to Cornell (04/05 amended secured debenture)
o	$125,000 to an unrelated individual (01/05 unsecured debenture)
o	$235,000 to an unrelated company (03/05 unsecured debenture)
o	$350,000 to Highgate (05/05 secured debenture)
o	$33,000 to an unrelated company (06/05 unsecured debenture)
o	$10,000 to an unrelated individual (06/05 unsecured debenture)
o	$140,000 to four unrelated individuals (07/05 unsecured debentures)
o	$100,000 to an unrelated individual (03/06 unsecured debenture)
o	$200,000 to an unrelated individual (06/06 unsecured debenture)
o	$150,000 to an unrelated individual (09/06 unsecured debenture)

As of September 30, 2006 the Company’s open convertible note balances - related parties are $478,000, listed as follows:

o	$268,000 to our CEO
o	$57,500 to our VP of Technical Services
o	$30,000 to a relative of our CTO & one of our Software Developers
o	$50,000 to our President
o	$5,000 to a relative of our CFO
o	$67,500 to our Office Manager

It is unlikely that we will be able to generate sufficient funds internally to sustain our operations until the fourth quarter 2006, of which there can be no assurance. We will seek to raise additional funds to continue our operation. It is management’s plan to seek additional funding through the sale of common stock and the issuance of notes and debentures, including notes and debentures convertible into common stock. If we issue additional shares of common stock, the value of shares of existing stockholders is likely to be diluted.

However, the terms of the secured convertible debentures issued to certain of the existing stockholders require that we obtain the consent of such stockholders prior to our entering into subsequent financing arrangements. No assurance can be given that we will be able to obtain additional financing, that we will be able to obtain additional financing on terms that are favorable to us or that the holders of the secured debentures will provide their consent to permit us to enter into subsequent financing arrangements.

Our future revenues and profits, if any, will primarily depend upon our ability to secure sales of our suite of network security products. We do not at present generate significant revenue from the sales of our products. Although management believes that our products are competitive for customers seeking a high level of network security, we cannot forecast with any reasonable certainty whether our products will gain acceptance in the marketplace and if so by when. In addition, we are a reseller and potential distributor for various security and telecommunications related products, for which we anticipate minimal revenues over the next twelve (12) months.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Going Concern

We are assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred restated net operating losses of approximately $5,174,926 for the year ended December 31, 2005, compared to $3,038,180 for the year ended December 31, 2004. For the six months ended June 30, 2006, we have incurred net operating losses of approximately $2,260,787. At December 31, 2005, the Company’s restated accumulated deficit was $9,223,814, its restated working capital deficiency was $518,535 and approximately 93% of its assets consist of deferred royalties, for the six months ended June 30, 2006, we had an accumulated deficit of $11,484,601. Additionally, for the year ended December 31, 2005, we had restated negative cash flows from operating activities of approximately $2,747,458. At June 30, 2006, our net operating loss was $2,260,787. Since our inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. The expansion and development of our business may require additional capital. This condition raises substantial doubt about our ability to continue as a going concern.

We have issued secured convertible debentures that are convertible into shares of our common stock. Under the terms of the secured debentures, we are restricted in our ability to issue additional securities for so long as any portion of the principal or interest on the secured debentures remains outstanding. Specifically, we may not, without the prior consent of the holders of the secured debentures, issue any common stock or preferred stock at a discount to its fair market value or issue any derivative security, such as warrants or options, convertible into common stock at less than fair market value. We are also precluded under the terms of the secured debentures from granting any third party a security interest in our assets. Our inability, without the secured debenture holder’s consent, to provide a discount on our stock or to grant a security interest could make it difficult to find parties willing to make additional investments in us or to loan us money and therefore could adversely affect our ability to raise additional funds.

Currently, the Company is aggressively attempting to increase revenues and improve profit margins by implementing a revised sales strategy. In principle, the Company is redirecting its sales focus from direct sales to companies using an internal sales force, to selling through a distribution channel of Value Added Resellers and Original Equipment Manufacturers. The profit margin for this approach is more lucrative than selling direct due to the increase in sales volume. This revised sales approach should increase the Company’s sales and revenues in order to mitigate future losses. In addition, management has raised funds through convertible debt instruments and the sale of equity in order to alleviate the working capital deficiency. Through the utilization of the public capital markets, the Company plans to raise the funds necessary to continue, expand and enhance its growth, however, there can be no assurance that this will be able to increase revenues or raise additional capital.

Our management expects cash flows from operating activities to improve in the fourth quarter of 2006, primarily as a result of an increase in sales, and plans to raise financing through various methods to achieve the business plans, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

Recent Accounting Pronouncements

In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and does not permit the use of the original SFAS 123 prospective method of transition in fiscal years beginning after December 15, 2003. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results, regardless of whether, when, or how an entity adopts the preferable, fair value based method of accounting. SFAS 148 improves the prominence and clarity of the pro forma disclosures required by SFAS 123 by prescribing a specific tabular format and by requiring disclosure in the "Summary of Significant Accounting Policies" or its equivalent and improves the timeliness of those disclosures by requiring their inclusion in financial reports for interim periods. In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123 (revised 2004) (“123R”) Share Based Payment. Statement 123R supersedes Accounting Principles Board (“APB”) Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company is required to implement 123R beginning in the fiscal year beginning January 1, 2006.

The FASB issued Staff Position FIN46(R)-5, Implicit Variable Interests Under FASB Interpretation No. 46 (revised December 2003), in March 2005. It addresses whether a reporting enterprise should consider whether it holds an implicit variable interest in a variable interest entity ("VIE") or potential VIE when specific conditions exist. In 2005, the Company has adopted this pronouncement.

The FASB issued Staff Position FIN 47, Accounting for Conditional Asset Retirement Obligations, and an interpretation of FASB Statement No. 143, in March 2005. The Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The statement clarifies the term "conditional asset retirement obligation" as used in FASB 143. The Company believes that it is already in compliance with the statement and does not expect any impact on financial position or results of operations when adopted.

In December 2004, the FASB issued FSP FAS No. 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, for the Tax Deduction Provided to U.S. Based Manufacturers by the American Jobs Creation Act of 2004" ("FSP FAS No. 109-1"). This statement requires the qualified production activities deduction as defined in the American Jobs Creation Act of 2004 (the "Jobs Act") to be accounted for as a special deduction in accordance with SFAS No. 109, "Accounting for Income Taxes." The statement also requires that the special deduction should be considered in measuring deferred taxes when graduated tax rates are a significant factor and when assessing whether a valuation allowance is necessary. FSP FAS No. 109-1 was effective upon issuance. In accordance with the Jobs Act, determination of the qualified production activities deduction is not required until 2005. Due to the projected tax losses for the next few years, management does not believe that this statement will have a material effect on the Company's results of operations, financial condition and liquidity.

The FASB issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3 ("SFAS 154"). SFAS 154 is effective, and will be adopted, for accounting changes made in fiscal years beginning after December 15, 2005 and is to be applied retrospectively. SFAS 154 requires that retroactive application of a change in accounting principle be limited to the direct effects of the change. The Company is currently evaluating the impact of this standard.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets--an amendment of APB Opinion No. 29." This Statement amended APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact upon the Company's financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155 - "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140." This Statement amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement:

a. Permits fair value re measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of the Company’s fiscal year, provided the Company has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that the Company holds at the date of adoption on an instrument-by-instrument basis.

The Company does not believe that any other of the recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

BUSINESS

Organization

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. We were organized in August 2001 under New Jersey law as Strike Force Technical Services, Inc. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services. In December 2002, the Company began to acquire the rights to certain intellectual property rights and patent pending technology pursuant to an agreement with NetLabs.com including the rights to further develop and sell their principal technology and certain officers of NetLabs.com joined StrikeForce as officers and directors of our company. We subsequently changed our name to StrikeForce Technologies, Inc., . Our strategy is to develop and exploit our suite of network security products for customers in the corporate, financial, government, e-commerce and consumer markets. We plan to grow our business through internally generated sales, rather than by acquisitions. We have no subsidiaries and we conduct our operations from our office in Edison, New Jersey.

The Company owns the exclusive right to license and develop various identification protection software products to protect computer networks from unauthorized access and to protect network owners and users from identity theft. The Company has developed a suite of products based upon the licenses and the Company is seeking to commercially exploit the products in the areas of eCommerce, corporate, government and consumer sectors. We are a development stage business and have had nominal revenues since our formation.

Our Products

We are actively marketing a suite of proprietary products that provide a method to completely separate a user's name and password over different communications channels, making the possibility of password interception and hacking extremely remote. This separation of the user's credentials is known as "Out-of-Band" authentication, i.e., verification of the user's identity through communication with an independent server. Most computer network security uses a single band of communication in which the user and password are identified in the same communication channel. We obtained an exclusive license to this technology in December 2002 from NetLabs.com, Inc., which includes the rights to further research and, develop, the technology into commercially viable products. We completed all necessary research and development to introduce the core platform (ProtectID™) in mid 2003 and currently, we are selling the latest ProtectID™ version 2.0. Additionally, during 2004 we completed and started to market and sell both our ValidateID™ (version 1.0)and ResetID™ (version 1.0) products. We completed the Beta version of our GuardedID® product in the third quarter of 2006 and will be introducing for sale GuardedID® version 1.0 in November 2006. Our estimated costs to complete the manuals and packaging for GuardedID® are $80,000. Our TrustedID™ application is still under development and we expect to incur additional costs of $85,000 on this product. We have targeted the introduction of our initial version of TrustedID™ for the third quarter of 2007 and plan to introduce subsequent versions with additional features, if justified by market demand.

We incurred research and development costs for the years ended December 31, 2005 and December 31, 2004, of $368,331 and $228,411, respectively. For the period ended June 30, 2006 we incurred research and development costs of $164,975. All costs of research and development have been borne by us.

Our "Out-of-Band" authentication product is part of our suite of security products (ProtectID™, ValidateID™, GuardedID®, TrustedID™ and ResetID™), which provide a high level of security for computer networks used in eCommerce, corporate, financial services and government. Management believes that the demand for network security products is likely to increase in the immediate future as a result of greater emphasis on the security of computer networks and the global growth incidence of identity theft.

o ProtectID™ is an authentication platform that uses our proprietary "Out-of-Band" procedures to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone, PDA or multiple computer secure sessions, biometric identification or encrypted devices such as tokens or smartcards. The authentication procedure separates authentication information such as usernames and passwords or biometric information, which are then provided to the network's host server on separate channels.

o ValidateID™ is a software application that validates the identity of an end user or applicant by asking a series of questions based on private and publicly available information, e.g., prior addresses or motor vehicles that are unlikely to be known by anyone other than the "correct" user.

o TrustedID™ is a development-phase software application intended to provide greater security by validating the authenticity of any computer trying to log-in to an enterprise network or web service using a unique device "ID" that is machine specific. TrustedID™ also protects networks from the results of malware/spyware and further secures, by personal firewall, end user data being secretly transmitted to spyware servers.

o GuardedID® creates a 128 bit encrypted separate pathway for information delivery from a keyboard to the browser at a local computer, helping to prevent the use of spyware/malware being used to collect user information.

o ResetID™ provides user authenticated "Out-of-Band" remote technology to reset user credentials through a self-service methodology. ResetID™ provides a secure means of resetting a user's passwords into Active Directory and LDAP databases. This product solves the problem of numerous calls to a help desk to reset ones password.

A number of the above products include software and hardware products that we contractually license from other vendors. These vendor licenses are specific to Microsoft's Windows Server, Pronexus for their telephony software and Dialogic for their telephony cards. In addition, StrikeForce secondarily functions as a distributor and reseller of related data, software and hardware products. These products include aggregated consumer data that we are licensed to access through third-party data base providers as part of our ValidateID™ product and biometric scanners such as Panasonic and LG's Iris and Video Cameras. Our ProtectID™ product leverages a hosted service provider if the business prefers not to license the product directly, for which we have a strategic arrangement with Panasonic to provide for us. With the exception of our licenses with Microsoft, none of our contracts for hardware or software are with a sole supplier of that product.

Because we believe that our products can provide device manufacturers with increased market opportunities, our strategy includes the distribution and resale of other manufacturers products that utilize our technology. An example would be the sale of a biometric device that requires special software and processing to authenticate remote users, for which ProtectID™ solves that problem. We intend to seek out such synergistic relationships that will establish StrikeForce as a partner to the device manufacturer and provide opportunities for StrikeForce to distribute and/or resell related hardware and/or software products with our products. At the present time, however, the resale of the products of third parties are incidental to our principal business as a provider of security software for various computer applications.

Our products incorporate technology and processes that we consider confidential and proprietary, and we have taken steps to protect our exclusive use of these processes to the extent possible. We have applied for patents to protect the right of exclusive use for certain aspects of our technologies and methodologies. In addition, our policy is to require our employees, consultants, vendors, suppliers, resellers and our customers execute confidentiality agreements that prohibit disclosure of our confidential and proprietary information. There can be no assurance, however, that all parties executing such agreements will comply with our terms or that we will be able to enforce the agreements in the event of a breach.

Factors that are considered important to our success include, but are not limited to, the following:

o The Size and Growth of the Network Security Market: In 2003, the FTC reported losses of $48 billion by 9.9 million victims of identity theft. We believe that our products have the ability to prevent identity theft.

o The Effectiveness of Our Products: Our products have been designed to provide the highest available level of security for computer networks. In particular, we believe that our "Out-of-Band" authentication process is an innovative technology that will prevent unauthorized access to computer networks. We also believe that our products will substantially reduce or eliminate unauthorized access to the computer networks of our customers and will provide effective security to drastically reduce the incidence of identity fraud for our customers. We have not, however, implemented our products on a large scale and there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success.

o Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software product to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular products. StrikeForce's ProtectID™ operates on an independent platform and is able to integrate with multiple operating systems and user interfaces. ProtectID™ has been designed to use multiple authentication devices available in the market (including, but not limited to, biometrics, smart cards and telephones). Our ability to integrate our products with multiple existing and future technologies is likely to be a key factor in the acceptance of our product.

o Relative Cost: We have attempted to design our technology to provide a cost-effective suite of products for commercial, governmental and individual customers. Our ability to offer our products at a competitive price and to add to existing installations is likely to be a key factor in the acceptance of our product.

The technology developed by the Company and used in the Company’s ProtectID™ and GuardedID® products is the subject of two pending patent applications. The Company’s firewall product, which is in the research and design phase, is the subject of a pending provisional patent application. A fourth patent application relating to the Company’s ProtectID™ product was combined into the first ProtectID™ pending patent application and was allowed to lapse.

We intend to market our products to financial service firms, consumers, e-commerce companies, government agencies and small to medium-sized businesses with virtual private networks, as well as technology service companies that service all the above markets. We intend to seek such sales through our own direct efforts and through distributors and resellers. We are also seeking to license the technology as original equipment with computer hardware and software manufacturers. We are engaged in pilot projects with various resellers and direct customers, as well as having reached reseller agreements with strategic vendors. Our GuardedID® product will also be sold directly to consumers, primarily through the Internet as well as distributors, resellers and potential Original Equipment Manufacturer ("OEM") agreements.

Business Model

We operate primarily as a software development company, providing security software products and services, to be sold to enterprises and Internet consumer businesses, both directly and through sales channels comprised of resellers, distributors and OEM relationships around the world. We are focusing on direct sales of our suite of security products and are also seeking to develop future sales through “channel” relationships in which our products are offered by other manufacturers, distributors or value-added resellers. It is our strategy that these “channel” relationships will provide the greater percentage of our revenues in approximately 2 years. Examples of the channel relationships that we are pursuing include our attempts to establish OEM relationships with other security technology and software providers that would integrate the enhanced security capabilities of ProtectID™ into their own product lines. These would include providers of networking software and manufacturers of computer and telecommunications hardware and software that provide managed services.

Our primary target markets include e-commerce based services companies, telecommunications and cellular carriers, financial services institutions, technology software companies, government agencies and consumers. For the near term, we are narrowly focusing our concentration on short sales-cycle customers and strategic problem areas, such as stolen passwords used to acquire private information illegally as well as remote users for medium to large size companies. Because we anticipate growing market demand, we are developing a reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments. We intend to minimize the concentration on our initial direct sales efforts in the future as our reseller channel develops globally.

We intend to generate revenue through several pricing strategies. These include transaction fees based on consumer volumes of usage in the e-commerce and financial services markets, one time per person fees in the enterprise markets, set-up fees when the product is hosted, yearly maintenance fees and other one-time fees. We are developing pricing strategies that are intended to make our product highly competitive with other products on the market. We anticipate that a typical user will pay an initial hosting set-up fee as appropriate, periodic fees or usage-based fees (“Protect-as-you-go”) for continuing use of the product, as well as yearly maintenance fees. In situations where we are successful in having our products incorporated in the products and services of other companies, we intend to collect a per-unit royalty fee. We also provide our clients a choice of operating our software internally by licensing or through our hosting service currently with Panasonic.

SFT’s multi-channel marketing strategy includes:

o Direct sales to enterprise and commercial customers (emphasized in early stages).

o Resellers & Distributors, (main sales channel) which distribute our products and services to enterprise and commercial customers (technology and software product distributors, systems integrators, other security technology and software vendors, telecom companies, etc.).

o Application Service Provider (ASP) Partner: Panasonic provides a hosting platform that facilitates faster implementations at a low cost.

o Original Equipment Manufacturers (OEM): SFT products are sold to other security technology vendors that integrate ProtectID™ and GuardedID® into their products and services.

o Internet sites in selling to consumers and the enterprise.

We have a strategic partnership with Panasonic in which Panasonic is an Authorized Service Provider (ASP) for our products, which requires a secondary server used for the “Out-of-Band” authentication technology. As an authorized ASP provider, Panasonic operates our products in their data center for the benefit of clients who contract with us for our security products. We believe that this relationship with Panasonic improves the implementation time and reduces the cost and training requirements. Our agreement with Panasonic is for a five-year (5) term ending in August, 2008. The relationship can be terminated by either party on six months notice. Panasonic is compensated by StrikeForce based on contracted percentages of the client’s fees paid to the Company as documented in each additional client amendment to the contract.

Competition

The software development and services market is characterized by innovation and competition. There are several well-established companies within this market that offer network security systems. These include both established companies like RSA, Secure Computing, Authentify, Passmark, Swivel and ValidSoft and newer companies with emerging technologies. SFT believes that the patent-pending “Out-of-Band” identity authentication system, is an innovative, secure, adaptable, competitively priced, integrated network authentication system. The main features of ProtectID™ include: an open architecture “Out-of-Band” platform for user authentication; operating system independence; biometric layering; mobile authentication; secure website logon; VPN access; domain authentication and multi-level authentication. Unlike other techniques for increased network security, ProtectID™ does not rely on a specific authentication device (e.g., tokens, smart cards, digital certificates or biometrics, such as a retinal or fingerprint scan). Rather ProtectID™ has been developed as an “open platform” that incorporates other authentication devices. For example, once a user has been identified to a computer network, a system deploying the ProtectID™ authentication system, our product, permits the “Out-of-Band” authentication of that user by a telephone, SSL client software or biometric device such as a fingerprint scan using a second server, before that user is permitted to access the network. By using “Out-of-Band” authentication methods, management believes that ProtectID™ provides a competitive product for customers with security requirements greater than typical name and password schemes, virtual private networks and computer systems with multiple users at remote locations. We also believe that our other products (ValidateID™, TrustedID™, GuardedID® and ResetID™) offer an additional competitive edge for network security and e-commerce applications that should provide greater levels of security.

Although we believe that our suite of products offer competitive products, there is no assurance that any of these products will gain acceptance in the marketplace. Our competitors include established software and hardware companies that are likely to be better financed and to have established sales channels. Due to the high level of innovation in the software development industry, it is also possible that a competitor will introduce a product that provides a higher level of security than the ProtectID™ products or which can be offered at prices that are more advantageous to the customer.

Intellectual Property

In December 2002, and formally memorialized by an agreement in September 2003, we acquired certain intellectual property rights and patent pending technology from NetLabs.com including the rights to further develop and sell their principal technology and certain officers of NetLabs.com joined StrikeForce as officers and directors of our company.

The technology developed by the Company and used in the Company’s ProtectID™ and GuardedID® products is the subject of two pending patent applications. The Company’s firewall product, which is in the research and design phase, is the subject of a pending provisional patent application. A fourth patent application relating to the Company’s ProtectID™ product was combined into the first ProtectID™ pending patent application and was allowed to lapse.

We have one copyright pending and two trademarks pending. A third trademark has been approved. Even though trademarks and patent applications have been filed, except for the trademark (GuardedID®) there are still pending applications.

A portion of our software is licensed from third parties and the remainder is developed by our own team of developers. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect the intellectual property rights.

We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. Although we are not substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our suite of products, and therefore any undetected errors in these licensed products could create delays in the implementation of our products, impair the functionality of our products, delay new product introductions, damage our reputation, and/or cause us to provide substitute products.

Business Strategy

We intend to incur significant additional costs before we become profitable. We anticipate that most of the costs that we incur will be related to salaries, professional fees and sales commissions. We currently have 11 employees, of which many are involved in sales. We anticipate that we will increase our sales force between two to four full-time employees during the next 12-18 months. At the present time, our monthly burn rate is approximately $155,000 per month. We expect that our monthly burn rate will increase to $250,000 per month in approximately 12-18 months. We anticipate that the area in which we will experience the greatest increase in expenses is in payroll for our sales, marketing, technology and strategic business consultants.

Our strategy over the next 12 months is to have our sales force focus on direct sales to network customers and on industries that management believes provides the greatest potential for near-term sales. These include medium to large sized financial institutions, government agencies, e-commerce and enterprise businesses. We are also seeking a strategic program to establish successful resellers and distributors of our products. It is our intention to ultimately utilize resellers to generate the bulk of our sales. There can be no assurance, however, that we will succeed in implementing our sales strategy. Although management believes that there is a strong market for our products, we have not generated substantial revenue from the sale of our principal products and there is no assurance that the market will be sufficient to permit us to achieve profitability.

We also plan to pursue strategic partnerships with larger companies. In August 2003 we executed such a strategic partnership agreement with Panasonic that provides a hosted service for our suite of products. This permits our clients to access our products without having to leverage or develop their own infrastructure.

DESCRIPTION OF PROPERTY

We operate from leased offices located at 1090 King Georges Post Road, Suite #108, Edison, New Jersey 08837. We do not hold any material investments in other real or personal property other than office equipment. We anticipate these facilities will be adequate for the immediate future but that if we are successful in introducing our products, we will need to seek larger or additional office quarters. We have a non-cancelable operating lease for office space that expires in February 2008. The lease does not contain a renewal option and requires us to pay all executory costs such as maintenance and insurance.

The future minimum rental expense under the non-cancelable operating lease at June 30, 2006 is as follows:

	Base Rent	Utilities	Total Office Rent
2006	$34,477	$2,765	$37,242
2007	$68,954	$5,529	$74,483
2008	$5,746	$461	$6,207
Lease total	$109,177	$8,755	$117,932

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

o Any of our directors or officers, except as described below;
o Any person proposed as a nominee for election as a director;
o Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
o Any of our promoters;
o Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Mark L. Kay, our Chief Executive Officer, loaned us an aggregate of $568,000 during 2003 through 2006, memorialized in the form of convertible loans. The details of these convertible notes are as follows:

•
In August 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted the note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in August 2013.

•
In September 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election converted this note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in September 2013.

•
In October 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in October 2013.

•
In October 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in October 2013.

•
In December 2003, we issued a principal amount $40,000 convertible note with warrants to purchase 4,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 59,556 shares of our common stock. The warrant exercise period ends in December 2013.

•
In January 2004, we issued a principal amount $60,000 convertible note with warrants to purchase 6,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 83,333 shares of our common stock. The warrant exercise period ends in January 2014.

•
In February 2004, we issued a principal amount $60,000 convertible note with warrants to purchase 6,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of September 30, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. The warrant exercise period ends February 2014.

•
In June 2004, we issued a principal amount $50,000 convertible note to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share.

•
In September 2004, we issued a principal amount $30,000 convertible note with warrants to purchase 3,000 shares of common stock to Mr. Mark L. Kay our CEO. The note has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note a into shares of our common stock at $1.00 per share. The warrant exercise period ends in September 2014.

•
In August 2005, we issued a principal amount $90,000 convertible note with warrants to purchase 9,000 shares of common stock to Mr. Mark L. Kay our CEO. The note has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note a into shares of our common stock at $1.00 per share. The warrant exercise period ends in August 2015.

•
In January 2006, we issued a principal amount $10,000 convertible note with warrants to purchase 1,000 shares of common stock to Mr. Mark L. Kay our CEO. The note has a maturity date of March 31, 2006 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note a into shares of our common stock at $1.00 per share. The warrant exercise period ends in January 2016.

•
In February 2006, we issued a principal amount $28,000 convertible note with warrants to purchase 2,800 shares of common stock to Mr. Mark L. Kay our CEO. The note has a maturity date of March 31, 2006 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note a into shares of our common stock at $0.75 per share. The warrant exercise period ends in February 2016.

At September 30, 2006, the Company had six remaining convertible notes payable aggregating $268,000 with its CEO. All the convertible notes payable bear interest equal to the CEO’s private banking account monthly lending rate and are convertible into the Company’s common stock at a price of $0.72, $0.75 and $1.00 per share. The maturity date of four of the notes payable, aggregating $230,000, was December 31, 2005. The maturity date of the notes was extended to March 31, 2007. The remaining two notes in the amounts of $10,000, with a conversion price of $1.00 per share, and $28,000, with a conversion price of $0.75 per share, were executed in January 2006 and February 2006, respectively and have a maturity date of December 31, 2006.

In January 2004, we terminated our employee relationship with Mr. Constatine C. Pavlides our then CFO. A settlement between us and Mr. Constatine C. Pavlides occurred subsequently and included the repayment of a convertible promissory note dated December 2003 in the amount of $20,000 and $36,646 in severance for compensation. These amounts were paid in May 2004 in full settlement and the $36,646 has been recorded as a litigation settlement expense in 2004. As further consideration, the agreement also vested the former CFO options to purchase 50,000 shares of our common stock on a fully converted and fully diluted basis. The options have an exercise price of $1.00 and a term of ten years from Mr. Constatine C. Pavlides hire date. The agreement releases us from any and all prior obligations and claims with Mr. Constatine C. Pavlides.

In November 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Michael Brenner one of our Vice Presidents. The note payable has a maturity date of December 31, 2004 and an interest rate of prime plus two (2%) percent. The conversion feature allows Mr. Michael Brenner to convert the note into shares of our common stock at $1.00 per share. In September 2006, the maturity date of the convertible note was extended to March 31, 2007. In December 2004, we amended the conversion price on the convertible note to $.72 a share. The warrant exercise period ends November 2013.

In December 2003, we received $12,000 and executed a promissory note with Mr. Tomas Yon a founding shareholder of our Company. The note bears interest at prime plus 2% per year. Eight equal principal payments of $1,500 were to commence on June 1, 2004. At December 31, 2004, this note was paid in full.

In January 2004, we issued a principal amount $15,000 convertible note with warrants to purchase 1,500 shares of common stock to Mr. Michael Brenner one of our Vice Presidents. The note payable has a maturity date of December 31, 2004 and an interest rate of prime plus four (4%) percent. The conversion feature allows Mr. Michael Brenner to convert the note into shares of our common stock at $1.00 per share. In September 2006, the maturity date of the convertible note was extended to March 31, 2007. In December 2004, we amended the conversion price on the convertible note to $.72 per share. The warrant exercise period ends November 2013. In December 2004, Mr. Michael Brenner elected to convert half of the principal amount, $7,500, into common stock at a conversion price of $.72 and received 10,417 shares of our common stock.

In January 2004, we received $15,000 and executed a promissory note with Mr. Thomas Yon founding shareholder of our Company. The note is due on December 31, 2004 and bears interest at prime plus 2% per year. The principal balance outstanding on this note is $6,000 at December 31, 2004. The remaining balance of the note is being held in an escrow account with our employment counsel, as we are waiting for a general release from this individual. As of May 13, 2005 this note was paid in full.

In July 2004, we received $2,000 and executed a promissory note with Mr. Robert Denn President. The note is non-interest bearing and is due on December 31, 2004. In December 2004, this note was paid in full.

In August 2004, we received $7,380 and executed a promissory note with Mr. Michael Brenner one of our Vice Presidents. The note was due December 31, 2004 and beared interest at prime plus 2% per year. In December 2004, this note was paid in full.

In November 2004, we issued a principal amount $10,000 convertible promissory note to a relative of Mr. David Morris our former Vice President of Sales. The note payable has a maturity date of April 30, 2006 and bears interest at prime plus two (2%) percent. Interest is due and payable at the maturity date, unless converted in full. The conversion feature allows the holder to convert into shares of our common stock at $1.00 per share. In June 2006, this note was paid in full.

In November 2004, we issued a principal amount $15,000 convertible promissory note to a relative of Mr. David Morris our former Vice President of Sales. The note payable has a maturity date of April 30, 2006 and bears interest at prime plus two (2%) percent. Interest is due and payable at the maturity date, unless converted prior. The conversion feature allows the holder to convert into shares of our common stock at $1.00 per share. In May 2006, this note was paid in full.

In November 2004, we issued a principal amount $25,000 convertible promissory note to a relative of Mr. David Morris our former Vice President of Sales. The note payable has a maturity date of April 30, 2006 and bears interest at prime plus two (2%) percent. Interest is due and payable at the maturity date, unless converted prior. The conversion feature allows the holder to convert into shares of our common stock at $1.00 per share. In August 2006, this note was paid in full.

In August, September and December 2005, the Company executed 8% convertible promissory notes in the amounts of $10,000, $5,000 and $10,000 with Sunita Pemmaraju, a relative of the Chief Technology Officer. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the individual and the Company. On October 17, 2005, the related party became an employee of the Company. In September 2006, the maturity dates of the notes were extended to March 31, 2007.

In August and December 2005, the Company executed 8% convertible promissory notes in the amounts of $50,000 and $34,000 with Robert Denn, its President. The convertible promissory note for $34,000 was paid in full in December 2005. The principal of the August 2005 note shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the President and the Company. In September 2006, the maturity date of the $50,000 note was extended to March 31, 2007.

In September 2005, the Company executed an 8% convertible promissory note in the amount of $5,000 with Joseph Corrao, a relative of the Chief Financial Officer. The principal shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the individual and the Company. In September 2006, the maturity date of the note was extended to March 31, 2007.

In December 2005, the Company executed an 8% convertible promissory note in the amount of $10,000 with Dawn Rodriguez, its Office Manager. The principal shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the Office Manager and the Company. In September 2006, the maturity date of the note was extended to March 31, 2007.

In January 2006, the Company executed an 8% convertible promissory note in the amount of $70,000 with Dawn Rodriguez, its Office Manager. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of June 30, 2006 or later if agreed upon by the Office Manager and the Company. The note was partially repaid in the amount of $10,000 in June 2006 and $2,500 in August 2006. In September 2006, the maturity date of the balance of the note was extended to March 31, 2007.

In March 2006, the Company executed an 8% convertible promissory note in the amount of $5,000 with Sunita Pemmaraju, one of its Software Developers and the wife of the CTO. The principal due shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the Software Developer and the Company.

In connection with several of the convertible notes payable, the Company issued warrants exercisable in the aggregate into 80,500 shares of the Company’s common stock at an exercise price of $1.00 per share to the note holders. The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable. These warrants are exercisable for a period of ten years from issuance.

At September 30, 2006, the Company had executed eight notes payable with its CEO aggregating $604,000:

•
Three of the notes, aggregating $189,000, had maturity dates of December 31, 2005 with interest at a per annum rate equal to the CEO’s private account monthly lending rate. In December 2005, the maturity dates of the notes were extended to March 31, 2006. In September 2006, the maturity dates of the notes were extended to March 31, 2007.

•
Two of the notes, aggregating $160,000 have maturity dates of May 13, 2006 for the $150,000 note and September 30, 2006 for the $10,000 note. Both notes bear interest at a rate equal to 8% per annum. In May 2006, the maturity date of the $150,000 note was extended to June 30, 2006. In September 2006, the maturity date of the $150,000 note was extended to March 31, 2007.

•
Two of the notes, in the amounts of $5,000 and $150,000, were executed in April 2006 and bear interest at a per annum rate equal to the CEO’s private account monthly lending rate. The $7,000 note was repaid in April 2006. The $5,000 note has a maturity date of September 30, 2006. The $150,000 note has a maturity date of June 30, 2006. In September 2006, the maturity date of both notes was extended to March 31, 2007.

•
The remaining note in the amount of $100,000 was executed in May 2006 and bears interest at a rate equal to 9% per annum with a maturity date of July 31, 2006. In September 2006, the maturity date of the $100,000 note was extended to March 31, 2007. For the nine months ended September 30, 2006, the interest ranged between 8.625% and 10.750% per annum. In connection with the $100,000 note executed in May 2006, the Company issued warrants exercisable in the aggregate into 200,000 shares of the Company’s common stock at an exercise price of $0.13 per share to the CEO. The warrants were issued at the ratio of one warrant for each $0.50 of note payable. These warrants are exercisable for a period of five years from issuance.

At September 30, 2006, the Company had executed four notes payable with its President aggregating $25,000. Notes totaling $10,000, executed in January 2006, are non-interest bearing. Notes totaling $15,000, executed in February 2006 for $5,000 and March 2006 for $10,000, bear interest at a rate equal to 8% percent per annum. The maturity date of all the notes was September 30, 2006. In September 2006, the maturity date of all of the notes was extended to March 31, 2007.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s shares of common stock were approved for listing on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. (“NASD”) in December 2005. Prior to December 2005, there was no public market for the common stock. The Company’s common stock is quoted on the OTC Electronic Bulletin Board maintained by the NASD under the symbol “SKFT.OB”. It has been traded in the over-the-counter market on a limited basis. The following sets forth high and low bid price quotations for each calendar quarter during the last fiscal years that trading occurred or quotations were available. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The following table sets out the high and low bid information for the common stock as reported by the OTC Bulletin Board for each period/quarter indicated in US$:

Calendar Period	High Bid (1)	Low Bid(1)

2005
Fourth Quarter	$1.15	$0.90

2006
First Quarter	$1.06	$0.14
Second Quarter	$0.21	$0.07
Third Quarter	$0.17	$0.06

Holders of Our Common Stock

As of September 30, 2006, there were about 176 holders of the common stock on record (several holders of record are brokerage firms, which handle accounts for individual investors).

Dividend Policy

We have not previously paid any cash dividends on common stock and the Company does not anticipate or contemplate paying dividends on common stock in the foreseeable future. Our present intention is to utilize all available funds to develop and expand our business. The only restrictions that limit the ability to pay dividends on common equity, or that are likely to do so in the future, are those restrictions imposed by law and those restrictions imposed under contractual obligation. Under New Jersey corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of liabilities plus the amount needed to satisfy outstanding liquidation preferences.

In accordance with the Cornell and Highgate securities purchase agreements, we have limitations and restrictions upon the rights of our Board of Directors to declare dividends, and we may pay limited dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the New Jersey Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

Securities Authorized for Issuance Under Equity Compensation Plans

The board of directors has from time to time authorized the issuance of options to employees as compensation for services performed or as incentive for future performance of employee duties. Such issuances were issued without a formal compensation plan having been adopted. On September 4, 2004, the board adopted a normal long-term incentive compensation plan. In September 2006, the board authorized an increase in the number of shares reserved for the plan from 5,000,000 shares to 10,000,000 shares. The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the nine months ended September 30, 2006:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities) reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,794,553	$0.3371	3,205,447
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	6,794,553	$0.3371	3,205,447

EXECUTIVE COMPENSATION

The following table shows the compensation awarded to, paid to, or earned by, our Chief Executive Officer and our four other most highly compensated executive officers whose total compensation during the last fiscal year exceeded $100,000.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation
Mark L. Kay	2006	$90,000	--	--	--	324,732	--	--
Chief Executive Officer	2005	$111,000	--	--	--	--	--	--
	2004	$111,000	--	--	--	--	--	--
	2003	$75,000	--	--	--	1,000,000	--	--

Robert Denn	2006	$90,000	--	--	--	324,732	--	--
Chairman of the Board of	2005	$106,000	--	--	--	--	--	--
Directors, President	2004	$106,000	--	--	--	--	--	--
	2003	$78,000	--	--	--	--	--	--

Ramarao Pemmaraju	2006	$90,000	--	--	--	324,732	--	--
Chief Technical Officer	2005	$111,000	--	--	--	--	--	--
	2004	$111,000	--	--	--	--	--	--
	2003	$78,000	--	--	--	--	--	--

George Waller	2006	$98,000	--	--	--	340,263	--	--
Executive Vice President	2005	$111,000	--	--	--	--	--	--
of Marketing	2004	$111,000	--	--	--	--	--	--
	2003	$78,000	--	--	--	--	--	--

Mark Corrao	2006	$90,000	--	--	--	324,732	--	--
Chief Financial Officer	2005	$111,000	--	--	--	--	--	--
	2004	$111,000	--	--	--	--	--	--
	2003	$78,000	--	--	--	--	--	--

Options Grant Table

The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2005. We did not have during such fiscal year, and currently do not have, any plans providing for the grant of stock appreciation rights

Option/Sar Grants In Last Fiscal Year
Individual Grants
Name	Number of Securities Underlying Options granted	Percent of total options granted to executives in fiscal years 2003-2005	Exercise or base price ($/Sh)	Expiration Date
N/A

(1)	Aggregated Option Exercises and Fiscal Year end Option Value Table.

There were no options or warrants exercised by any of the Named Executive Officers during the most recently completed fiscal year.

We do not have any Long-Term Incentive Plans.

Management is entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on our behalf.

Compensation of Directors

There are no standard arrangements pursuant to which our directors are compensated for their services as directors. No additional amounts are payable to our directors for committee participation or special assignments. We currently do not have any external committees. There are no other arrangements pursuant to which any director was compensated during our last completed fiscal year for any service provided as director.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We have entered into an employment agreement with Mark Kay which provides for his employment as our Chief Executive Officer at a base compensation of $75,000 per year, subject to reviews and increases (including an increase to $150,000 upon achieving $2,000,000 in equity funding). The term of Mr. Kay's employment agreement was from May 20, 2003 through June 1, 2006. The agreement also granted Mr. Kay options for the purchase of 1,000,000 shares of our common stock at an exercise price of $1.00 per share, vesting 33.3% each on June 1, 2004, June 1, 2005 and June 1, 2006. If the agreement is terminated as a result of Mr. Kay's death or disability, any unvested options granted under the agreement will immediately become fully vested. If Mr. Kay terminates his employment for good reason or we terminate it without cause, Mr. Kay will be entitled to receive severance benefits. In the event Mr. Kay's employment is terminated at any time as of his six month anniversary and up to the date of his fifth year anniversary with us, we would continue to pay Mr. Kay the per annum rate of salary in effect on the date of termination for a period of six months. In the event Mr. Kay's employment is terminated at any time as of his five year anniversary with us, or thereafter, we would continue to pay Mr. Kay the per annum rate of salary in effect on the date of termination for a period of twelve months. Additionally, we would be obligated to continue Mr. Kay's medical and dental benefits at the level then in effect on the date of such termination for the period of the severance payment. The current severance payment to Mr. Kay based upon the current salary would be six months based on a per annum compensation of $111,000 or $55,500. Currently, Mr. Kay maintains medical and dental insurance independent of us. This agreement was amended as of May 16, 2004. The amendment authorizes an increase in Mr. Kay's compensation to $111,000 per year as of May 16, 2004. The agreement was further amended November 27, 2004 by authorizing the replacement of the clause regarding the salary increase to $150,000 upon achieving $2,000,000 in equity funding to "there will be no raises permitted until we are public".

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING & FINANCIAL MATTERS

On October 2, 2006 the Company was notified by it’s independent registered public accounting firm, Massella & Associates, CPA, PLLC, that it will no longer be performing PCAOB attestations effective as of October 4, 2006. As a result, the Company has dismissed this firm as it’s independent registered public accounting firm, effective as of such date.

The reports of Massella & Associates, CPA, PLLC on the financial statements of the Company for the fiscal years ended December 31, 2004 and December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

The decision to change independent registered public accounting firms was approved by the members of the board of Directors of the Company.

During the two most recent fiscal years and the subsequent interim periods through October 4, 2006, there were no disagreements with Massella & Associates, CPA, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Massella & Associates, CPA, PLLC, would have caused it to make reference thereto in its reports on the financial statements for such years.

The Company has engaged Most & Company, LLP as its new independent certified public accounting firm to audit the Registrant’s financial statements effective October 3, 2006. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

On March 21, 2006, we dismissed Rosen Seymour Shapss Martin & Company (“the former accountants”) as our independent registered public accounting firm. In light of our limited financial resources, we determined that it was not practicable for us to continue to retain the former accountants as our independent registered public accounting firm.

Since their appointment in December 2005, the former accountants had been gathering information and making inquiries of management and the predecessor accountant in support of the Company’s opening balances as of January 1, 2005 and in preparation for their audit for the year ended December 31, 2005.

Certain documentation we provided was deemed insufficient to support a certain opening balance for the purpose of the 2005 audit. Until this matter is resolved to their satisfaction, the former accountants would not proceed with the engagement.

We did not agree with the former accountants concerning the adequacy and sufficiency of the documentation to support the Company’s opening balance as of January 1, 2005, but we were not able to reach a conclusion as we could not afford to continue to pay the fees of the former accountants which substantially exceeded the estimate originally provided to us when we engaged them.

These “claims” of the documentation to support certain opening balances as of January 1, 2005 were in the nature of the “insufficiencies”. To the best of our knowledge, the former accountants did not obtain the documentation they expected to support a certain opening balance, nor did they perform any auditing procedures in order to reach a conclusion or form an opinion on any matters of accounting principles or practices, or financial statement disclosures, or auditing scope or procedure in connection with the 2005 audit engagement

On May 18, 2004, we notified Dischino & Associates, P.C. that they would no longer be engaged as our auditors and appointed Massella & Associates, CPA, PLLC, a local New York firm, which specializes in S.E.C. accounting and auditing services, to be our new auditors. Our Board of Directors on September 3, 2004, approved SFT's change of auditors. Dischino & Associates, P.C. report on our financial statements for the 2002 year contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. Dischino & Associates, P.C. report on the Company's financial statements were qualified. There were no disagreements between StrikeForce Technologies, Inc. and Dischino & Associates, P.C. on any matters of accounting principles or practices, financial disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of Dischino & Associates, P.C., would have caused Dischino & Associates, P.C., to make a reference to the subject matter thereof in connection with our audit.

From the date of dismissal of Dischino & Associates, P.C. until the date of engagement of Massella & Associates, CPA, PLLC, we had no disagreements with Dischino & Associates, P.C. on accounting and financial matters.

Since the engagement of Massella & Associates, CPA, PLLC there have been no disagreements with Massella & Associates, CPA, PLLC on accounting and financial matters.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A: 3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the securities act Of 1933, as amended, may be permitted to directors, officers or persons Controlling us pursuant to the foregoing provisions, it is the opinion Of the Securities and Exchange Commission that such indemnification is against Public policy as expressed in the act and is therefore unenforceable.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the applicable statute and for the indemnification of our officers and directors to the fullest extent permitted by law.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Worldwide Stock Transfer, LLC. Its telephone number is (201) 357-4809.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, NY 10018 has passed upon the validity of the shares of common stock offered in this prospectus for us.

EXPERTS

The annual financial statements included in this prospectus included elsewhere in the registration statement have been audited by Massella & Associates, CPA, PLLC, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

STRIKEFORCE TECHNOLOGIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

StrikeForce Technologies, Inc.
Edison, New Jersey

We have audited the accompanying balance sheet of StrikeForce Technologies, Inc. (the "Company") as of December 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully discussed in Note 4 to the financial statements, the Company has restated its 2005 and 2004 financial statements. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and the results of its operations and cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced recurring losses, has a working capital deficiency and has deminimus revenues. The Company is working on various alternatives to improve the Company’s liquidity to support operations. Absent the successful completion of one of these alternatives, the Company’s operating results will increasingly become uncertain. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Very truly yours,

MASSELLA & ASSOCIATES, CPA, PLLC
Syosset, New York
April 20, 2006, except for Note 22, as to which the date is May 8, 2006, and  Notes 2, 4, 10 and 11, as to which the date is June 6, 2006.

STRIKEFORCE TECHNOLOGIES, INC. BALANCE SHEET DECEMBER 31, 2005 (AS RESTATED)
ASSETS

Current Assets:
Cash and cash equivalents	$77,094
Accounts receivable, net	1,883
Short-term portion of deferred royalties	475,448
Prepaid expenses	63,920
Total current assets	618,345

Property and equipment, net	45,099
Long-term portion of deferred royalties	2,087,357
Intangible assets, net	4,329
Security deposit	8,684
Total Assets	$2,763,814

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Convertible notes payable	$33,000
Convertible notes payable - related parties	427,500
Notes payable - related parties	189,000
Capital leases payable	25,243
Accounts payable	205,654
Accrued expenses	166,186
Payroll taxes payable	58,175
Due to employees	32,122
Total current liabilities	1,136,880

Secured convertible notes payable	1,013,740
Derivative financial instrument	1,972,288
Convertible notes payable	510,000
Long-term portion of capital leases payable	26,383
Total Liabilities	4,659,291

Commitments and contingencies

Stockholders' Equity (Deficiency)
Preferred stock, par value $0.10 - 10,000,000 shares authorized,
-0- issued and outstanding	-
Common stock, par value $0.0001 - 100,000,000 shares
authorized, 18,454,250 issued and outstanding	1,846
Additional paid-in capital	7,326,491
Accumulated deficit	(9,223,814)
Total Stockholders' Equity (Deficiency)	(1,895,477)
Total Liabilities and Stockholders' Equity (Deficiency)	$2,763,814

The accompanying notes and independent auditors' report should be read in  conjunction with the financial statements.

STRIKEFORCE TECHNOLOGIES, INC. STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 (AS RESTATED)

	2005	2004

Revenues	$30,532	$57,238

Cost of sales	15,232	9,029

Gross profit	15,300	48,209

Operating expenses:
Selling, general and administrative expenses	3,549,749	2,719,258
Research and development	368,331	228,411
Total operating expenses	3,918,080	2,947,669

Loss from operations before other expense	(3,902,780)	(2,899,460)

Other expense:
Interest and financing expense	442,379	91,429
Derivative instrument expense, net	829,767	47,291
Total other expense	1,272,146	138,720

Net loss	$(5,174,926)	$(3,038,180)

Basic and diluted loss per common share	$(0.29)	$(0.20)

Weighted average number of common shares outstanding	17,561,732	15,348,955

The accompanying notes and independent auditors' report should be read in  conjunction with the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(AS RESTATED)

				Additional		Total
		Common Stock		Paid-in	Accumulated	Stockholders
	Date	Shares	Amount	Capital	Deficit	(Deficiency)/Equity

Balance at December 31, 2003		13,684,257	$6,842	$425,699	$(1,010,708)	$(578,167)

Warrants issued in connection with convertible notes	Jan-04	-	-	942	-	942

Sale of shares for cash	Feb-04	27,778	14	19,986	-	20,000

Warrants issued in connection with convertible notes	Feb-04	-	-	767	-	767

Issuance of shares for consulting services	Apr-04	800,000	400	575,600	-	576,000

Sale of shares for cash	May-04	531,443	266	382,374	-	382,640

Issuance of shares to advisory board	May-04	25,000	12	17,988	-	18,000

Sale of shares for cash	Jun-04	334,941	167	240,990	-	241,157

Issuance of shares to advisory board	Jun-04	100,000	50	71,950	-	72,000

Issuance of shares for consulting services	Jun-04	410,000	205	294,995	-	295,200

Contibution of shares by President to pay consulting services	Jun-04	-	-	36,000	-	36,000

Sale of shares for cash	Jul-04	41,667	21	29,979	-	30,000

Issuance of shares for consulting services	Jul-04	13,889	7	9,993	-	10,000

Sale of shares for cash	Aug-04	225,155	113	161,999	-	162,112

Sale of shares for cash	Sep-04	268,491	134	193,182	-	193,316

Warrants issued in connection with convertible notes	Sep-04	-	-	390	-	390

Change in par value - $0.0005 to $0.0001	Sep-04	-	(6,585)	6,585	-	-

Sale of shares for cash	Oct-04	106,722	11	76,829	-	76,840

Sale of shares for cash	Nov-04	55,556	6	39,994	-	40,000

Sale of shares for cash	Dec-04	108,332	10	77,988	-	77,998

Stock options granted for future royalties	Dec-04	-	-	3,194,274	-	3,194,274

Conversion of notes to shares	Dec-04	427,082	43	307,457	-	307,500

Net loss		-	-	-	(3,038,180)	(3,038,180)

Balance at December 31, 2004		17,160,313	$1,716	$6,165,961	$(4,048,888)	$2,118,789

The accompanying notes and independent auditors' report should be read in  conjunction with the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(AS RESTATED)

				Additional		Total
		Common Stock		Paid-in	Accumulated	Stockholders'
	Date	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2004		17,160,313	$1,716	$6,165,961	$(4,048,888)	$2,118,789

Sale of shares for cash	Jan-05	95,209	10	68,540	-	68,550

Issuance of shares for consulting services	Mar-05	33,333	3	29,997	-	30,000

Shares issued for financing expense related to
secured debentures	Apr-05	150,000	15	134,985	-	135,000

Issuance of shares for consulting services	Jul-05	100,000	10	89,990	-	90,000

Issuance of stock options for recruiting fees	Jul-05	-	-	4,160	-	4,160

Sale of shares for cash	Aug-05	51,112	5	45,995	-	46,000

Issuance of warrants in connection with convertible notes	Aug-05	-	-	3,706	-	3,706

Sale of shares for cash	Sep-05	67,223	7	60,493	-	60,500

Issuance of warrants in connection with convertible notes	Sep-05	-	-	253	-	253

Sale of shares for cash	Oct-05	342,000	34	277,766		277,800

Issuance of shares for consulting services	Oct-05	10,000	1	8,999		9,000

Issuance of warrants in connection with consulting services	Oct-05	-	-	149,120	-	149,120

Sale of shares for cash	Nov-05	55,558	6	49,994		50,000

Sale of shares for cash	Dec-05	382,002	38	343,762		343,800

Issuance of shares for consulting services	Dec-05	7,500	1	6,749		6,750

Issuance of warrants in connection with convertible notes	Dec-05	-	-	2,423	-	2,423

Revaluation of stock options granted for future royalties	Dec-05	-	-	(116,402)	-	(116,402)

Net loss		-	-	-	(5,174,926)	(5,174,926)

Balance at December 31, 2005		18,454,250	$1,846	$7,326,491	$(9,223,814)	$(1,895,477)

The accompanying notes and independent auditors' report should be read in  conjunction with the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(AS RESTATED)

	2005	2004
Cash flows from operating activities:
Net loss	$(5,174,926)	$(3,038,180)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization	27,072	19,936
Amortization of deferred financing costs	153,614	10,736
Professional fees through issuance of common stock, options and warrants	473,717	839,200
Amortization of discount on convertible notes	358,970	-
Royalty expense paid through issuance of stock options	484,647	30,422
Recruiting fees paid through issuance of stock options	4,160	-
Mark to market on derivative financial instrument expense	829,767	47,291
Changes in assets and liabilities affecting operations:
Accounts and other receivable, net	10,815	802
Prepaid expenses	(27,487)	(2)
License for receivable	-	3,000
Security deposits	-	(4,314)
Accounts payable	83,922	(25,238)
Accrued expenses	(5,104)	71,652
Payroll taxes payable	5,245	44,610
Due to factor	-	(3,969)
Due to employees	28,130	(174)
Net cash used in operating activities	(2,747,458)	(2,004,228)

Cash flows from investing activities:
Investment in website	-	(7,750)
Purchases of property and equipment	(28,942)	(13,096)
Net cash used in investing activities	(28,942)	(20,846)

Cash flows from financing activities:
Proceeds from sale of common stock	846,650	1,224,063
Proceeds from convertible notes payable	1,760,000	500,000
Proceeds from convertible notes payable - related parties	217,000	265,000
Proceeds from notes payable - related parties	48,000	228,380
Payments on convertible notes payable - related parties	(37,000)	(20,000)
Payments on notes payable - related parties	(62,700)	(45,380)
Payments on note payable	-	(6,000)
Principal payments for capital leases	(22,201)	(21,529)
Net cash provided by financing activities	2,749,749	2,124,534

Net (decrease) increase in cash	(26,651)	99,460

Cash, beginning of period	103,745	4,285

Cash, end of period	$77,094	$103,745

Supplemental disclosure of cash flow information:
Interest expense	$34,380	$33,557
Income taxes	$-	$750

Supplemental schedule of non-cash activities:
Downward revaluation of stock options issued for deferred royalties	$116,400	$-
Consulting services for convertible note	$33,000	$-
Issuance of common stock for services to be provided	$90,000	252,000
Warrants issued in connection with convertible notes	$6,381	$2,099
Warrants issued in connection with consulting services	$149,120	$-
Capital contribution for services	$-	$36,000
Stock options issued for prepaid royalties	$-	$3,194,274
Conversion of convertible promissory notes payable
into common stock	$-	$307,500
Net increase in discount on notes payable	$797,119	$220,556
Net change in par value of common stock	$-	$5,474
Accrued interest converted into convertible note	$24,876	$-
Services to be provided for common stock to be issued	$36,400	$-

The accompanying notes and independent auditors' report should be read in  conjunction with the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 1 - NATURE OF OPERATIONS

StrikeForce Technical Services Corporation was incorporated in the state of New Jersey, in August 2001. On September 3, 2004, the shareholders approved an amendment to the Certificate of Incorporation to change the name from StrikeForce Technical Services Corporation to StrikeForce Technologies, Inc. (the “Company”). Prior to December 2002, the Company was a reseller of computer hardware, software products, and telecommunications equipment and services. In December 2002, the Company began to acquire the rights to intangible technology, as described in Note 8, which upon the consummation changed the direction of the Company’s business. The Company is a software development and services company. The Company owns the exclusive right to license and develop various identification protection software products that were developed to protect computer networks from unauthorized access and to protect network owners and users from identity theft. The Company has developed a suite of products based upon the licenses and the Company is seeking to commercially exploit the products in the areas of eCommerce, corporate, government and consumer sectors. The technology developed by the Company and used in the Company’s ProtectID™ and WebSecure™ products is the subject of two pending patent applications. The Company’s firewall product, which is in the research and design phase, is the subject of a pending provisional patent application. A fourth patent application relating to the Company’s ProtectID™ product was combined into the first ProtectID™ pending patent application and was allowed to lapse. The Company’s operations are based in Edison, NJ.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash and cash equivalents. The Company maintains balances in accounts, which at times, may exceed Federal Deposit Insurance Corporation insured limits. The Company believes that such risk is minimal based on the reputation of the financial institution.

b)	Accounts receivable

Accounts receivable are recorded at the outstanding amounts net of each respective allowance for doubtful accounts. The Company utilizes the allowance method for recognizing the collectibility of its accounts receivables. The allowance method recognizes bad debt expense based on review of the individual accounts outstanding as well as the surrounding facts. No allowance for doubtful accounts exists at December 31, 2005.

c)	Property and equipment

Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of furniture and fixtures are seven years, and office equipment and machinery and equipment are five years. Computer equipment and software are depreciated over three years.

d)	Long-lived assets

Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

d)	Long-lived assets - (cont’d)

against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

e)	Income taxes

The Company accounts for income taxes in accordance with the “liability method” of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods’ taxable income for federal and state income tax reporting purposes.

f)	Revenue recognition

The Company’s revenues are derived principally from the sale and installation of its various identification protection software products and related hardware and services. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, that the product has been shipped or the services have been provided to the customer, that the sales price is fixed or determinable, and collectibility is reasonably assured. The Company reduces revenue for estimated customer returns. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Hardware - Revenue from hardware sales is recognized when the product is shipped to the customer and there are either no unfulfilled company obligations or any obligations that will not affect the customer's final acceptance of the arrangement. Any cost of these obligations is accrued when the corresponding revenue is recognized. For the years ended December 31, 2005 and 2004, total hardware revenues for products shipped or delivered were $7,929 (which was 26% total revenues) and $20,636 (which was 36% total revenues), respectively.

Software - Revenue from delivered elements of one-time charge licensed software is recognized at the inception of the license term, provided the Company has vendor-specific objective evidence of the fair value of each delivered element. Revenue is deferred for undelivered elements. The Company recognizes revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured. Delivery generally occurs when the product is delivered to a common carrier. The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. The Company does not request collateral from customers. If the Company determines that collection of a fee is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash. Revenue from monthly software licenses is recognized on a subscription basis. For the years ended December 31, 2005 and 2004, total software revenues for software shipped or delivered were $5,500 (which was 18% of total revenues) and $6,875 (which was 12% of total revenues), respectively.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

f)	Revenue recognition- (cont’d)

Services - Revenue from time and service contracts is recognized as the services are provided. The Company offers an Application Service Provider hosted service whereby customer usage transactions are invoiced monthly on a cost per transaction basis. The service is sold via the execution of a Customer Agreement between the Company and the Company’s end user. Initial set-up fees are recognized upon completion of service. For the years ended December 31, 2005 and 2004, total revenues for services provided were $16,148 (which was 53% of total revenues) and $26,047 (which was 46% of total revenues), respectively.

Revenue from fixed price long-term service contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Revenue from maintenance is recognized over the contractual period or as the services are performed. Revenue in excess of billings on service contracts is recorded as unbilled receivables and is included in trade accounts receivable. Billings in excess of revenue that is recognized on service contracts are recorded as deferred income until the aforementioned revenue recognition criteria are met.

Consulting - In October 2005, the Company was compensated for a speaking engagement given by its CEO. For the years ended December 31, 2005 and 2004 consulting revenue was $955 (which was 3% of total revenues) and $0, respectively.

Commissions - In 2001 the Company became a reseller of Nextel and XO Communication cellular services. These sales provided both commissions on the sale of Nextel phones and residual commission income from XO Communications beginning in January 2002. For the years ended December 31, 2005 and 2004, commission income was $0 and $3,680 respectively. The commission revenue varied from month to month, dependent on the utilization of the services by the customer and the terms of their contracts. Effective August 2004, the Company no longer received these commissions due to the conclusion of the residual terms between the Company and XO Communications, and the Company ceasing to resell Nextel phones. All revenue from commissions was recognized when received.

g)	Software development costs

Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product’s remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized. Total research and development costs for the years ended December 31, 2005 and 2004 were $368,331 and $228,411, respectively.

Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

h)	Comprehensive income

The Company adopted SFAS No. 130, “Accounting for Comprehensive Income.” This statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company had no items or other comprehensive income for the years ended December 31, 2005 and 2004.

i)	Stock-based compensation

In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards ("SFAS') No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123” ("SFAS 148"). SFAS 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and does not permit the use of the original SFAS 123 prospective method of transition in fiscal years beginning after December 15, 2003. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results, regardless of whether, when, or how an entity adopts the preferable, fair value based method of accounting. SFAS 148 improves the prominence and clarity of the pro forma disclosures required by SFAS 123 by prescribing a specific tabular format and by requiring disclosure in the "Summary of Significant Accounting Policies" or its equivalent and improves the timeliness of those disclosures by requiring their inclusion in financial reports for interim periods. In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123 (revised 2004) (“123R”) Share Based Payment. Statement 123R supersedes Accounting Principles Board (“APB”) Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company is required to implement 123R beginning in the fiscal year beginning January 1, 2006.

The Company currently accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, as permitted by SFAS No. 123. During the years ended December 31, 2005 and 2004, there was no stock-based employee compensation cost included in the determination of net loss reported. The following table illustrates the effect on net (loss) income attributable to common shareholders and net (loss) income per share if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation for the years ended December 31, 2005 and 2004:

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

i)	Stock-based compensation - (cont’d)

	2005	2004
Net (loss), as reported	$(5,174,926)	$(3,038,180)
	488,807	30,422
Stock based compensation (benefits) cost included in the determination of net income as reported Stock-based compensation cost determined under the fair value method	(666,472)	(194,407)

Pro forma net (loss)	$(5,352,591)	$(3,202,165)

Net (loss) income per share:	$(0.29)	$(0.20)
Basic and diluted - as reported Basic and diluted - pro forma	$(0.31)	$(0.21)

The above pro forma disclosure may not be representative of the effects on reported net operations for future years as employee options vest over three years and the Company may continue to grant options to employees.

The fair market value of the options granted was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2005	2004
Risk-free interest rate	3.1% - 4.7%	3.1% - 4.7%
Dividend yield	0.00%	0.00%
Expected volatility	6% - 29%	11% - 17%
Expected option life	5 - 10 years	5 - 10 years

j)	Loss per common share

Loss per common share is computed pursuant to SFAS No. 128, “Earnings Per Share.” Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of December 31, 2005 and 2004, options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

k)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

k)	Use of estimates - (cont’d)

of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

l)	Fair value disclosure

The carrying value for cash, receivables, accounts and notes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company’s long-term debt also approximate fair values based on current rates for similar debt.

m)	New accounting pronouncements

The FASB issued Staff Position FIN46(R)-5, Implicit Variable Interests Under FASB Interpretation No. 46 (revised December 2003), in March 2005. It addresses whether a reporting enterprise should consider whether it holds an implicit variable interest in a variable interest entity ("VIE") or potential VIE when specific conditions exist. In 2005, the Company has adopted this pronouncement.

The FASB issued Staff Position FIN 47, Accounting for Conditional Asset Retirement Obligations, and an interpretation of FASB Statement No. 143, in March 2005. The Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The statement clarifies the term "conditional asset retirement obligation" as used in FASB 143. The Company believes that it is already in compliance with the statement and does not expect any impact on financial position or results of operations when adopted.

In December 2004, the FASB issued FSP FAS No. 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, for the Tax Deduction Provided to U.S. Based Manufacturers by the American Jobs Creation Act of 2004" ("FSP FAS No. 109-1"). This statement requires the qualified production activities deduction as defined in the American Jobs Creation Act of 2004 (the "Jobs Act") to be accounted for as a special deduction in accordance with SFAS No. 109, "Accounting for Income Taxes." The statement also requires that the special deduction should be considered in measuring deferred taxes when graduated tax rates are a significant factor and when assessing whether a valuation allowance is necessary. FSP FAS No. 109-1 was effective upon issuance. In accordance with the Jobs Act, determination of the qualified production activities deduction is not required until 2005. Due to the projected tax losses for the next few years, management does not believe that this statement will have a material effect on the Company's results of operations, financial condition and liquidity.

The FASB issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3 ("SFAS 154"). SFAS 154 is effective, and will be adopted, for accounting changes made in fiscal years beginning after December 15, 2005 and is to be applied retrospectively. SFAS 154 requires that retroactive application of a change in accounting principle be limited to the direct effects of the change. The Company is currently evaluating the impact of this standard.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets--an amendment of APB Opinion No. 29." This Statement amended APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

m)	New accounting pronouncements - (cont’d)

commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact upon the Company's financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155 - "Accounting for Certain Hybrid Financial Instruments-- an amendment of FASB Statements No. 133 and 140." This Statement amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement:

a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of the Company’s fiscal year, provided the Company has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that the Company holds at the date of adoption on an instrument-by-instrument basis.

The Company does not believe that any other of the recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

n)	Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

o)	Discount on debt

The Company has allocated the proceeds received from convertible debt instruments between the underlying debt instruments and has recorded the conversion feature as a liability in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and related interpretations. The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, have been recorded at their fair value within the terms of SFAS No. 133 as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Statement of Operations. The Company has also recorded the resulting discount on debt related to the warrants and conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

p)	Derivatives

The Company accounts for derivatives in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and the related interpretations. SFAS 133, as amended, requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation. At December 31, 2005, the Company had not entered into any transactions which were considered hedges under SFAS 133.

q)	Financial instruments

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

q)	Financial instruments - (cont’d)

classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The fair value model utilized to value the various compound embedded derivatives in the secured convertible notes comprises multiple probability-weighted scenarios under various assumptions reflecting the economics of the secured convertible notes, such as the risk-free interest rate, expected Company stock price and volatility, likelihood of conversion and or redemption, and likelihood of default status and timely registration. At inception, the fair value of the single compound embedded derivative was bifurcated from the host debt contract and recorded as a derivative liability which resulted in a reduction of the initial notional carrying mount of the secured convertible notes (as unamortized discount which will be amortized over the term of the notes under the effective interest method).

NOTE 3 -  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. At December 31, 2005, the Company's restated accumulated deficit was $9,223,814, its restated working capital deficiency was $518,535 and approximately 93% of its assets consist of deferred royalties. In addition, the Company had restated net losses of $5,174,926 and $3,038,180 for the years ended December 31, 2005 and 2004.

The Company has issued three-year and two-year secured debentures in 2004 and 2005 that are convertible into shares of the Company’s common stock to Cornell and Highgate, respectively. Under the terms of the secured debentures, the Company is restricted in its ability to issue additional securities as long as any portion of the principal or interest on the secured debentures remains outstanding.

Currently, the Company is aggressively attempting to increase revenues and improve profit margins by implementing a revised sales strategy. In principle, the Company is redirecting its sales focus from direct sales to companies using an internal sales force, to selling through a distribution channel of Value Added Resellers and Original Equipment Manufacturers. The profit margin for this approach is more lucrative than selling direct due to the increase in sales volume. This revised sales approach should increase the Company’s sales and revenues in order to mitigate future losses. In addition, management has raised funds through convertible debt instruments and the sale of equity in order to alleviate the working capital deficiency. Through the utilization of the public capital markets, the Company plans to raise the funds necessary to continue, expand and enhance its growth, however, there can be no assurance that this will be able to increase revenues or raise additional capital. In December 2005 (see Note 18) and March 2006 (see Note 22), the Company engaged the services of two consulting firms in order for the Company to obtain additional funding.

The Company intends to utilize the funding obtained in order to cover the monthly burn and maintain operations. In May 2006, the Company has executed a term sheet with an investor in the amount of $1 million which shall enable the Company to sustain operations. The first tranche of $500,000 should be available to the Company by the end of the second quarter of 2006, of which there can be no assurance. The Company is awaiting the contracts.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 3 -  GOING CONCERN - (cont’d)

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 4 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company's management determined that the Company should restate previously issued financial statements for the two years ended December 31, 2004 and 2005 to correct for errors in the accounting for embedded derivative instruments within the Company’s secured convertible debt that required the Company to bifurcate them and account for them separately as derivative instrument liabilities. The following provides a more detailed discussion of the restatement along with a comparison of the amounts previously reported in the Balance Sheet for December 31, 2005, and Statements of Operations in the Company’s Annual Report on Form 10-K for fiscal 2005 and 2004.

More specifically, the convertible debt has previously been accounted for under EITF 98-5 and EITF 00-27 using the intrinsic value accounting model which includes accounting for beneficial conversion features. It has been determined that the secured convertible debentures have compound embedded derivatives requiring bifurcation under EITF 00-19 which require these instruments to be accounted for under SFAS 133 using the fair value accounting model.

As a result of the Company's determination, certain convertible debt instruments are not conventional convertible debt, and any associated warrants and any beneficial conversion features that were previously recorded as additional paid in capital, with a corresponding reduction to the notes payable would be eliminated from the balance sheet and the amortization of any warrant and beneficial conversion feature value would be eliminated from the results of operations. The warrants and any other potential compound embedded derivatives in the notes requiring bifurcation under ElTF 00-19 would be accounted for as liabilities and valued by being marked to market at each balance sheet date under SFAS 133 and the corresponding gain or loss in value would be recorded in our statement of operation as additional financing costs.

The Company reviewed its initial accounting for its convertible promissory notes originally issued to Cornell and subsequent notes issued to Highgate. During the review, the Company identified that EITF 00-19 should be applied to evaluate whether any embedded derivative instruments qualify as equity instruments or as liabilities. As a result, certain compound embedded derivatives were identified that met the conditions set forth under paragraph 12 of SFAS No. 133. These embedded derivative instruments have been evaluated using EITF 00-19 paragraphs 12 to 32 and determined that these instruments would not be classified as components of stockholders equity. The instruments have been deemed liabilities, and as such, will be subject to SFAS 133 and should be recorded at fair value.

Compound embedded derivatives contained in the convertible debentures are now bifurcated from the host debt and measured at fair value and classified as derivative liabilities. These compound embedded derivatives will also be marked to market on each balance sheet date.

The resulting debt discount will be amortized over the period of the convertible debt as interest and other expenses in our accompanying statements of operations.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 4 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS - (cont’d)

The effect on our accompanying balance sheet as of December 31, 2005, was an increase in liabilities by $1,432,844 and corresponding increase in stockholders' deficiency of $1,432,844. The effect on our statement of operations for the year ended December 31, 2005 was a decrease in our net loss of $913,224. Basic and diluted loss per common share for the year ended December 31, 2005 increased by $0.05.

The effect on our accompanying balance sheet as of December 31, 2004, was a decrease in assets of $121,527, an increase in liabilities of $48,124 and corresponding decrease in stockholders' equity of $169,651. The effect on our statement of operations for the year ended December 31, 2004 was an increase in our net loss of $44,651.

Features within the debt noted above that have been evaluated and determined to require such treatment include:

o The principal conversion options.

o The monthly payments conversion options.

o Registration rights.

o Potential liquidated damages.

Management believes the scope and process of its internal review of previously reported financial information was sufficient to identify issues of a material nature that could affect the Company’s Financial Statements and all dates and periods presented herein have been restated to fairly present the results of our operations.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 4 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS - (cont’d)

The following is a summary of the effect of the restatement on the originally issued balance sheets, statements of operation and statements of cash flows for the years ended December 31, 2005 and 2004.

BALANCE SHEETS
As of December 31, 2005 and 2004

	Previously	As	Previously	As
	Reported	Restated	Reported	Restated
	2005	2005	2004	2004
ASSETS
Current Assets:
Cash and cash equivalents	$77,094	$77,094	$103,745	$103,745
Accounts receivable, net	1,883	1,883	12,698	12,698
Short-term portion of deferred royalties	475,448	475,448	365,060	365,060
Prepaid expenses	63,920	63,920	209,779	168,113
Total current assets	618,345	618,345	691,282	649,616

Property and equipment, net	45,099	45,099	43,229	43,229
Long-term portion of deferred financing costs	-	-	79,861	-
Long-term portion of deferred royalties	2,087,357	2,087,357	2,798,792	2,798,792
Intangible assets, net	4,329	4,329	4,329	4,329
Security deposit	8,684	8,684	8,684	8,684
Total Assets	$2,763,814	$2,763,814	$3,626,177	$3,504,650

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)
Current Liabilities:
Convertible notes payable	$33,000	$33,000	$-	$-
Convertible notes payable - related parties	427,500	427,500	247,500	247,500
Notes payable - related parties	189,000	189,000	203,700	203,700
Capital leases payable	25,243	25,243	23,046	23,046
Accounts payable	205,654	205,654	121,731	121,731
Accrued expenses	258,625	166,186	134,057	134,890
Payroll taxes payable	58,175	58,175	52,930	52,930
Due to employees	32,122	32,122	3,993	3,993
Total current liabilities	1,229,319	1,136,880	786,957	787,790

Secured convertible notes payable	1,460,745	1,013,740	500,000	279,444
Derivative financial instrument	-	1,972,288	-	267,847
Convertible notes payable	510,000	510,000	-	-
Long-term portion of capital leases payable	26,383	26,383	50,780	50,780
Total Liabilities	3,226,447	4,659,291	1,337,737	1,385,861

Commitments and contingencies

Stockholders' Equity (Deficiency)
Preferred stock, par value $0.10	-	-	-	-
Common stock, par value $0.0001	1,846	1,846	1,716	1,716
Additional paid-in capital	7,801,460	7,326,491	6,290,961	6,165,961
Accumulated deficit	(8,265,939)	(9,223,814)	(4,004,237)	(4,048,888)
Total Stockholders' Equity (Deficiency)	(462,633)	(1,895,477)	2,288,440	2,118,789
Total Liabilities and Stockholders' Equity (Deficiency)	$2,763,814	$2,763,814	$3,626,177	$3,504,650

STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2005 and 2004

	Previously	As	Previously	As
	Reported	Restated	Reported	Restated
	2005	2005	2004	2004

Revenues	$30,532	$30,532	$57,238	$57,238
Cost of sales	15,232	15,232	9,029	9,029
Gross profit	15,300	15,300	48,209	48,209

Operating expenses:
Selling, general and administrative expenses	3,549,749	3,549,749	2,719,258	2,719,258
Research and development	368,331	368,331	228,411	228,411
Total operating expenses	3,918,080	3,918,080	2,947,669	2,947,669
Loss from operations before other expense	(3,902,780)	(3,902,780)	(2,899,460)	(2,899,460)

Other expense:
Interest and financing expense	358,922	442,379	94,069	91,429
Derivative instrument expense, net	-	829,767	-	47,291
Total other expense	358,922	1,272,146	94,069	138,720

Net loss	$(4,261,702)	$(5,174,926)	$(2,993,529)	$(3,038,180)

Basic and diluted loss per common share	$(0.24)	$(0.29)	$(0.20)	$(0.20)
Weighted average common shares	17,561,732	17,561,732	15,348,955	15,348,955

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 4 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS - (cont’d)

STATEMENTS OF CASH FLOWS
As of December 31, 2005 and 2004

	Previously	As	Previously	As
	Reported	Restated	Reported	Restated
	2005	2005	2004	2004
Cash flows from operating activities:
Net loss	$(4,261,702)	$(5,174,926)	$(2,993,529)	$(3,038,180)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Amortization of deferred financing costs	157,366	153,614	14,209	10,736
Professional fees through issuance of common
stock, options and warrants	438,980	473,717	839,200	839,200
Financing costs paid through issuance of
common stock, options and warrants	146,951	-	-	-
Amortization of discount on convertible notes	-	358,970	-	-
Mark to market on derivative instrument expense	-	829,767	-	47,291
Accounts and other receivable, net	9,858	10,815	802	802
Prepaid expenses	(21,531)	(27,487)	(2)	(2)
Accrued expenses	166,944	(5,104)	70,819	71,652
Due to related party	(17,500)	-	-	-
Other operating activities	633,176	633,176	64,273	64,273
Net cash used in operating activities	(2,747,458)	(2,747,458)	(2,004,228)	(2,004,228)

Net cash used in financing activities	(28,942)	(28,942)	(20,846)	(20,846)

Net cash used in investing activities	2,749,749	2,749,749	2,124,534	2,124,534

Net increase in cash	(26,651)	(26,651)	99,460	99,460

Cash, beginning of period	103,745	103,745	4,285	4,285

Cash, end of period	$77,094	$77,094	$103,745	$103,745

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 4 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS - (cont’d)

The following is a summary of the effect of the restatement on the originally issued statements of operations for each of the three quarters ended during 2005:

	2005 Quarters (Unaudited)
	1st Quarter		2nd Quarter		3rd Quarter
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated

Revenues	$8,029	$8,029	$3,724	$3,724	$14,620	$14,620

Cost of sales	2,371	2,371	1,885	1,885	4,169	4,169

Gross profit	5,658	5,658	1,839	1,839	10,451	10,451

Operating expenses:
Selling, general and admin expenses	781,914	781,914	1,065,342	1,065,342	747,581	747,581
Research and development	104,099	104,099	70,365	70,365	89,303	89,303
Total operating expenses	886,013	886,013	1,135,707	1,135,707	836,884	836,884

Loss from operations before
other expense	(880,355)	(880,355)	(1,133,868)	(1,133,868)	(826,433)	(826,433)

Other expense:
Interest and financing expense	52,011	44,587	100,203	96,812	90,746	142,320

Derivative instrument (income) expense, net	-	(14,654)	-	261,422	-	585,595
Total other expense	52,011	29,933	100,203	358,234	90,746	727,915

Net loss	$(932,366)	$(910,288)	$(1,234,071)	$(1,492,102)	$(917,179)	$(1,554,348)

Basic and diluted loss per
common share	$(0.05)	$(0.05)	$(0.07)	$(0.09)	$(0.05)	$(0.09)

Weighted average common shares	17,254,416	17,254,416	17,394,350	17,394,350	17,547,605	17,547,605

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 4 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS - (cont’d)

	3 Months Ended March 31, 2005		6 Months Ended June 30, 2005		9 Months Ended September 30, 2005
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated

Revenues	$8,029	$8,029	$11,753	$11,753	$26,373	$26,373

Cost of sales	2,371	2,371	4,256	4,256	8,425	8,425

Gross profit	5,658	5,658	7,497	7,497	17,948	17,948

Operating expenses:
Selling, general and admin expenses	781,914	781,914	1,847,256	1,847,256	2,594,837	2,594,837
Research and development	104,099	104,099	174,464	174,464	263,767	263,767
Total operating expenses	886,013	886,013	2,021,720	2,021,720	2,858,604	2,858,604

Loss from operations before
other expense	(880,355)	(880,355)	(2,014,223)	(2,014,223)	(2,840,656)	(2,840,656)

Other expense:

Interest and financing expense	52,011	44,587	152,214	141,399	242,960	283,719

Derivative instrument expense, net	-	(14,654)	-	246,768	-	832,363
Total other expense	52,011	29,933	152,214	388,167	242,960	1,116,082

Net loss	$(932,366)	$(910,288)	$(2,166,437)	$(2,402,390)	$(3,083,616)	$(3,956,738)

Basic and diluted loss per
common share	$(0.05)	$(0.05)	$(0.13)	$(0.14)	$(0.18)	$(0.23)

Weighted average common shares	17,254,416	17,254,416	17,324,969	17,324,969	17,400,272	17,400,272

NOTE 5 - DEFERRED ROYALTIES

Deferred royalties were derived from a royalty agreement with NetLabs.Com, Inc. (“NetLabs”).

On September 11, 2003, the Company signed an Agreement with NetLabs (see Note 8). The Agreement required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company on

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 5 - DEFERRED ROYALTIES - (cont’d)

sales of the software products, as defined in the Agreement. The royalties would apply to net revenues received during a period of five years beginning September 11, 2003 and continuing through August 31, 2008. The Agreement was amended on September 2, 2004 and made effective as of its original effective date to extend the royalty period from five years to ten years, through August 31, 2013. In February 2006, the Agreement was further amended in order to provide clarity to the original Agreement by revising its title to “Royalty Agreement” whereby NetLabs has taken all measures required to provide the Company with the exclusive rights to the intellectual property related to the patents pending for its “Out-of-Band” technology and firewall solutions, while clarifying that NetLabs still retains ownership.

On December 2, 2004, as a condition to the Company obtaining additional financing, the Company and NetLabs agreed to replace the cash royalty provisions of the Agreement. The Company and NetLabs agreed, that NetLabs would instead be issued, as advance royalties, options to purchase 7,600,000 shares of the Company’s common stock at a price of $0.36 per share to vest as follows: 2,530,000 shares at September 11, 2004, 2,530,000 shares at September 11, 2005 and 2,540,000 shares at September 11, 2006. The fair values for these options are measured at the end of each reporting period and are fixed at each vesting date using the Black-Scholes Option Pricing Model. The fair value of the unvested options (as of December 31, 2005) was measured using March 31, 2006 assumptions since those assumptions are considered indicative of a non-temporary change in the market value of the Company’s common stock.

As of December 31, 2005 the options to purchase 2,530,000 shares that vested at September 11, 2004 are valued (as fixed) at $1,066,395, the options to purchase 2,530,000 shares that vested at September 11, 2005 are valued (as fixed) at $1,529,132, and the options to purchase the final 2,540,000 shares (which vest on September 11, 2006) are valued at December 31, 2005 at $482,346. The total value of the deferred royalties, net of accumulated amortization of $515,068 is $2,562,805. The deferred royalties are being amortized over the term of the original NetLabs Agreement (10 years) which will terminate on August 31, 2013. For the year ended December 31, 2005, $484,647 of royalties was expensed, $475,448 was classified as short-term deferred royalties and the remainder of $2,087,357 was classified as long-term deferred royalties on the balance sheet. Measurement is based upon the Black-Scholes Model using the following assumptions:

	December 31, 2004	December 31, 2005	March 31, 2006
Market share price	$0.72	$0.90	$0.22
Expected volatility	10.00%	29.00%	146.00%
Risk-free interest rate	3.75%	4.35%	4.82%
Expected life	5 years	5 years	5 years

NOTE 6 - PREPAID EXPENSES

At December 31, 2005, prepaid expenses consist of the following:

Consulting Services	$39,433
Short term portion of deferred financing costs	1,887
Other	22,600
Total	$63,920

Prepaid consulting services were derived from certain agreements. The first agreement relates to a one year agreement in May 2005 with a public relations firm in which the firm was compensated in the form

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 6 - PREPAID EXPENSES - (cont’d)

of a convertible note issued, in June 2005, valued at $33,000. Consulting costs of $11,000 have been deferred to 2006 (see Note 12). The second agreement relates to a one year agreement in November 2005 with a professional services firm for $5,000 that was paid in full in 2005. Consulting services of $4,167 have been deferred to 2006. The third agreement relates to an agreement in December 2005 with an investor relations firm that was compensated with stock valued at $36,400. Consulting costs of $24,267 have been deferred to 2006 (see Note 16). For the year ended December 31, 2005, the Company has recorded $34,967 of consulting expense based upon the terms of the agreements.

Deferred financing costs of $1,887 were derived from the remaining unamortized fair value of warrants issued relating to certain convertible notes, which are being amortized over the term of the agreements (see Note 13). For the year ended December 31, 2005, $1,887 was classified as short-term deferred financing costs on the balance sheet.

NOTE 7 - PROPERTY AND EQUIPMENT, NET

At December 31, 2005, property and equipment, at cost, consist of the following:

Computer equipment and software	$68,010
Furniture and fixtures	10,157
Office equipment	15,906
Website	13,426
Total property and equipment	107,499
Less: accumulated depreciation and amortization	(62,400)
Property and equipment, net	$45,099

Depreciation and amortization expense for the year ended December 31, 2005 and 2004 amounted to $27,071 and $19,937, respectively.

NOTE 8 -  INTANGIBLE ASSETS

At December 31, 2005, intangible assets (to be amortized after patents are obtained) consist of the following:

Patent (pending) technology	$4,329

In July 2002, the Company entered into negotiations with NetLabs.com, Inc. (“NetLabs”) to acquire certain patent pending technology of NetLabs. In December 2002, in accordance with the negotiations, NetLabs and the Company informally agreed to a payment of 7,516,998 shares of the Company’s common stock, valued at $3,758, to the majority owners of NetLabs. Concurrently with the agreement, the Company issued 600,000 shares of its common stock to the majority owners of NetLabs. Upon issuance of these shares, the majority owners of NetLabs obtained a controlling interest in the Company. The remaining 6,916,998 common shares due, in accordance with the agreement, were issued in March 2003, after approval by the State of New Jersey to increase the Company’s authorized shares from 1,000,000 shares to 20,000,000 shares. In February 2003, the Company agreed to issue an additional

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 8 -  INTANGIBLE ASSETS - (cont’d)

1,140,000 shares of its common stock, valued at $570. These shares were issued in March 2003 after approval by the State of New Jersey to increase the Company’s authorized shares from 1,000,000 shares to 20,000,000 shares. In total, 8,656,998 shares of the Company’s common stock were issued to NetLabs and its majority owners. On September 11, 2003, the Company signed an Agreement with NetLabs whereby the Company finalized its terms with NetLabs regarding the intellectual property rights and the pending patent applications for the “Out-of-Band” and firewall technologies.

NOTE 9 - ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2005:

Salaries	$24,199
Interest	70,837
Commitment fees	25,000
Professional fees	46,150
Total accrued expenses	$166,186

NOTE 10 -  SECURED CONVERTIBLE NOTES PAYABLE

In December 2004, the Company entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of convertible debentures with Cornell. The terms of the Securities Purchase Agreement provide for the first secured convertible debenture of $500,000 to be issued upon signing of the Securities Purchase Agreement and the second secured convertible debenture to be issued with the same terms as the first secured convertible debenture five business days after a registration statement is filed with the SEC. The convertible debentures bear interest at 8% per annum, compounded monthly, and are due and payable three years from the date of issuance, less the value of any shares that have been converted into the Company’s common stock. The holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company’s common stock for the last five trading days immediately preceding the conversion date. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or the entire outstanding convertible debenture. The redemption price shall be 110% of the amount redeemed plus accrued interest. The convertible debentures are secured by the assets of the Company and accrued interest payable is due at the end of the term.

In December 2004, in accordance with the signed Securities Purchase Agreement, the Company issued an 8% secured convertible debenture in the amount of $500,000 to Cornell. The conversion feature and the Company’s optional early redemption right have been bundled together as a single compound embedded derivative liability, and fair valued using a layered probability-weighted cash flow approach.

In January 2005, in accordance with the signed Securities Purchase Agreement, the Company issued an 8% secured convertible debenture in the amount of $500,000 to Cornell.  The holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, convertible

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 10 - SECURED CONVERTIBLE NOTES PAYABLE - (cont’d)

into shares of the Company’s common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company’s common stock for the last five trading days immediately preceding the conversion date.  If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all outstanding convertible debenture.  The redemption price shall be 110% of the amount redeemed plus accrued interest. The conversion feature and the Company’s optional early redemption right have been bundled together as a single compound embedded derivative liability, and fair valued using a layered probability-weighted cash flow approach.

On April 27, 2005, the Company entered into an amended and restated 8% secured convertible debenture with Cornell (“Amended Cornell Debenture”) in the amount of $1,024,876, which terminated the two $500,000 debentures entered into with Cornell in December 2004 and January 2005. The new debenture entitles Cornell, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, convertible into shares of the Company’s common stock at the price per share equal to the lesser of (i) the greater of $0.25 or an amount equal to 120% of the initial bid price or (ii) an amount equal to 80% of the lowest volume weighted average price of the Company’s common stock for the last five trading days immediately preceding the conversion date. If not converted at Cornell’s option, the entire principal amount and all accrued interest shall be due to the Cornell on the second year anniversary of the debenture.  The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all outstanding convertible debenture. The redemption shall be 110% of the amount redeemed plus accrued interest remaining for the first six months of the executed debenture and after that time the redemption is 120% of the amount redeemed plus accrued interest remaining. The conversion feature and the Company’s optional early redemption right have been bundled together as a single compound embedded derivative liability, and fair valued using a layered probability-weighted cash flow approach.

On April 27, 2005, the Company entered into a Securities Purchase Agreement with Highgate pursuant to which the Company is to receive $750,000 in exchange for two 7% secured convertible debentures amounting to $750,000 that mature in 2 years, and the issuance of 150,000 shares of the Company’s common stock. The Securities Purchase Agreement provides for the execution of funding under two secured convertible debentures. The first debenture funding occurred upon the signing of the aforementioned Securities Purchase Agreement and the second debenture and funding occurred upon the filing of the Form SB-2. The Company issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Act”), and/or Section 4 (2) of the Act. In addition, the Company has agreed to reserve for issuance an aggregate of 2,000,000 shares of the Company’s common stock, which may be adjusted from time to time as agreed upon by the parties, to be issued to the debenture holder upon conversion of accrued interest and liquidated damages into common stock and additional shares of common stock required to be issued to the debenture holder in accordance with the Securities Purchase Agreement. The 2,000,000 shares were not registered in the Form SB-2. Additionally, in accordance with the Securities Purchase Agreement, the Company is required to maintain in escrow and register with the SEC five times the number of shares of common stock that would be needed to satisfy the full conversion of all such Convertible Debentures outstanding (currently 6,510,000 shares in reserve) and to issue additional shares as needed if the number of shares in escrow becomes less than that required. Further, following a notice of conversion, the investors may sell escrowed shares in the registered distribution before they are actually delivered, but, the investors will not engage in short sales. The terms of the secured debentures contain a limitation for

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 10 - SECURED CONVERTIBLE NOTES PAYABLE - (cont’d)

the life of the debentures that precludes conversion when the amount of shares already owned by Cornell and Highgate, plus the amount of shares still outstanding to be converted, would exceed 4.99%. The limitation may be waived by Cornell upon 61 days advance written notification to the Company and by Highgate upon 65 days advance written notification to the Company. In addition both Cornell and Highgate have the option to continue converting after maturity, utilizing the same procedure and limitation.

The aforementioned debentures bear interest at a rate of 7% per annum, compounded monthly, and expire 2 years after the date of issuance. The debentures are convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price for the 5 trading days immediately preceding the date of conversion. In addition, the Company has the right to redeem the debentures, at any time prior to its maturity, upon 3 business day’s prior written notice to the holder. The redemption price is equal to 120% of the face amount redeemed plus accrued interest. In the event that the Company redeems the debentures within 180 days after the date of issuance, the redemption price shall be 110% of the face amount redeemed plus accrued interest. Interest expense for the three secured convertible debentures for the year ended December 31, 2005 was approximately $358,968. The conversion feature and the Company’s optional early redemption right have been bundled together as a single compound embedded derivative liability, and fair valued using a layered probability-weighted cash flow approach.

The Security Agreement contains certain negative covenants that will remain in effect until the repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with the agreement, the Company may not, without Highgate’s written consent, directly or indirectly permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property, assign, pledge or in any way transfer or encumber Highgate’s right to receive any income or other distribution from any part of the pledged property, enter into any sale-leaseback financing respecting any part of the pledged property, materially change the Company’s ownership, executive staff or management, including the CEO and CFO; declare or pay any dividend of any kind, in cash or in property, on any class of the Company’s capital stock, or make any distribution of any kind in respect thereof, or make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate. In addition, the Company may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business. Further, the Company may not: make any loan, advance or extension of credit to any person other than in the normal course of the Company’s business, and create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000, excluding trade accounts payable and accrued expenses incurred in the ordinary course of business. In addition, the Company may continue to accept debt and/or convertible debt investments from accredited investors for a maximum total of up to $2,000,000, providing no terms are better than the Cornell and Highgate convertible debenture terms. The Company has paid $75,000 for structuring fees and expenses and $5,000 for commitment fees related to this Securities Purchase Agreement.

The notes are presently stated on a net to fair value basis. At December 31, 2005, the fair value of the notes was $600,675 for Cornell and $413,065 for Highgate, respectively.

NOTE 11 - FINANCIAL INSTRUMENTS

The secured convertible notes payable are hybrid instruments which contain an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The embedded derivative feature has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The embedded derivative feature includes the conversion feature within the note and an early redemption option. The value of the embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 12 months.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 11 - FINANCIAL INSTRUMENTS - (cont’d)

The secured convertible debentures issued to Cornell and Highgate have been accounted for in accordance with SFAS 133 and EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The Company has identified the above instruments having derivatives that require evaluation and accounting under the relevant guidance applicable to financial derivatives. These compound embedded derivatives have been bifurcated from their respective host debt contracts and accounted for as derivative liabilities in accordance with EITF No. 00-19. When multiple derivatives exist within Convertible Notes, they have been bundled together as a single hybrid compound instrument in accordance with SFAS No. 133 Derivatives Implementation Group Implementation Issue No. B-15, “Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument”.

The compound embedded derivatives within the secured convertible notes have been recorded at fair value at the date of issuance; and are marked-to-market each reporting period with changes in fair value recorded to the Company’s statement of operations as “Derivative instrument expense, net”. The Company has utilized a third party valuation consultant to fair value the compound embedded derivatives using a layered discounted probability-weighted cash flow approach.

The fair value of the derivative liabilities are subject to the changes in the trading value of the Company’s common stock, as well as other factors. As a result, the Company’s financial statements may fluctuate from quarter-to-quarter based on factors, such as the price of the Company’s stock at the balance sheet date and the amount of shares converted by note holders. Consequently, our financial position and results of operations may vary from quarter-to-quarter based on conditions other than our operating revenues and expenses.

NOTE 12 - CONVERTIBLE NOTES PAYABLE

In January 2005, the Company executed an 8% convertible debenture in the amount of $125,000 with an investor. Now that the Form SB-2 has been declared effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the first year anniversary of the debenture. The note was amended in March 2006 to extend the due date to January 26, 2007 (see Note 22).

In March 2005, the Company executed an 8% convertible debenture in the amount of $235,000 with an investor group. Now that the Form SB-2 has been declared effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture.

In June 2005, the Company executed a non-interest bearing convertible note in the amount of $33,000 with a public relations firm for services rendered. At any time prior to repayment of all outstanding principle, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount shall be due to the holder on the first year anniversary of the note. This note is included in current liabilities on the balance sheet at December 31, 2005.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 12 - CONVERTIBLE NOTES PAYABLE - (cont’d)

In June 2005, the Company executed an 8% convertible debenture in the amount of $10,000 with an individual. Now that the Form SB-2 has been declared effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture.

In July 2005, the Company executed 8% convertible debentures aggregating $140,000 with four individuals. Now that the Form SB-2 has been declared effective, each holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debentures, July 2008.

Interest expense for the convertible notes payable for the year ended December 31, 2005 was approximately $145,837.

NOTE 13 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

Convertible notes payable - related parties at December 31, 2005, consist of convertible promissory notes that the Company executed with the Chief Executive Officer (“CEO”), the Vice President of Technical Services (“VPTS”), relatives of a former officer of the Company, a relative of the Chief Financial Officer, the President, a Software Developer who is also a relative of the Chief Technology Officer and the Office Manager.

The terms of the convertible promissory notes state that principal is payable in full in immediately available funds of $1,000,000 or more through any sales or investment by the end of December 31, 2004 or later if agreed upon by each individual and the Company, as was agreed upon. With the exception of the notes issued to the CEO, all of the notes bear interest at a rate of prime plus 2%, prime plus 4%, a straight 8% per year or a straight 21.90% per year. The notes issued to the CEO bear interest equal to the CEO’s private banking account monthly lending rate. Interest is payable at such time as the principal on the note is due. At any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of each individual, the individual shall have the right to convert the then outstanding principal amount of this note, and all outstanding accrued interest thereon, into that number

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 13 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES - (cont’d)

of shares of the common stock of the Company, determined by dividing the amount of principal and interest then outstanding hereon by a conversion price of either $0.72 or $1.00, depending on the note.

At December 31, 2005, the Company has two convertible notes with its VPTS that mature December 31, 2005. The first note is for $50,000 and bears interest at prime plus 2% per annum. The second note is for $7,500 and bears interest at prime plus 4% per annum. In December 2005, the maturity dates of the notes were extended to March 31, 2006. In March 2006, the maturity date of the $50,000 note was extended to August 1, 2006 and the maturity date of the $7,500 note was extended to June 1, 2006.

At December 31, 2005, the Company has four convertible notes payable aggregating $230,000 with its CEO. All the convertible notes payable bear interest equal to the CEO’s private banking account monthly lending rate and are convertible into the Company’s common stock at a price of $.72 and $1.00 per share. The maturity dates of the notes payable are December 31, 2005. In December 2005, the maturity dates of the notes were extended to March 31, 2006. In March 2006, the maturity dates of the notes were extended to September 30, 2006.

In November 2004, the Company received $50,000 from three separate individuals who are relatives of a former officer for convertible promissory notes. The notes were due on April 30, 2006 and bear interest at prime plus 2% per year. Per a verbal agreement reached with the note holders, the notes shall be repaid in May 2006.

In August, September and December 2005, the Company executed 8% convertible promissory notes in the amounts of $10,000, $5,000 and $10,000 with a relative of the Chief Technology Officer. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the individual and the Company. On October 17, 2005, the related party became an employee of the Company. In December 2005, the maturity dates of the notes were extended to March 31, 2006. In March 2006, the maturity dates of the notes were extended to September 30, 2006.

In August and December 2005, the Company executed 8% convertible promissory notes in the amounts of $50,000 and $34,000 with its President. The convertible promissory note for $34,000 was paid in full in December 2005. The principal of the August 2005 note shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the President and the Company. In December 2005, the maturity date of the $50,000 note was extended to March 31, 2006. In March 2006, the maturity date of the $50,000 note was extended to September 30, 2006.

In September 2005, the Company executed an 8% convertible promissory note in the amount of $5,000 with a relative of the Chief Financial Officer. The principal shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the individual and the Company. In December 2005, the maturity date of the note was extended to March 31, 2006. In March 2006, the maturity date of the note was extended to September 30, 2006.

In December 2005, the Company executed a 21.90% convertible promissory note in the amount of $3,000 with a relative of the Chief Financial Officer. The principal shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of March 31, 2006 or later if agreed upon by the individual and the Company. In December 2005, the convertible promissory note was paid in full.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 13 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES - (cont’d)

In December 2005, the Company executed an 8% convertible promissory note in the amount of $10,000 with its Office Manager. The principal shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the Office Manager and the Company.

In connection with several of the convertible notes payable, the Company issued warrants exercisable in the aggregate into 69,200 shares of the Company’s common stock at an exercise price of $1.00 per share to the note holders. The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable. These warrants are exercisable for a period of ten years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $18,947. For the years ended December 31, 2005 and 2004, the Company recorded $11,951 and $1,831, respectively, in financing expense related to the issuance of these warrants.

At December 31, 2005, accrued interest due for the convertible notes - related parties was $8,391 and is included in accrued expenses in the accompanying balance sheet. Interest expense for convertible notes payable - related parties for the years ended December 31, 2005 and 2004 was approximately $24,263 and $25,026, respectively.

NOTE 14 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties at December 31, 2005 consist of the following:

In October 2005, the Company executed a promissory note with its CEO in the amount of $10,000. The note was due November 19, 2005 and was extended to March 31, 2006 via amendment, with interest at a per annum rate equal to the CEO’s private account monthly lending rate. The note was satisfied on December 16, 2005.

In October 2005, the Company executed a promissory note with its President in the amount of $38,000. The note was due November 19, 2005 with interest at a rate equal to 8% percent per annum. The note was satisfied on October 28, 2005.

At December 31, 2005, the Company had executed notes payable with its CEO aggregating $189,000. The notes are due December 31, 2005 and bear interest at a per annum rate equal to the CEO’s private account monthly lending rate. For the year ended December 31, 2005 the interest ranged between 6.375% and 8.625% per annum. In December 2005, the maturity dates of the notes were extended to March 31, 2006. In March 2006, the maturity dates of the notes were extended to September 30, 2006.

Interest expense for notes payable - related parties for the years ended December 31, 2005 and 2004 was approximately $14,376 and $6,936, respectively.

NOTE 15 -  OBLIGATIONS UNDER CAPITAL LEASES

In May 2004, the Company and a lessor signed an amended agreement consolidating six of the Company’s capital leases into one monthly payment and restructuring the term of the agreement. This amended agreement cured a prior default for non-payment. The terms of the agreement called for one payment upon signing of $8,052 and subsequently 43 monthly payments of $2,020. The balance at December 31, 2005, reflects the amended changes to these capital leases.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 15 -  OBLIGATIONS UNDER CAPITAL LEASES - (cont’d)

At December 31, 2005, the aggregate future minimum remaining lease payments under capital leases are as follows:

Period Ending December 31,
2006	$30,109
2007	26,552
Total	56,661
Less: amount representing interest	(5,035)
Net present value of capital lease obligations	51,626
Current portion	(25,243)
Long-term portion	$26,383

The capital leases listed above relate to property and equipment with a book value of $11,830.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has a non-cancelable operating lease for office space that expires in February 2008. The lease does not contain a renewal option and requires the Company to pay all executory costs such as maintenance and insurance. Additionally, the Company leases equipment under non-cancelable operating leases.

In January 2005, the Company became a third party beneficiary of a settlement in a bankruptcy suit between the lessor and supplier of the Company’s telephony equipment and carrier services. The settlement between the lessor and supplier reduced the remaining lease commitment of approximately $43,000 by 85%, to a balance of $6,467. This balance is to be paid in 24 installments of $270 per month effective March 30, 2005. The settlement has been reflected in the following lease commitment schedule.

The approximate future minimum rentals under non-cancelable operating leases in effect on December 31, 2005 are as follows:

	OfficeSpace	Equipment
2006	$74,483	$6,604
2007	74,483	3,910
2008	6,207	1,966
	$155,173	$12,480

Rent expense charged to operations for office space for the years ended December 31, 2005 and 2004 amounted to approximately $68,997 and $39,751, respectively. The expense charged to operations for equipment rental for the years ended December 31, 2005 and 2004 amounted to approximately $6,145 and $7,997, respectively.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 16 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Payroll Taxes

As of December 31, 2005, the Company owes $58,175 of payroll taxes, of which approximately $45,000 are delinquent from the year ended December 31, 2003. The Company has also recorded $28,270 of related estimated penalties and interest on the delinquent payroll taxes, which are included in accrued expenses on the balance sheet. Although the Company has not entered into any formal repayment agreements with the respective tax authorities, management plans to make payment as funds become available.

Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet, intense competition and a limited operating history.

Significant Customers

Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of December 31, 2005 and 2004, five customers represented 100% and one customer represented 100% of the total accounts receivable, respectively. For the year ended December 31, 2005, the Company had two unrelated customers, which accounted for 21% and 24%, respectively, of total revenue. For the year ended December 31, 2004, the Company had three unrelated customers, which accounted for 21%, 30%, and 31%, respectively, of total revenue.

Employment Agreements

In May 2003, the Company entered into an employment agreement with its CEO. The term of the agreement is from May 20, 2003 through June 1, 2006. As part of the agreement, the CEO committed to making a $300,000 capital investment in the Company. The Company is required to pay the CEO a salary of $75,000 per year until the closing date of the first $2,000,000 in funding, and $150,000 per year thereafter. In April 2004, the agreement was amended to pay the CEO $111,000 per year as of April 2004. The agreement also granted the CEO options to purchase 1,000,000 shares of the Company’s common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CEO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CEO’s death or disability, or if the CEO terminates his employment with the Company for good reason, as defined in the agreement.

During 2003, the Company entered into various three-year employment agreements with employees of the Company, commencing June 16, 2003, and expiring at various dates through October 14, 2006. The Company is required to pay salaries and severance payments, as defined in the individual employment agreements. In addition, two of the agreements each provide options to purchase 100,000 shares of the Company’s common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date. One agreement provides options to purchase 130,000 shares of the Company’s common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 16 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Employment Agreements - (cont’d)

years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date.

For the years ended December 31, 2005 and 2004, there were no additional formal employment agreements entered into by the Company.

Panasonic

In August 2003, the Company entered into a five year agreement with Panasonic in which Panasonic is an Authorized Service Provider (“ASP”) for the Company’s products. As an authorized ASP, Panasonic operates the Company’s products in their data center for the benefit of clients who contract with Company for their security products. The relationship can be terminated by either party on six months notice. Panasonic is compensated by the Company based on contracted percentages of the client’s fees to the Company as to be documented in each client contract.

 In May 2005, the Company and Panasonic revised the ASP agreement to state that the Company has fulfilled its contractual requirements for the years prior to 2005.

As of December 31, 2005, the contract requires yearly minimum commitment fees from the Company beginning in 2005 as follows:

Year ending December 31,
2005	$25,000
2006	50,000
2007	50,000
2008	50,000
Total	$175,000

As of December 31, 2005 the Company has accrued $25,000 against the balance due for the December 31, 2005 period. In October 2005, the Company and Panasonic agreed to amend the Network Services Agreement dated August 2003 and revised in May 2005. The October 2005 amendment clarifies the Minimum Payment Guarantee terms, beginning in 2006, from annual remittances due by the last day of each calendar year to quarterly payments due on a net 30 days basis from the date of the Panasonic invoice issued for each previous calendar quarter, as adjusted for payments made to Panasonic for client activity during the quarter. Based upon the terms of the amended Agreement, the Company is not in default of any payments owed to Panasonic.

Finder’s Agreement

In May 2005, the Company entered into a consulting finder’s agreement with an investment advisory firm, whereas the services to be provided by the advisory firm involve the introduction of potential investors to the Company. No fee is due to the advisory firm unless a financial arrangement between the investor and the Company is consummated. If an arrangement is accepted and concluded with the Company and an introduced investor, then the advisory firm is entitled to a fee equal to ten percent of the investment. This fee may be in the form of cash, equity or a combination of both. The term of the agreement is for one year, is non exclusive and may be cancelled by either party upon 30 days written

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 16 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Finder’s Agreement - (cont’d)

notice.

In July 2005, the Company entered into a consulting agreement with an independent consultant whereas the services to be provided by the consultant involve the introduction of potential investors to the Company and the potential sale of products. No fee is due to the consultant unless a financial arrangement between an investor and the Company is consummated or a sale of product is consummated. If an arrangement is accepted and concluded with the Company and an introduced investor, then the consultant is entitled to a fee equal to seven percent of the investment. If a sale is consummated the consultant is entitled to a fee equal to ten percent of the sale. If a sale is made by a third party, based upon the introduction by the consultant, the consultant is entitled to a fee of five percent of the sale. The term of the agreement is for six months, is non exclusive and may be cancelled by either party upon 30 days written notice.

Consulting Agreement

In October 2005, the Company engaged the investment banking services of a consulting firm as placement agent on a best-efforts basis to arrange the sale of senior debt and or equity-linked securities including convertible debt on behalf of the Company in an amount of $5,000,000. To date, no funds have been raised pursuant to this agreement. The terms of the agreement provide for the placement agent to act on behalf of the Company as its exclusive placement agent with an authorization period of one year, subject to termination upon ten days’ notice by the Company. The Agreement required the Company to pay to the placement agent a non-refundable retainer fee in the form of common stock warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.75 per share, the value of which (based on Black-Scholes) was $149,200 and expensed as consulting expense in 2005. The retainer Warrants shall be exercisable after the date of issuance and shall expire five (5) years after the date of issuance, unless extended by the Company. In April 2006, the Company and the placement agent amended the agreement in order to waive the exclusivity clause. In exchange for the waiver, the Company has agreed to reduce the exercise price of the 400,000 warrants to $0.50 per share (see Note 22). The placement agent is also entitled to receive certain cash compensation and warrants in connection with the closing of any financings arranged by the placement agent.

Litigation

In November 2005, a former vendor filed suit against the Company in the U.S District Court for the Southern District of Florida alleging trademark infringement, unfair competition and false designation of origin relating to the Company’s use of the product name “VerifyID”. In February 2006, the Company and the former vendor executed a settlement agreement which will result in a Stipulation of Dismissal of the suit. The Company retained the services of a Florida law firm in order to facilitate the settlement process and file the appropriate legal documentation in the State of Florida.

NOTE 17 -  REGISTRATION STATEMENT AND MARKET

On January 18, 2005, the Company filed a Form SB-2 Registration Statement with the SEC. The SEC declared the Company’s Registration Statement on Form SB-2 effective on August 3, 2005.

In August 2005, the Company retained the services of a broker dealer to assist in obtaining the necessary clearance from the NASD (approval of filing Form 15c2-11) and a stock symbol, which will permit the

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 17 -  REGISTRATION STATEMENT AND MARKET - (cont’d)

Company the ability to trade its common stock. In December 2005 the Company received clearance from the NASD to trade on the Over the Counter Bulletin Board using stock symbol SKFT.

NOTE 18 -  STOCKHOLDERS’ EQUITY

Issuance of Stock for Services

In June 2004, the Company retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financing, strategic and related development growth of the Company. The term of the engagement was fourteen months and the engagement expired on June 30, 2005. Transactions consummated within the subsequent period following the expiration of the agreement may have fees due and payable to the financial advisory firm. Under the terms of the agreement the Company issued 800,000 shares of the Company’s common stock as a commencement bonus. The value of the services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which was $576,000 and has been recorded as a consulting expense for the year ended December 31, 2004. As of December 31, 2005, no fees were due to the consultant by the Company related to this Agreement. This commencement bonus is fully paid for, non-assessable, non-refundable, non-apportionable and non-ratable and is not a prepayment for future services. The Company included all shares issued to the consultant in the registration statement filed by the Company with the SEC. Additionally, if the consultant introduces the Company to a lender, equity purchaser or merger/acquisition candidate, not already having a preexisting relationship with the Company, the Company agrees to pay the consultant a finder’s fee of 5% of the total gross funding, in payment for the consultant’s services to help secure the financing. Also, if the consultant, through an intermediary, establishes a financing arrangement for the Company, then the consultant will be entitled to a 2.5% finder’s fee.

In June 2004, the Company entered into a consulting agreement with an advisory firm, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, consulting services, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. The term of this agreement is 18 months, ending December 31, 2005. The agreement calls for compensation in the amount of 350,000 shares of the Company’s common stock. The value of the services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which has been valued at $252,000 and has been recorded as deferred consulting services to be expensed over the term of the agreement. Such shares shall be deemed for all purposes to be earned by the consultant upon its receipt thereof and shall be non-refundable and non-returnable. For the years ended December 31, 2005 and 2004, the Company expensed $168,000 and $84,000 of consulting expenses.

In January 2005, the Company entered into a consulting agreement with an unrelated corporation that will provide financial advisory services. The consultant was paid an engagement fee of $5,000 in February, 2005 and issued 33,333 shares of common stock. The value of the services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which is a per share price of $0.90 in March 2005. In addition to the engagement fee, the consultant shall be paid a cash success fee equal to 7% of the total funds raised in each round of investments and warrants in the Company (priced at the current round which is set at $0.90 per share) and equal to 7% of the total funds raised in each round. The warrants shall have an expiration date of five years from the closing of the warrants in the Company. Out-of-pocket expenses regarding travel and incidentals shall be reimbursed to the consultant by the Company at a cost not to exceed

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 18 -  STOCKHOLDERS’ EQUITY - (cont’d)

Issuance of Stock for Services - (cont’d)

$2,000 per month unless approved previously by the Company. For the year ended December 31, 2005, the Company expensed $35,000 related to this agreement. As of December 31, 2005, no cash success fees were earned by the consultant related to this agreement

In March 2005, the Company cancelled 500 shares of common stock issued in November 2004 to a consultant. The consultant did not provide the service, therefore negating the reciprocity of consideration. The Company recorded the cancellation of this stock transaction in the year ended December 31, 2004.

In July 2005, the Company entered into an agreement with a law firm whereas the law firm is to provide representation for the Company on certain general corporate matters and provide advisory services respective to government filings for the term of one year. Additionally, the agreement provides for the law firm to assist the Company in raising funds. In accordance with this agreement, the fee structure included both a cash fee of $3,500 per month and the issuance of common stock in the amount of $1,500 per month. The common stock was to be valued at a 20% discount of the prevailing bid price on the last day of the immediately preceding month. Moreover, in September 2005, the law firm received an additional 100,000 shares of common stock, valued at $0.90 per share, for legal services rendered to date. The shares to be issued to the law firm shall have piggyback registration rights with respect to the next registration statement on Form S-8 the Company files. In December 2005, the Company terminated the representation agreement with the law firm. For the year ended December 31, 2005, the Company expensed $107,500 related to this agreement.

In August 2005, the Company entered into a retainer agreement with an attorney, whereas the attorney will act as in house counsel for the Company with respect to all general corporate matters. The agreement is at will and requires a payment of 10,000 shares of common stock, valued at $0.90 per share, due upon execution. The certificate for the 10,000 shares of common stock was issued in October 2005. Commencing on September 1, 2005, the fee structure also includes a monthly cash fee of $1,000 and the monthly issuance of 2,500 shares of common stock, valued at market. At December 31, 2005, the Company has accrued $7,500 of legal fees related to this agreement, which are included in accrued expenses.

In December 2005, the Company entered into an agreement with a consulting firm whereas the consulting firm is to provide public and investor relation services to the Company. The term of the Agreement is for three months. In accordance with this Agreement, the fee structure includes both a cash fee of $7,000 per month and the issuance of 40,000 shares of the Company’s common stock upon execution of the Agreement with Rule 144 piggyback registration rights. The shares were issued in January 2006. For the year ended December 31, 2005, the Company expensed $12,133 of professional fees related to this agreement which are included in consulting expenses. At December 31, 2005, the Company has accrued $36,400 of consulting fees related to this agreement, which are included in accrued expenses.

Issuance of Stock for Financing

In April 2005, the Company issued 150,000 shares of common stock to Highgate, in connection with the Securities Purchase Agreement (see Note 10).

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 18 -  STOCKHOLDERS’ EQUITY - (cont’d)

Issuance of Options for Consulting Services

In July 2005, in accordance with an agreement with an executive recruitment firm executed in February 2005, the Company issued 18,889 options to purchase common stock at an exercise price of $0.90 per share, which expire seven years from the effective date and the options have been expensed at a value of $4,160.

Issuance of Options for Employment Services

In January 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a Software Developer. These options are exercisable at $1.00 per share and expire in January 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In February 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a Software Developer. These options are exercisable at $1.00 per share and expire in February 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In July 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a sales person. These options are exercisable at $1.00 per share and expire in July 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In July 2005, the Company issued stock options to purchase 100,000 shares of common stock to four existing employees at 25,000 options each. These options are exercisable at $1.00 per share and expire in July 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In July 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a software developer. These options are exercisable at $1.00 per share and expire in July 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In October 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee, a relative of the CTO, pursuant to her terms of employment as a Software Developer. These options are exercisable at $1.00 per share and expire in October 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

 Issuance of Warrants for Services

In October 2005, in accordance with a consulting agreement with an investment banking services firm executed in October 2005, the Company issued to the firm a non-refundable retainer fee of common stock warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.75 per share with a term of five years (see Note 16). In April 2006, the Company and the placement agent amended the agreement in order to waive the exclusivity clause. In exchange for the waiver, the Company has agreed to reduce the exercise price of the 400,000 warrants to $0.50 per share (see Note 22). For the year ended December 31, 2005, the Company expensed $141,664 of consulting expense

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 18 -  STOCKHOLDERS’ EQUITY - (cont’d)

Issuance of Warrants for Services - (cont’d)

related to the agreement.

Sales of Common Stock

In January 2005, the Company issued 95,209 shares of common stock to eleven individuals at a price of $0.72 per share for a total of $68,550. This issuance was exempt from registration requirements pursuant to Regulation D.

In August 2005, seven individuals purchased 51,112 shares of common stock from the Company at a price of $0.90 per share for a total of $46,000. In September 2005, ten individuals purchased 67,223 shares of common stock from the Company at a price of $0.90 per share for a total of $60,500. The August and September 2005 issuances are exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The shares purchased both in August and September 2005 are reflected as issuances prior to September 30, 2005, although the transfer agent issued the shares subsequently.

In October 2005, eighteen individuals purchased 342,000 shares of common stock from the Company at a price of $0.90 per share for 142,000 shares for a total of $127,800 and a price of $0.75 per share for 200,000 shares for a total of $150,000. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder.

In November 2005, ten individuals purchased 55,558 shares of common stock from the Company at a price of $0.90 per share for a total of $50,000. The issuances are exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The shares purchased are reflected as issuances within the period, although the transfer agent is still to issue shares.

In December 2005, thirteen individuals purchased 382,002 shares of common stock from the Company at price of $0.90 per share for a total of $343,800. The issuances are exempt from registration under the  Securities Act of 1933 and the rules and regulations promulgated thereunder. The shares purchased are reflected as issuances within the period, although the transfer agent is still to issue shares.

Warrant Agreements

At December 31, 2005, the Company has warrants issued related to its convertible notes payable - related parties. All the warrants entitle the note holders to purchase the Company’s common stock at $1.00 per share for each warrant received and have an exercise term of ten years. At December 31, 2005, the warrants outstanding are 31,000 which expire in the year 2013, 16,500 which expire in the year 2014 and 21,700 which expire in the year 2015. In the event that any portion of the warrants remain unexercised as of the expiration date, and the market price of the Company’s common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

Standby Equity Distribution Agreement

On December 20, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell shares of common stock, for a maximum draw down of $500,000, per advance, once

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 18 -  STOCKHOLDERS’ EQUITY - (cont’d)

Standby Equity Distribution Agreement - (cont’d)

registration is determined effective by the SEC, for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the investor will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, Cornell will retain 5% of each advance under the Standby Equity Distribution Agreement. The Company’s obligation to issue shares is essentially limitless. Cornell received 540,000 shares of common stock as a commitment fee.

In February 2005, the Company and Cornell terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Placement Agent Agreement and the Escrow Agreement. As a result of the terminations, all respective rights or obligations granted to the Company and Cornell under or with respect to the Agreements are also terminated. Cornell has returned the 540,000 shares of common stock to the Company. The Company has recorded the termination of this transaction in the year ended December 31, 2004.

NOTE 19 -  INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 7% state.

As of December 31, 2005 and 2004, the Company had deferred tax assets of approximately $2,900,000 and $1,500,000, respectively, resulting from temporary differences and net operating loss carry-forwards of approximately $7,500,000 and $3,798,000, respectively, which are available to offset future taxable income, if any, through 2025. As utilization of the net operating loss carry-forwards and temporary difference is not assured, the deferred tax asset in both years has been fully reserved through the recording of a 100% valuation allowance.

The tax effects of temporary differences, loss carry-forwards and the valuation allowance that give rise to deferred income tax assets at December 31, 2005 are as follows:

Temporary differences:
Net operating losses and deferred expenses	$2,900,000
Less valuation allowance	(2,900,000)
Deferred tax assets	$-
The reconciliation of the effective income tax rate to
the federal statutory rate for the period ended
December 31, 2005 is as follows:
Federal income tax rate	34.0%
Change in valuation allowance on net operating
loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 20 - RELATED PARTY TRANSACTIONS

Agreements

In September 2003, the Company entered into a consulting agreement with the spouse of the Company’s Chief Technology Officer (“CTO”). The consulting agreement calls for payments every two weeks in the amount of $1,500 in consideration of services to be rendered to the Company. Effective February 2005, the terms of the agreement were amended where the payments were increased to $5,000 per month in consideration of services to be rendered to the Company. The term of the agreement is predicated upon a determination by the Company as to when certain product lines are completed. For the years ended December 31, 2005 and 2004, $35,000 and $36,000, respectively, were recorded as consulting expense and is included in selling, general and administrative expenses on the statement of operations. At December 31, 2005, the Company has a balance due to this related party of $3,750. On October 17, 2005, the related party became an employee of the Company.

NOTE 21 - STOCK OPTIONS

2004 Equity Incentive Plan

The shareholders approved the 2004 Equity Incentive Plan (“Incentive Plan”) in September 2004. The Incentive Plan is effective April 1, 2003. Officers and key employees, who in the judgment of the Company render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock, performance awards and stock appreciation rights. The Incentive Plan provides 5,000,000 shares of common stock to be offered from either authorized and unissued shares or issued shares, which have been reacquired by the Company. All options vest equally over a three year period beginning one-year from the grant.

As of December 31, 2005, an aggregate of 1,830,000 options were outstanding under the Incentive Plan. The exercise price for all these options is $1.00.

Non-Incentive Plan Stock Option Grants

As of December 31, 2005, the Company had outstanding an aggregate of 7,618,889 non-plan, non-qualified options for non-employees and no outstanding incentive options outside of the Plan. The exercise price for 7,600,000 of the options is $0.36 (see Note 5) and for 18,889 of the options is $0.90 (see Note 18).

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 21 - STOCK OPTIONS - (cont’d)

Non-Incentive Plan Stock Option Grants - (cont’d)

The table below summaries the Company’s stock option activity for the year ended December 31, 2005:

			Non-Plan
	Incentive	Non-Qualified	Non-Qualified
	Options	Options	Options	Total
Outstanding at December 31, 2004	-	1,605,000	7,600,000	9,205,000
Granted	-	225,000	18,889	243,889
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at December 31, 2005	-	1,830,000	7,618,889	9,448,889

Vesting for the year ended:
Vested at December 31, 2004	-	820,694	2,771,429	3,592,123
December 31, 2005	-	561,389	3,879,841	4,441,230
December 31, 2006	-	306,944	967,618	1,274,562
December 31, 2007	-	109,028	-	109,028
December 31, 2008	-	31,944	-	31,944

At December 31, 2005, there were 9,448,889 stock options outstanding of which 1,830,000 options are exercisable at an exercise price of $1.00, 7,600,000 options are exercisable at $0.36 and 18,889 options are exercisable at $0.90. At December 31, 2005, there were 8,033,353 vested options outstanding of which 1,382,083 options are exercisable at an exercise price of $1.00, 6,632,381 options are exercisable at $0.36 and 18,889 options are exercisable at $0.90.

NOTE 22 - SUBSEQUENT EVENTS

Secured Convertible Notes Payable - Conversions

In January 2006, Highgate converted $30,000 of the April 27, 2005 debenture into 121,860 shares of the Company’s common stock, pursuant to the terms of the Securities Purchase Agreement (see Note 10). The conversions were made on January 18, 2006 for $10,000 into 21,860 shares of common stock at a conversion price of $0.480 per share and on January 31, 2006 for $20,000 into 100,000 shares of common stock as a conversion price of $0.200 per share.

In February 2006, Highgate converted $140,000 of the April 27, 2005 debenture into 1,166,667 shares of the Company’s common stock, pursuant to the terms of the Securities Purchase Agreement (see Note 10). The conversions were made on February 1, 2006 for $90,000 into 750,000 shares of common stock at a conversion price of $0.120 per share, on February 24, 2006 for $30,000 into 250,000 shares of common stock at a conversion price of $0.120 per share and on February 28, 2006 for $20,000 into 166,667 shares of common stock as a conversion price of $0.120 per share.

In March 2006, Highgate converted $75,000 of the April 27, 2005 debenture into 575,980 shares of the Company’s common stock, pursuant to the terms of the Securities Purchase Agreement (see Note 10). The conversions were made on March 1, 2006 for $25,000 into 208,333 shares of common stock at a

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 22 - SUBSEQUENT EVENTS - (cont’d)

Secured Convertible Notes Payable - Conversions - (cont’d)

conversion price of $0.120 per share and on March 2, 2006 for $50,000 into 367,647 shares of common stock as a conversion price of $0.136 per share.

Convertible Notes Payable

In March 2006, the Company executed an 8% convertible promissory note in the amount of $100,000 with an individual. At any time, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the second year anniversary of the debenture. This note is included in current liabilities on the balance sheet at March 31, 2006.

In connection with the convertible promissory note payable, the Company issued to the individual an aggregate of 66,667 warrants with an exercise price of $0.55 per share. These warrants are exercisable for a period of two years from issuance.

In March 2006, the Company extended the maturity date of the convertible debenture that was executed in January 2005 with an investor for $125,000 (see Note 12) to January 26, 2007. In connection with the extension, the Company issued to the investor an aggregate of 45,000 warrants with an exercise price of $0.20 per share and an expiration date of January 26, 2009.

Convertible Notes Payable - Related Parties

In January 2006, the Company executed an 8% convertible promissory note in the amount of $70,000 with its Office Manager. The principle due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of June 30, 2006 or later if agreed upon by the Office Manager and the Company.

In January 2006, the Company executed a convertible promissory note in the amount of $10,000 with its CEO. The convertible note payable bears interest equal to the CEO’s private banking account monthly lending rate. The principle due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the CEO and the Company.

In February 2006, the Company executed a convertible promissory note in the amount of $28,000 with its CEO. The convertible note payable bears interest equal to the CEO’s private banking account monthly lending rate. The principle due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the CEO and the Company.

In March 2006, the Company executed an 8% convertible promissory note in the amount of $5,000 with one of its Software Developers and the wife of the CTO. The principle due shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the Software Developer and the Company.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 22 - SUBSEQUENT EVENTS - (cont’d)

Convertible Notes Payable - Related Parties - (cont’d)

In connection with the convertible promissory notes payable, the Company issued to the Office Manager, the CEO and the Software Developer an aggregate of 11,300 warrants with an exercise price of $1.00 per  share. The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable. These warrants are exercisable for a period of ten years from issuance.

Notes Payable

In May 2006, the Company sold a unit to Cornell consisting of a 9% promissory note payable in the amount of $100,000 and 200,000 shares of the Company’s common stock. The principle due shall be payable in full in immediately available funds of $200,000 or more through any funding transaction, even if the funding is with Cornell, or by August 28, 2006.

Notes Payable - Related Parties

In January 2006, the Company executed two promissory notes with its President in the amount of $5,000 each. The notes are due on January 31, 2006 and are non-interest bearing. In January 2006, the maturity dates of the notes were extended to September 30, 2006.

In February 2006, the Company executed a promissory note with its President in the amount of $5,000. The note is due February 28, 2006 and bears interest at a rate equal to 8% percent per annum. In March 2006, the maturity date of the note was extended to September 30, 2006.

In February 2006, the Company executed two promissory notes with its CEO in the amounts of $150,000 and $10,000. The notes are due May 13, 2006 and September 30, 2006, respectively, and bear interest at a rate equal to 8% percent per annum.

In March 2006, the Company executed a promissory note with its President in the amount of $10,000. The note is due June 30, 2006 and bears interest at a rate equal to 8% percent per annum. In March 2006, the maturity date of the note was extended to September 30, 2006.

In April 2006, the Company executed two promissory notes with its CEO in the amounts of $7,000 and $5,000. The notes are due September 30, 2006 and bear interest equal to the CEO’s private banking account monthly lending rate.

Finders Agreement

In January 2006, the Company entered into a contingency search agreement with a recruitment firm, whereas the recruitment firm will provide the Company with potential candidates for employment. No fee is due to the recruitment firm unless a candidate is hired by the Company. If an arrangement is consummated between a candidate and the Company, then the recruitment firm is entitled to a fee equal to twenty percent of that new employee’s annual base salary. This fee may be in the form of cash or a combination of cash and warrants. The term of the agreement is open, is non exclusive and can be cancelled by either party at any time by written notice.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 22 - SUBSEQUENT EVENTS - (cont’d)

Advisory Board Agreement

In February 2006, the Company executed an agreement with an individual advisor whereby the advisor shall serve as Chair of the Company’s Advisory Board and provide consulting, guidance and advice to the Company. The advisor shall also assist the Company in obtaining revenues and financing. As compensation for the advisory services, the advisor received 350,000 shares of the Company’s common stock at a value of $0.18 per share. The shares are restricted and have piggy back registration rights upon the next registration statement filed by the Company. The advisor also received warrants to purchase 240,000 shares of the Company’s common stock at an exercise price of $0.30 per share with a term of six months from the effective date for 120,000 shares and twelve months from the effective date for 120,000 shares.

The advisor shall also receive a quarterly payment of $5,000 effective June 2006, a 10% commission on gross revenues for introduced customers and commission on introduced financing as follows:

Gross Proceeds	Cash Commission	Equity Commission
$500,000 to $999,999	$25,000	200,000 shares
$1,000,000 to $1,999,999	$50,000	400,000 shares
$2,000,000 to $2,999,999	$100,000	800,000 shares
$3,000,000 to $3,499,999	$150,000	1,000,000 shares
$3,500,000 to $3,999,999	$175,000	1,200,000 shares
$4,000,000 and up	$200,000	1,600,000 shares

The term of the agreement is perpetual with thirty day written termination rights retained by both the Company and the advisor.

Investor Relations Consulting Agreement

In March 2006, the Company retained the services of an investor relations consulting firm and both parties mutually executed three agreements: a Financial Consulting Agreement, a Business Introduction Agreement and an Investor Relations Consulting Agreement.

Per the terms of the Financial Consulting Agreement, the firm will provide services in order assist the Company in developing a strategy and structure for obtaining financing. As compensation for the financial consulting services, the firm will receive 400,000 shares of the Company’s common stock at a value of $0.18 per share upon the closing of up to $500,000 in financing. The shares are to be placed in escrow with the Company’s law firm. The firm will also receive, on a prorated basis, up to $40,000 in cash upon the closing of a second $500,000 in financing. The term of the financing agreement is for ten months.

Per the terms of the Business Introduction Agreement, the firm will provide potential sales opportunities to the Company. The firm commenced the introduction process in February 2006. As compensation for the introduction services, the firm will receive a $5,000 cash payment for each of February 2006 and March 2006. Also, upon the Company receiving $1,000,000 or more in purchase contracts for its products and services, the firm will receive 100,000 shares of the Company’s common stock at a value of $0.18 per share and warrants to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.25 per share. The warrants will have a five year term, piggy back registration rights for one year and demand registration rights after April 1, 2007. The term of the introduction agreement is for ten months.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 22 - SUBSEQUENT EVENTS - (cont’d)

Investor Relations Consulting Agreement - (cont’d)

Per the terms of the Investor Relations Consulting Agreement, the firm will assist the Company in developing a comprehensive financial relations strategy. As compensation for the services, the Company will make cash payments to the firm of $5,000 each for the first two term months, $9,000 each for the second two term months and $10,000 each for the remaining six term months. The company shall also issue warrants to purchase 300,000 shares of the Company’s common stock with an exercise price of $0.18 per share. The warrants will have a five year term, piggy back registration rights for one year and demand registration rights after April 1, 2007. The term of the investor relations agreement is for ten months.

Representation Agreement

In February 2006, the Company executed an agreement with a firm as a representative whereby the firm shall provide business development services to expand the Company’s sales and marketing efforts primarily in South America and Mexico. As compensation for the services, the firm shall receive a fee of $10,000 per month beginning on February 15, 2006. For the initial four months of the agreement, the fee will be in the form of the Company’s common stock. For the second four months of the agreement, the fee shall be paid as $5,000 cash and $5,000 in the form of the Company’s common stock. The stock price will be calculated based upon the ten days average bid price, prior to the 15th of each month, with the lowest bid price no lower than $0.25 per share. The shares are restricted and have piggy back registration rights upon the next registration statement filed by the Company. There shall be no fee for the last four months of the agreement’s first year. The firm shall also receive a commission of 10% of the net sales from introduced customers. The term of the agreement is perpetual with thirty day written termination rights retained by both the Company and the firm. In March 2006, the agreement was amended to expand the territory outside of South America and Mexico on a case by case basis with written approval required by both the Company and the firm. The Company also executed a consultant agreement with the firm in January 2006 (see Note 22 below).

Consultant Agreements

In January 2006, the Company executed an independent consultant agreement with an individual consultant whereby the consultant will provide financing introductions, customer introductions and sales leads. The agreement supersedes a similar expired agreement executed in April 2005 with the consultant. Under the terms of the new agreement, the consultant will receive a 5% commission on closed financing deals, a 10% commission on sales resulting from direct introduction and a 5% commission on sales resulting from third party introduction. The term of the agreement is for six months and it can be renewed within thirty days of expiration provided the Company and the consultant both agree in writing.

In January 2006, the Company executed a consultant agreement with a consulting firm whereby the firm will introduce to the Company potential purchasers of the Company’s equity or debt. The Company shall pay a placement fee to the consultant in the amount of 6% of the gross subscription proceeds of an equity and/or debt offering by the Company from purchasers introduced directly by the consultant. Either the Company or the consultant may terminate the agreement upon thirty day’s prior written notice. The Company also executed a representation agreement with the firm in February 2006 (see Note 22 above).

In March 2006, the Company executed a consulting agreement with its public relations firm whereby the firm shall provide public relations consulting services in addition to the services defined in an April 2005 engagement letter. As compensation for the providing the additional services, the firm shall receive a

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 22 - SUBSEQUENT EVENTS - (cont’d)

Consultant Agreements - (cont’d)

monthly fee of $5,000 in the form of the Company’s common stock at a value based upon a 20% discount to the market value of the Company’s common stock on the last trading day of each month. The shares shall be restricted and have piggy back registration rights upon the next registration statement filed by the Company. The term of the agreement is for six months with automatic renewal terms until either the Company or the firm provides the other party with at least thirty day’s written notice of its intent to terminate the agreement.

In March 2006, the Company executed a consulting agreement with an investor relations firm whereby the firm shall provide public and investor relations services to the Company. As compensation for the services, the firm shall receive a monthly retainer in the amount of $5,000 and 120,000 shares of the Company’s common stock, 60,000 shares each to two of the firm’s officers. The shares shall be restricted and have piggy back registration rights upon the next registration statement filed by the Company. The term of the agreement is for six months and it can be renewed provided the Company and the firm both agree in writing.

In April 2006, the Company amended the placement agent agreement signed in October 2005 with an investor relations consulting firm (see Note 16). The amendment waives the consultant’s exclusivity clause from the agreement in exchange for the Company’s agreement to lower the price of the 400,000 warrants provided to the consultant to $0.50 per share from $0.75 per share.

Term Sheet with Investment Firm

In March 2006, the Company executed a term sheet with an investment firm whereby the firm and the Company agreed to pursue further agreements on an ongoing best efforts basis in order for the Company to obtain financing from the investment firm. In order to proceed with further negotiations, the Company was obligated per the term sheet to compensate the investment firm in the form of a due diligence retainer. The Company paid the retainer in two cash payments in the amounts of $7,500 to the investment firm and $1,000 to the investment firm’s attorney. If the Company elected to continue to pursue further agreements via the ongoing efforts of the investment firm, the term sheet also required the Company to issue 50,000 restricted shares of the Company’s common stock as directed by the investment firm. The Company elected to suspend the continuation of the investment firm’s ongoing efforts at this time, therefore, the 50,000 shares of common stock were not issued. The Company may decide to pursue further agreements with the investment firm in the near future.

Term Sheet with Investor

In May 2006, the Company executed a term sheet with an investor in the amount of $1 million which shall enable the Company to sustain operations. The first tranche of $500,000 should be available to the Company by the end of the second quarter of 2006. The Company is awaiting the contracts.

Issuance of Stock for Services

In April 2006, the Company entered into a consulting agreement with an advisory firm, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, consulting services, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. The term of this agreement is one year, ending

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

NOTE 22 - SUBSEQUENT EVENTS - (cont’d)

Issuance of Stock for Services - (cont’d)

March 31, 2006. The agreement calls for compensation in the amount of 350,000 shares of the Company’s common stock valued at $0.19 per share. Such shares shall be deemed for all purposes to be earned by the consultant upon its receipt thereof and shall be non-refundable and non-returnable.

Sales of Common Stock

In January 2006, one individual purchased 133,333 shares of common stock from the Company at a price of $0.75 per share. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. In connection with the sale of common stock, the Company issued to the individual an aggregate of 13,333 warrants with an exercise price of $0.75 per share. These warrants are exercisable for a period of two years from issuance.

In February 2006, one individual purchased 50,000 shares of common stock from the Company at a price of $0.22 per share. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. In connection with the sale of common stock, the Company issued to the individual an aggregate of 10,000 warrants with an exercise price of $0.55 per share. These warrants are exercisable for a period of two years from issuance.

In March 2006, four individuals purchased 190,910 shares of common stock from the Company at a price of $0.22 per share for 90,910 shares and $0.25 per share for 100,000 shares. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. In connection with the sale of common stock, the Company issued to the individuals an aggregate of 118,182 warrants with an exercise price of $0.55 per share for 18,182 warrants and $0.50 per share for 100,000 of the warrants. These warrants are exercisable for a period of two years from issuance.

STRIKEFORCE TECHNOLOGIES, INC.
BALANCE SHEET

	June 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$9,538	$77,094
Accounts receivable, net	113,615	1,883
Short-term portion of deferred royalties	326,821	475,448
Prepaid expenses	93,750	63,920
Total current assets	543,724	618,345

Property and equipment, net	42,189	45,099
Long-term portion of deferred royalties	1,850,658	2,087,357
Intangible assets, net	4,329	4,329
Security deposit	8,684	8,684
Total Assets	$2,449,584	$2,763,814

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Convertible notes payable	$158,000	$33,000
Convertible notes payable - related parties	497,000	427,500
Notes payable	100,000	-
Notes payable - related parties	629,000	189,000
Capital leases payable	37,617	25,243
Accounts payable	521,914	205,654
Accrued expenses	372,498	166,186
Payroll taxes payable	54,434	58,175
Due to employees	44,151	32,122
Total current liabilities	2,414,614	1,136,880

Secured convertible notes payable	1,043,740	1,013,740
Derivative financial instrument	1,300,151	1,972,288
Convertible notes payable	685,000	510,000
Long-term portion of capital leases payable	11,976	26,383
Total Liabilities	5,455,481	4,659,291

Commitments and contingencies

Stockholders' Deficiency
Preferred stock, par value $0.10 - 10,000,000 shares authorized,
-0- issued and outstanding	-	-
Common stock, par value $0.0001 - 100,000,000 shares
authorized, 23,592,081 and 18,454,250 issued and outstanding,
respectively	2,359	1,846
Additional paid-in capital	8,476,345	7,326,491
Accumulated deficit	(11,484,601)	(9,223,814)
Total Stockholders' Deficiency	(3,005,897)	(1,895,477)
Total Liabilities and Stockholders' Deficiency	$2,449,584	$2,763,814

See notes to the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30,2006 AND 2005
(UNAUDITED)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2006	2005	2006	2005

Revenues	$127,750	$3,724	$142,339	$11,753

Cost of sales	14,531	1,885	16,538	4,256

Gross profit	113,219	1,839	125,801	7,497

Operating expenses:
Selling, general and administrative expenses	974,850	1,065,342	2,214,613	1,847,256
Research and development	60,380	70,365	164,975	174,464
Total operating expenses	1,035,230	1,135,707	2,379,588	2,021,720

Loss from operations before other expense	(922,011)	(1,133,868)	(2,253,787)	(2,014,223)

Other expense:
Interest and financing expense	256,179	96,812	426,855	141,399
Derivative instrument (income) expense, net	(399,707)	261,422	(419,855)	246,768
Total other expense	(143,528)	358,234	7,000	388,167

Net loss	$(778,483)	$(1,492,102)	$(2,260,787)	$(2,402,390)

Basic and diluted loss per common share	$(0.04)	$(0.09)	$(0.11)	$(0.14)

Weighted average number of common shares outstanding	21,923,861	17,394,350	20,859,626	17,324,969

See notes to the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
STATEMENT STOCKHOLDERS' DEFICIENCY
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(UNAUDITED)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficiency
Balance at December 31, 2005	18,454,250	$1,846	$7,326,491	$(9,223,814)	$(1,895,477)

Sale of units containing shares and warrants for cash	445,672	44	165,955	-	165,999

Issuance of shares from conversions of notes payable and interest	3,525,594	352	498,540		498,892

Issuance of shares for consulting services	966,565	97	220,823		220,920

Issuance of shares for financing	200,000	20	27,980		28,000

Issuance of warrants in connection with convertible notes payable	-	-	81,624	-	81,624

Issuance of warrants in connection with consulting services	-	-	116,276	-	116,276

Repricing of warrants issued in connection with consulting services	-	-	186,800	-	186,800

Revaluation of stock options granted for future royalties	-	-	(218,186)	-	(218,186)

Employee stock option compensation	-	-	70,042	-	70,042

Net loss	-	-	-	(2,260,787)	(2,260,787)

Balance at June 30,2006	23,592,081	$2,359	$8,476,345	$(11,484,601)	$(3,005,897)

See notes to the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005
Cash flows from operating activities:
Net loss	$(2,260,787)	$(2,402,390)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization	13,015	12,874
Amortization of deferred financing costs	19,412	68,521
Professional fees through issuance of common stock, options and warrants	516,964	119,500
Amortization of discount on convertible notes	276,610	-
Royalty expense paid through issuance of stock options	167,139	243,844
Mark to market on derivative financial instrument expense	(419,855)	246,768
Employee stock option compensation	70,042	-
Financing expense paid through issuance of common stock	28,000	135,000
Changes in assets and liabilities affecting operations:
Accounts and other receivable, net	(111,732)	6,296
Prepaid expenses	3,014	(722)
Other assets	-	(1,000)
Accounts payable	316,260	(12,513)
Accrued expenses	242,712	(5,369)
Payroll taxes payable	(3,741)	250
Due to employees	12,029	(1,417)
Net cash used in operating activities	(1,130,918)	(1,590,358)

Cash flows from investing activities:
Purchases of property and equipment	(10,105)	(27,724)
Net cash used in investing activities	(10,105)	(27,724)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	166,000	68,550
Proceeds from convertible notes payable	300,000	1,620,000
Proceeds from convertible notes payable - related parties	113,000	-
Proceeds from notes payable	100,000	-
Proceeds from notes payable - related parties	447,000	-
Payments on convertible notes payable	-	(10,500)
Payments on convertible notes payable - related parties	(43,500)	-
Payments on notes payable - related parties	(7,000)	-
Principal payments for capital leases	(2,033)	(10,686)
Net cash provided by financing activities	1,073,467	1,667,364

Net (decrease) increase in cash	(67,556)	49,282

Cash, beginning of period	77,094	103,745

Cash, end of period	$9,538	$153,027

Supplemental disclosure of cash flow information:
Interest expense	$5,381	$14,283
Income taxes	$-	$-

Supplemental schedule of non-cash activities:
Revaluation of stock options issued for deferred royalties	$(218,186)	$919,699
Deferred financing cost related to beneficial conversion feature	$-	$349,969
Convertible note issued for consulting services	$-	$33,000
Warrants issued in connection with note payable	$81,622	$24,876
Common stock issued in connection with notes payable	$25,200	$-
Conversion of convertible promissory notes payable
into common stock	$246,610	$-
Issuance of common stock for accrued services	$36,400	$-

See notes to the financial statements.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 1 -NATURE OF OPERATIONS

StrikeForce Technical Services Corporation was incorporated in the state of New Jersey, in August 2001. On September 3, 2004, the shareholders approved an amendment to the Certificate of Incorporation to change the name from StrikeForce Technical Services Corporation to StrikeForce Technologies, Inc. (the “Company”). Prior to December 2002, the Company was a reseller of computer hardware, software products, and telecommunications equipment and services. In December 2002, the Company began to acquire the rights to intangible technology, which upon the consummation changed the direction of the Company’s business. The Company is a software development and services company. The Company owns the exclusive right to license and develop various identification protection software products that were developed to protect computer networks from unauthorized access and to protect network owners and users from identity theft. The Company has developed a suite of products based upon the licenses and the Company is seeking to commercially exploit the products in the areas of eCommerce, corporate, government and consumer sectors. The technology developed by the Company and used in the Company’s ProtectID™ and WebSecure™ products is the subject of two pending patent applications. The Company’s firewall product, which is in the research and design phase, is the subject of a pending provisional patent application. A fourth patent application relating to the Company’s ProtectID™ product was combined into the first ProtectID™ pending patent application and was allowed to lapse. The Company’s operations are based in Edison, NJ.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Interim period

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of June 30, 2006, the results of operations for the three and six months ended June 30, 2006, and changes in stockholders’ equity and cash flows for the six months ended June 30, 2006. The results for the six months ended June 30, 2006, are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2006.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission’s (“SEC”) rules and regulations.

These unaudited financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2005 as included in the Company’s report on Form 10-KSB/A as amended and filed on June 7, 2006.

b)	Income taxes

The Company accounts for income taxes in accordance with the “liability method” of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

b)    Income taxes - (cont’d)

the year in which the differences are expected to reverse. Current income taxes are based on the respective periods’ taxable income for federal and state income tax reporting purposes.

c)    Revenue recognition

The Company’s revenues are derived principally from the sale and installation of its various identification protection software products and related hardware and services. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, that the product has been shipped or the services have been provided to the customer, that the sales price is fixed or determinable, and collectibility is reasonably assured. The Company reduces revenue for estimated customer returns. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Hardware - Revenue from hardware sales is recognized when the product is shipped to the customer and there are either no unfulfilled company obligations or any obligations that will not affect the customer's final acceptance of the arrangement. Any cost of these obligations is accrued when the corresponding revenue is recognized. For the six months ended June 30, 2006 and 2005, total hardware revenues for products shipped or delivered were $72,502 (which was 51% of total revenues) and $829 (which was 7% of total revenues), respectively. There were no revenues from fixed price long-term contracts.

Software - Revenue from delivered elements of one-time charge licensed software is recognized at the inception of the license term, provided the Company has vendor-specific objective evidence of the fair value of each delivered element. Revenue is deferred for undelivered elements. The Company recognizes revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured. Delivery generally occurs when the product is delivered to a common carrier. The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. The Company does not request collateral from customers. If the Company determines that collection of a fee is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash. Revenue from monthly software licenses is recognized on a subscription basis. For the six months ended June 30, 2006 and 2005, total software revenues for software shipped or delivered were $14,475 (which was 10% of total revenues) and $5,500 (which was 47% of total revenues), respectively.

Services - Revenue from time and service contracts is recognized as the services are provided. The Company offers an Application Service Provider hosted service whereby customer usage transactions are invoiced monthly on a cost per transaction basis. The service is sold via the execution of a Customer Agreement between the Company and the Company’s end user. Initial set-up fees are recognized upon completion of service. For the six months ended June 30, 2006 and 2005, total revenues for services provided were $55,362 (which was 39% of total revenues) and $5,424 (which was 46% of total revenues), respectively.

Revenue from fixed price long-term service contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

c)    Revenue recognition - (cont’d)

be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Revenue from maintenance is recognized over the contractual period or as the services are performed. Revenue in excess of billings on service contracts is recorded as unbilled receivables and is included in trade accounts receivable. Billings in excess of revenue that is recognized on service contracts are recorded as deferred income until the aforementioned revenue recognition criteria are met.

d)    Software development costs

Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed”, requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product’s remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized. Total research and development costs for the six months ended June 30, 2006 and 2005 were $164,975 and $174,464, respectively.

Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.

e)    Loss per common share

Loss per common share is computed pursuant to SFAS No. 128, “Earnings Per Share”. Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of June 30, 2006 and 2005, options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

f)    New accounting pronouncements

In February 2006, the FASB issued SFAS 155 - "Accounting for Certain Hybrid Financial Instruments-- an amendment of FASB Statements No. 133 and 140." This Statement amends FASB StatementsNo. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement:

a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

f)    New accounting pronouncements - (cont’d)

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of the Company’s fiscal year, provided the Company has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that the Company holds at the date of adoption on an instrument-by-instrument basis.

The Company does not believe that any other of the recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

g)    Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.

h)    Discount on debt

The Company has allocated the proceeds received from convertible debt instruments between the underlying debt instruments and has recorded the conversion feature as a liability in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and related interpretations. The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, have been recorded at their fair value within the terms of SFAS No. 133 as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Statement of Operations. The Company has also recorded the resulting discount on debt related to the warrants and conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont’d)

i)    Derivatives

The Company accounts for derivatives in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and the related interpretations. SFAS 133, as amended, requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation. At December 31, 2005, the Company had not entered into any transactions which were considered hedges under SFAS 133.

j)    Financial instruments

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The fair value model utilized to value the various compound embedded derivatives in the secured convertible notes comprises multiple probability-weighted scenarios under various assumptions reflecting the economics of the secured convertible notes, such as the risk-free interest rate, expected Company stock price and volatility, likelihood of conversion and or redemption, and likelihood of default status and timely registration. At inception, the fair value of the single compound embedded derivative was bifurcated from the host debt contract and recorded as a derivative liability which resulted in a reduction of the initial notional carrying amount of the secured convertible notes (as unamortized discount which will be amortized over the term of the notes under the effective interest method).

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 3 - STOCK BASED COMPENSATION

The Company has one equity compensation plan for employees. The plan authorizes the granting of stock options consistent with the purpose of the plan (see Note 21 to the Company’s consolidated financial statements included in the 2005 Annual Report). The number of shares authorized for issuance under the Company’s plan as of June 30, 2006 totaled 5,000,000, of which 3,170,000 shares were available for future issuance. Stock options granted under the plan are typically granted with an exercise price equal to the market price of the Company’s stock at the date of grant. Options also generally vest over a period of three years with respect to grants made to employees. Options typically expire ten years from the date of grant.

Prior to January 1, 2006, the Company accounted for its stock based compensation under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and the disclosures required by SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” In accordance with APB Opinion No. 25, no stock-based compensation cost was reflected in the Company’s prior year net income for grants of stock options to employees because the Company granted stock options with an exercise price equal to the market value of the stock on the date of grant.

Had the Company used the fair value based accounting method for stock compensation expense prescribed by SFAS Nos. 123 and 148 for the period ended June 30, 2005, the Company’s consolidated net loss and net loss per share would have been reduced to the pro-forma amounts illustrated as follows:

2005
Net loss, as reported	$(2,402,390)

Stock based compensation (benefits) cost included in the determination of net income as reported	179,773

Stock-based compensation cost determined under the fair value method	(265,108)

Pro forma net loss	$(2,487,725)

Net loss per share:

Basic and diluted - as reported	$(0.13)
Basic and diluted - pro forma	$(0.14)

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) using the modified prospective method. Under this method, compensation cost in the first quarter of 2006 includes the portion vesting in the period for (1) all share-based payments granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (2) all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the revised provisions of SFAS 123R. Before adoption of SFAS No. 123R, pro forma disclosures reflected the fair value of each option grant estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 3 - STOCK BASED COMPENSATION - (cont’d)

	2006	2005
Risk-free interest rate	3.1% - 5.2%	3.1% - 4.7%
Dividend yield	0.00%	0.00%
Expected volatility	6% - 163%	6% - 29%
Expected option life	5 - 10 years	5 - 10 years

The expected life of the options has been determined using the simplified method as prescribed in SEC Staff Accounting Bulletin No. 107 (“SAB 107”). Results of prior periods do not reflect any restated amounts and the Company had no cumulative effect adjustment upon adoption of SFAS No. 123R under the modified prospective method. The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award. Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

The adoption of SFAS No. 123R decreased the Company’s second quarter and six months ended 2006 reported operating income and net income by $23,433 and $70,042, respectively. The expense is classified as selling, general and administrative expense on the statement of operations.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs shown in the table above for 2006 are as follows:

•	The expected volatility is based on a combination of the historical volatility of the Company’s and comparable companies’ stock over the contractual life of the options.

•
The Company uses historical data to estimate employee termination behavior. The expected life of options granted is derived from SAB 107 and represents the period of time the options are expected to be outstanding.

•	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

•	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

2004 Equity Incentive Plan

The shareholders approved the 2004 Equity Incentive Plan (“Incentive Plan”) in September 2004. The Incentive Plan is effective April 1, 2004. Officers and key employees, who in the judgment of the Company render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock, performance awards and stock appreciation rights. The Incentive Plan provides 5,000,000 shares of common stock to be offered from either authorized and

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 3 - STOCK BASED COMPENSATION - (cont’d)

2004 Equity Incentive Plan - (cont’d)

unissued shares or issued shares, which have been reacquired by the Company. All options vest equally over a three year period beginning one-year from the grant.

As of June 30, 2006 and December 31, 2005, an aggregate of 1,830,000 options were outstanding under the Incentive Plan. The exercise price for all these options is $1.00.

Non-Incentive Plan Stock Option Grants
As of June 30, 2006 and December 31, 2005, the Company had outstanding an aggregate of 7,618,889 non-plan, non-qualified options for non-employees and no outstanding incentive options outside of the Plan.

The table below summaries the Company’s stock option activity for the quarter ended June 30, 2006:

			Non-Plan
	Incentive	Non-Qualified	Non-Qualified
	Options	Options	Options	Total
Outstanding at December 31, 2005	-	1,830,000	7,618,889	9,448,889
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at June 30, 2006	-	1,830,000	7,618,889	9,448,889

Vesting Schedule:
Vested at December 31, 2005	-	1,382,083	6,651,270	8,033,353
June 30, 2006	-	231,945	725,714	957,659

At June 30, 2006 and December 31, 2005, there were 9,448,889 stock options outstanding of which 1,830,000 options are exercisable at an exercise price of $1.00, 7,600,000 options are exercisable at $0.36 and 18,889 options are exercisable at $0.90. At December 31, 2005, there were 8,033,353 vested options outstanding of which 1,382,083 options are exercisable at an exercise price of $1.00, 6,632,381 options are exercisable at $0.36 and 18,889 options are exercisable at $0.90. At June 30, 2006, there were 8,991,011 vested options outstanding of which 1,614,026 options are exercisable at an exercise price of $1.00, 7,358,096 options are exercisable at $0.36 and 18,889 options are exercisable at $0.90.

As of June 30, 2006, there was $88,465 of total unrecognized compensation cost related to unvested share-based compensation arrangements that is expected to be recognized over a weighted-average period of 16 months.

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. At June 30, 2006, the Company's accumulated deficit was $11,484,601, its working capital deficiency was $1,870,890 and approximately 89% of its assets consist

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 4 - GOING CONCERN - (cont’d)

of deferred royalties. In addition, the Company had net losses of $2,260,787  and $2,402,390 for the six months ended June 30, 2006 and 2005, respectively.

The Company has issued three-year and two-year secured debentures in 2004 and 2005 that are convertible into shares of the Company’s common stock to Cornell and Highgate, respectively. Under the terms of the secured debentures, we are restricted in our ability to issue additional securities as long as any portion of the principal or interest on the secured debentures remains outstanding.

Currently, the Company is aggressively attempting to increase revenues and improve profit margins by implementing a revised sales strategy. In principle, the Company is redirecting its sales focus from direct sales to companies using an internal sales force, to selling through a distribution channel of Value Added Resellers and Original Equipment Manufacturers. The profit margin for this approach is more lucrative than selling direct due to the increase in sales volume. This revised sales approach should increase the Company’s sales and revenues in order to mitigate future losses. In addition, management has raised funds through convertible debt instruments and the sale of equity in order to alleviate the working capital deficiency. Through the utilization of the public capital markets, the Company plans to raise the funds necessary to continue, expand and enhance its growth, however, there can be no assurance that this will be able to increase revenues or raise additional capital. In December 2005 and March 2006 (see Note 15), the Company engaged the services of two consulting firms in order for the Company to obtain additional funding.

The Company intends to utilize the funding obtained in order to cover the monthly burn and maintain operations. In May 2006, the Company has executed a term sheet with an investor in the amount of $1 million which shall enable the Company to sustain operations. As of June 30, 2006 the Company did not conclude the transaction with the investor. The Company is currently in negotiations with other investors to conclude the necessary working capital needs of the Company.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 5 - DEFERRED ROYALTIES

Deferred royalties were derived from a royalty agreement with NetLabs.Com, Inc. (“NetLabs”).

On September 11, 2003, the Company signed an Agreement with NetLabs. The Agreement required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company on sales of the software products, as defined in the Agreement. The royalties would apply to net revenues received during a period of five years beginning September 11, 2003 and continuing through August 31, 2008. The Agreement was amended on September 2, 2004 and made effective as of its original effective date to extend the royalty period from five years to ten years, through August 31, 2013. In February 2006, the Agreement was further amended in order to provide clarity to the original Agreement by revising its title to “Royalty Agreement” whereby NetLabs has taken all measures required to provide the Company with the exclusive rights to the intellectual property related to the patents pending for its “Out-of-Band” technology and firewall solutions, while clarifying that NetLabs still retains ownership.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 5 - DEFERRED ROYALTIES - (cont’d)

On December 2, 2004, as a condition to the Company obtaining additional financing, the Company and NetLabs agreed to replace the cash royalty provisions of the Agreement. The Company and NetLabs agreed, that NetLabs would instead be issued, as advance royalties, options to purchase 7,600,000 shares of the Company’s common stock at a price of $0.36 per share to vest as follows: 2,530,000 shares at September 11, 2004, 2,530,000 shares at September 11, 2005 and 2,540,000 shares at September 11, 2006. The fair values for these options are measured at the end of each reporting period and are fixed at each vesting date using the Black-Scholes Option Pricing Model. The fair value of the unvested options (as of June 30, 2006) were measured using the same assumptions as used in the first quarter of 2006, since those assumptions are considered indicative of a non-temporary change in the market value of the Company’s common stock.

As of June 30, 2006 the options to purchase 2,530,000 shares that vested at September 11, 2004 are valued (as fixed) at $1,066,395, the options to purchase 2,530,000 shares that vested at September 11, 2005 are valued (as fixed) at $1,529,132, and the options to purchase the final 2,540,000 shares (which vest on September 11, 2006) are valued at June 30, 2006 at $264,160. The total value of the deferred royalties, net of accumulated amortization of $682,208, is $2,177,479. The deferred royalties are being amortized over the term of the original NetLabs Agreement (10 years) which will terminate on August 31, 2013. For the six months ended June 30, 2006 and 2005, $167,139 and $243,843 of royalties were expensed, respectively, $326,821 was classified as short-term deferred royalties and the remainder of $1,850,658 was classified as long-term deferred royalties on the balance sheet at June 30, 2006. Measurement is based upon the Black-Scholes Model using the following assumptions:

	December 31, 2005	June 30, 2006
Market share price	$0.90	$0.12
Expected volatility	29.00%	152.00%
Risk-free interest rate	4.35%	4.96%
Expected life	5 years	5 years

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consist of the following at June 30, 2006:

Interest	$163,736
Commitment fees	32,697
Professional Fees	153,146
Other	22,919
Total accrued expenses	$372,498

NOTE 7 - SECURED CONVERTIBLE NOTES PAYABLE

On April 27, 2005, the Company entered into an amended and restated 8% secured convertible debenture with Cornell (“Amended Cornell Debenture”) in the amount of $1,024,876, which terminated the two $500,000 debentures entered into with Cornell in December 2004 and January 2005. The new debenture entitles Cornell, at its option, to convert, and sell on the same day, at any time and from time to time,

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 7 - SECURED CONVERTIBLE NOTES PAYABLE - (cont’d)

until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, convertible into shares of the Company’s common stock at the price per share equal to the lesser of (i) the greater of $0.25 or an amount equal to 120% of the initial bid price or (ii) an amount equal to 80% of the lowest volume weighted average price of the Company’s common stock for the last five trading days immediately preceding the conversion date. If not converted at Cornell’s option, the entire principal amount and all accrued interest shall be due to Cornell on the second year anniversary of the debenture.  The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all of the outstanding convertible debenture. The redemption shall be 110% of the amount redeemed plus accrued interest remaining for the first six months of the executed debenture and after that time the redemption is 120% of the amount redeemed plus accrued interest remaining. The conversion feature and the Company’s optional early redemption right have been bundled together as a single compound embedded derivative liability, and fair valued using a layered probability-weighted cash flow approach.

On April 27, 2005, the Company entered into a Securities Purchase Agreement with Highgate pursuant to which the Company is to receive $750,000 in exchange for two 7% secured convertible debentures amounting to $750,000 that mature in 2 years, and the issuance of 150,000 shares of the Company’s common stock. The Securities Purchase Agreement provides for the execution of funding under two secured convertible debentures. The first debenture funding occurred upon the signing of the aforementioned Securities Purchase Agreement and the second debenture and funding occurred upon the filing of the Form SB-2. The Company issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Act”), and/or Section 4 (2) of the Act. In addition, the Company has agreed to reserve for issuance an aggregate of 2,000,000 shares of the Company’s common stock, which may be adjusted from time to time as agreed upon by the parties, to be issued to the debenture holder upon conversion of accrued interest and liquidated damages into common stock and additional shares of common stock required to be issued to the debenture holder in accordance with the Securities Purchase Agreement. The 2,000,000 shares were not registered in the Form SB-2. Additionally, in accordance with the Securities Purchase Agreement, the Company is required to maintain in escrow and register with the SEC five times the number of shares of common stock that would be needed to satisfy the full conversion of all such Convertible Debentures outstanding (currently 2,984,406 shares in reserve) and to issue additional shares as needed if the number of shares in escrow becomes less than that required. Further, following a notice of conversion, the investors may sell escrowed shares in the registered distribution before they are actually delivered, but, the investors will not engage in short sales. The terms of the secured debentures contain a limitation that precludes conversion when the amount of shares already owned by Cornell and Highgate, plus the amount of shares still outstanding to be converted, would exceed 4.99%. The limitation may be waived by Cornell upon 61 days advance written notification to the Company. In addition, on the third anniversary of the issuance date of the Cornell debenture and second anniversary of the issuance dates of the Highgate debentures, any outstanding principal or interest owed on the secured debentures will be converted into stock without any applicable limitation on the number of shares that may be converted.

The aforementioned debentures bear interest at a rate of 7% per annum, compounded monthly, and expire 2 years after the date of issuance. The debentures are convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price for the 5 trading days immediately preceding the date of conversion. In addition, the Company has the right to redeem the debentures, at any time prior to its maturity, upon 3 business day’s prior written notice to the holder. The redemption price is equal to 120% of the face amount redeemed plus accrued interest. In the event that

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 7 - SECURED CONVERTIBLE NOTES PAYABLE - (cont’d)

the Company redeems the debentures within 180 days after the date of issuance, the redemption price shall be 110% of the face amount redeemed plus accrued interest. Interest expense for the three secured convertible debentures for the six months ended June 30, 2006 was approximately $59,325. The conversion feature and the Company’s optional early redemption right have been bundled together as a single compound embedded derivative liability, and fair valued using a layered probability-weighted cash flow approach.

The Security Agreement contains certain negative covenants that will remain in effect until the repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with the agreement, the Company may not, without Highgate’s written consent, directly or indirectly permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property, assign, pledge or in any way transfer or encumber Highgate’s right to receive any income or other distribution from any part of the pledged property, enter into any sale-leaseback financing respecting any part of the pledged property, materially change our ownership, executive staff or management, including the CEO and CFO; declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof, or make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate. In addition, the Company may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business. Further, the Company may not: make any loan, advance or extension of credit to any person other than in the normal course of our business, and create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000, excluding trade accounts payable and accrued expenses incurred in the ordinary course of business. In addition, the Company may continue to accept debt and/or convertible debt investments from accredited investors for a maximum total of up to $2,000,000, providing no terms are better than the Cornell and Highgate convertible debenture terms. The Company has paid $75,000 for structuring fees and expenses and $5,000 for commitment fees related to this Securities Purchase Agreement.

The notes are presently stated on a net to fair value basis. At June 30, 2006, the fair value of the notes was $775,413 for Cornell and $268,327 for Highgate, respectively.

Conversions to Common Stock

For the six months ended June 30, 2006, Highgate converted the entire April 27, 2005 debenture of $375,000 into 3,525,594 shares of the Company’s common stock, pursuant to the terms of the Securities Purchase Agreement. The conversion price ranged from $0.056 to $0.48 per share.

NOTE 8 - FINANCIAL INSTRUMENTS

The secured convertible notes payable are hybrid instruments which contain an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The embedded derivative feature has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The embedded derivative feature includes the conversion feature within the note and an early redemption option. The value of the embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 8 - FINANCIAL INSTRUMENTS - (cont’d)

reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 12 months.

The secured convertible debentures issued to Cornell and Highgate have been accounted for in accordance with SFAS 133 and EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. The Company has identified the above instruments having derivatives that require evaluation and accounting under the relevant guidance applicable to financial derivatives. These compound embedded derivatives have been bifurcated from their respective host debt contracts and accounted for as derivative liabilities in accordance with EITF No. 00-19. When multiple derivatives exist within Convertible Notes, they have been bundled together as a single hybrid compound instrument in accordance with SFAS No. 133 Derivatives Implementation Group Implementation Issue No. B-15, “Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument”. The compound embedded derivatives within the secured convertible notes have been recorded at fair value at the date of issuance; and are marked-to-market each reporting period with changes in fair value recorded to the Company’s statement of operations as “Derivative instrument expense, net”. The Company has utilized a third party valuation consultant to fair value the compound embedded derivatives using a layered discounted probability-weighted cash flow approach. The fair value of the derivative liabilities are subject to the changes in the trading value of the Company’s common stock, as well as other factors. As a result, the Company’s financial statements may fluctuate from quarter-to-quarter based on factors, such as the price of the Company’s stock at the balance sheet date and the amount of shares converted by note holders. Consequently, our financial position and results of operations may vary from quarter-to-quarter based on conditions other than our operating revenues and expenses.

NOTE 9 - CONVERTIBLE NOTES PAYABLE

In January 2005, the Company executed an 8% convertible debenture in the amount of $125,000 with an investor. Now that the Form SB-2 has been declared effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the first year anniversary of the debenture. In March 2006, the Company extended the maturity date of the convertible debenture to January 26, 2007. This note is included in current liabilities on the balance sheet at June 30, 2006. In connection with the extension, the Company issued to the investor an aggregate of 45,000 warrants with an exercise price of $0.20 per share and an expiration date of January 26, 2009. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $4,878. For the six months ended June 30, 2006 and 2005, the Company recorded $1,951 and $0, respectively, in financing expense related to the issuance of these warrants.

In March 2005, the Company executed an 8% convertible debenture in the amount of $235,000 with an investor group. Now that the Form SB-2 has been declared effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 9 - CONVERTIBLE NOTES PAYABLE - (cont’d)

In June 2005, the Company executed a non-interest bearing convertible note in the amount of $33,000 with a public relations firm for services rendered. At any time prior to repayment of all outstanding principal, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount shall be due to the holder on the first year anniversary of the note. This note is included in current liabilities on the balance sheet at June 30, 2006. In August 2006, the Company and the public relations firm reached an informal agreement whereby the Company has agreed to make periodic payments in order to repay the note in full by December 31, 2006.

In June 2005, the Company executed an 8% convertible debenture in the amount of $10,000 with an individual. Now that the Form SB-2 has been declared effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture.

In July 2005, the Company executed 8% convertible debentures aggregating $140,000 with four individuals. Now that the Form SB-2 has been declared effective, each holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debentures, July 2008.

In March 2006, the Company executed an 8% convertible promissory note in the amount of $100,000 with an individual. At any time, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.90 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the second year anniversary of the debenture. In connection with the convertible promissory note payable, the Company issued to the individual an aggregate of 66,667 warrants with an exercise price of $0.55 per share. These warrants are exercisable for a period of two years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $12,300. For the six months ended June 30, 2006 and 2005, the Company recorded $2,050 and $0, respectively, in financing expense related to the issuance of these warrants.

In June 2006, the Company executed a 9% convertible promissory note in the amount of $200,000 with an individual. At any time, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at the price of $0.14 per share. If not converted at the holder’s option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. In connection with the convertible promissory note payable, the Company issued to the individual an aggregate of 400,000 warrants with an exercise price of $0.25 per share. These warrants are exercisable for a period of five years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 9 - CONVERTIBLE NOTES PAYABLE - (cont’d)

Model was $36,960. For the six months ended June 30, 2006 and 2005, the Company recorded $1,027 and $0, respectively, in financing expense related to the issuance of these warrants.

Interest expense for the convertible notes payable for the six months ended June 30, 2006 and 2005 was approximately $23,662 and $9,191, respectively.

NOTE 10 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

Convertible notes payable - related parties at June 30, 2006, consist of convertible promissory notes that the Company executed with the Chief Executive Officer (“CEO”), the Vice President of Technical Services (“VPTS”), relatives of a former officer of the Company, a relative of the Chief Financial Officer, the President, a Software Developer who is also a relative of the Chief Technology Officer and the Office Manager.

The terms of the convertible promissory notes state that principal is payable in full in immediately available funds of $1,000,000 or more through any sales or investment by the end of December 31, 2004 or later if agreed upon by each individual and the Company, as was agreed upon. With the exception of the notes issued to the CEO, all of the notes bear interest at a rate of prime plus 2%, prime plus 4%, a straight 8% per year or a straight 21.90% per year. The notes issued to the CEO bear interest equal to the CEO’s private banking account monthly lending rate. Interest is payable at such time as the principal on the note is due. At any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of each individual, the individual shall have the right to convert the then outstanding principal amount of this note, and all outstanding accrued interest thereon, into that number of shares of the common stock of the Company, determined by dividing the amount of principal and interest then outstanding hereon by a conversion price of either $0.72, $0.75 or $1.00, depending on the note.

In November 2004, the Company received $50,000 from three separate individuals who are relatives of a former officer for convertible promissory notes. The notes were due on April 30, 2006 and bear interest at prime plus 2% per year. Notes for $15,000 and $10,000 were repaid in full plus interest in May 2006 and June 2006, respectively. The remaining note for $25,000 was partially repaid in the amount of $8,500 in June 2006 and $10,000 in July 2006. Per a verbal agreement reached with the note holder, the balance of the note shall be repaid, including interest, in August 2006.

In August, September and December 2005, the Company executed 8% convertible promissory notes in the amounts of $10,000, $5,000 and $10,000 with a relative of the Chief Technology Officer. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the individual and the Company. On October 17, 2005, the related party became an employee of the Company. The maturity dates of the notes were extended to September 30, 2006.

In August and December 2005, the Company executed 8% convertible promissory notes in the amounts of $50,000 and $34,000 with its President. The convertible promissory note for $34,000 was paid in full in December 2005. The principal of the August 2005 note shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the President and the Company. The maturity date of the $50,000 note was extended to September 30, 2006.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 10 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES - (cont’d)

In September 2005, the Company executed an 8% convertible promissory note in the amount of $5,000 with a relative of the Chief Financial Officer. The principal shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the individual and the Company. The maturity date of the note was extended to September 30, 2006.

In December 2005, the Company executed an 8% convertible promissory note in the amount of $10,000 with its Office Manager. The principal shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the Office Manager and the Company.

In January 2006, the Company executed an 8% convertible promissory note in the amount of $70,000 with its Office Manager. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of June 30, 2006 or later if agreed upon by the Office Manager and the Company. The note was partially repaid in the amount of $10,000 in June 2006. In June 2006, the maturity date of the balance of the note was extended to August 31, 2006.

In March 2006, the Company executed an 8% convertible promissory note in the amount of $5,000 with one of its Software Developers and the wife of the CTO. The principal due shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the Software Developer and the Company.

At June 30, 2006, the Company has two convertible notes with its VPTS that had maturity dates of December 31, 2005. The first note is for $50,000 and bears interest at prime plus 2% per annum. The second note is for $7,500 and bears interest at prime plus 4% per annum. In July 2006, the maturity date of both notes was extended to September 1, 2006.

At June 30, 2006, the Company has six convertible notes payable aggregating $268,000 with its CEO. All the convertible notes payable bear interest equal to the CEO’s private banking account monthly lending rate and are convertible into the Company’s common stock at a price of $0.72, $0.75 and $1.00 per share. The maturity date of four of the notes payable, aggregating $230,000, was December 31, 2005. The maturity date of the notes was extended to September 30, 2006. The remaining two notes in the amounts of $10,000, with a conversion price of $1.00 per share, and $28,000, with a conversion price of $0.75 per share, were executed in January 2006 and February 2006, respectively and have a maturity date of December 31, 2006. For the six months ended June 30, 2006, the interest ranged between 8.625% and 10.750% per annum.

In connection with several of the convertible notes payable, the Company issued warrants exercisable in the aggregate into 80,500 shares of the Company’s common stock at an exercise price of $1.00 per share to the note holders. The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable. These warrants are exercisable for a period of ten years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $21,339. For the six months ended June 30, 2006 and 2005, the Company recorded $4,665 and $0, respectively, in financing expense related to the issuance of these warrants.

At June 30, 2006, accrued interest due for the convertible notes - related parties was $28,469 and is included in accrued expenses in the accompanying balance sheet. Interest expense for convertible notes

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 10 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES - (cont’d)

payable - related parties for the six months ended June 30, 2006 and 2005 was approximately $23,147 and $8,969, respectively.

NOTE 11 - NOTES PAYABLE

In May 2006, the Company sold a unit to Cornell consisting of a 9% promissory note payable in the amount of $100,000 and 200,000 shares of the Company’s common stock. The principal due shall be payable in full in immediately available funds of $200,000 or more through any funding transaction, even if the funding is with Cornell, or by August 28, 2006. If the note is not fully repaid within a twenty (20) day grace period after the maturity date, then the remaining outstanding principal and accrued and unpaid interest under the note shall be convertible into shares of common stock of the Company at the sole option of Cornell, in whole or in part at any time and from time to time at a conversion price equal to the lesser of (a) $0.22 or (b) ninety percent (90%) of the lowest Volume Weighted Average Price of the common stock during the thirty trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. The Company paid a placement agent fee of $7,000 relating to the promissory note.

Interest and financing expense for notes payable for the six months ended June 30, 2006 was approximately $29,504.

NOTE 12 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties at June 30, 2006 consist of the following:

At June 30, 2006, the Company had executed nine notes payable with its CEO aggregating $604,000:

•
Three of the notes, aggregating $189,000, had maturity dates of December 31, 2005 with interest at a per annum rate equal to the CEO’s private account monthly lending rate. In December 2005, the maturity dates of the notes were extended to March 31, 2006. In March 2006, the maturity dates of the notes were extended to September 30, 2006.

•
Two of the notes, aggregating $160,000 have maturity dates of May 13, 2006 for the $150,000 note and September 30, 2006 for the $10,000 note. Both notes bear interest at a rate equal to 8% per annum. In May 2006, the maturity date of the $150,000 note was extended to June 30, 2006. In June 2006, the maturity date of the $150,000 note was extended to September 30, 2006.

•
Three of the notes, in the amounts of $7,000, $5,000 and $150,000, were executed in April 2006 and bear interest at a per annum rate equal to the CEO’s private account monthly lending rate. The $7,000 note was repaid in April 2006. The $5,000 note has a maturity date of September 30, 2006. The $150,000 note has a maturity date of June 30, 2006. In June 2006, the maturity date of the $150,000 note was extended to September 30, 2006.

•
The remaining note in the amount of $100,000 was executed in May 2006 and bears interest at a rate equal to 9% per annum with a maturity date of July 31, 2006. In July 2006, the maturity date of the $100,000 note was extended to September 30, 2006. For the six months ended June 30, 2006, the interest ranged between 8.625% and 10.750% per annum. In connection with the $100,000 note executed in May 2006, the Company issued warrants exercisable in the aggregate into 200,000 shares of the Company’s common stock at an exercise price of $0.13 per share to the CEO. The warrants were issued at the ratio of one warrant for each $0.50 of note payable. These warrants are exercisable for a period of five years from issuance. The fair value of the warrants issued using the Black-Scholes Option Pricing Model was $24,300. For the six months

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 12 - NOTES PAYABLE - RELATED PARTIES - (cont’d)

ended June 30, 2006 and 2005, the Company recorded $9,720 and $0, respectively, in financing expense related to the issuance of these warrants.

At June 30, 2006, the Company had executed four notes payable with its President aggregating $25,000. Notes totaling $10,000 are non-interest bearing. Notes totaling $15,000 bear interest at a rate equal to 8% percent per annum. The maturity date of all the notes is September 30, 2006.

Interest expense for notes payable - related parties for the six months ended June 30, 2006 and 2005 was approximately $18,306 and $6,482, respectively.

NOTE 13 - OBLIGATIONS UNDER CAPITAL LEASES

In May 2004, the Company and a lessor signed an amended agreement consolidating six of the Company’s capital leases into one monthly payment and restructuring the term of the agreement. This amended agreement cured a prior default for non-payment. The terms of the agreement called for one payment upon signing of $8,052 and subsequently 43 monthly payments of $2,020. The balance at June 30, 2006, reflects the amended changes to these capital leases.

At June 30, 2006, the aggregate future minimum remaining lease payments under capital leases are as follows:

Period Ending December 31,
2006	$39,183
2007	12,201
Total	51,384
Less: amount representing interest	(1,791)
Net present value of capital lease obligations	49,593
Current portion	(37,617)
Long-term portion	$11,976

The capital leases listed above relate to property and equipment with a book value of $11,830.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has a non-cancelable operating lease for office space that expires in February 2008. The lease does not contain a renewal option and requires the Company to pay all executory costs such as maintenance and insurance. Additionally, the Company leases equipment under non-cancelable operating leases.

In January 2005, the Company became a third party beneficiary of a settlement in a bankruptcy suit between the lessor and supplier of the Company’s telephony equipment and carrier services. The settlement between the lessor and supplier reduced the remaining lease commitment of approximately $43,000 by 85%, to a balance of $6,467. This balance is to be paid in 24 installments of $270 per month effective March 30, 2005. The settlement has been reflected in the following lease commitment

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Lease Commitments - (cont’d)

schedule.

The approximate future annual minimum rentals under non-cancelable operating leases in effect on June 30, 2006 are as follows:

	Office Space	Equipment
2006	$37,241	$4,145
2007	74,483	3,910
2008	6,207	1,966
	$117,931	$10,021

Rent expense charged to operations for office space for the six months ended June 30, 2006 and 2005 amounted to approximately $34,477 and $34,520, respectively. The expense charged to operations for equipment rental for the six months ended June 30, 2006 and 2005 amounted to approximately $3,560 and $3,033, respectively.

Payroll Taxes

As of June 30, 2006, the Company owes $54,434 of payroll taxes, of which approximately $45,000 are delinquent from the year ended December 31, 2003. The Company has also recorded $30,362 of related estimated penalties and interest on the delinquent payroll taxes, which are included in accrued expenses on the balance sheet. Although the Company has not entered into any formal repayment agreements with the respective tax authorities, management plans to make payment as funds become available.
Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet, intense competition and a limited operating history.

Significant Customers

Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of June 30, 2006 and 2005, seven customers represented 100% and four customers represented 100% of the total accounts receivable, respectively. For the six months ended June 30, 2006, the Company had four unrelated customers, which accounted for 9%, 11%, 18% and 45%, respectively, of total revenue. For the six months ended June 30, 2005, the Company had four unrelated customers, which accounted for 10%, 13%, 19%, and 54%, respectively, of total revenue.

Employment Agreements

In May 2003, the Company entered into an employment agreement with its CEO. The term of the agreement is from May 20, 2003 through June 1, 2006. As part of the agreement, the CEO committed to making a $300,000 capital investment in the Company. The Company is required to pay the CEO a salary of $75,000 per year until the closing date of the first $2,000,000 in funding, and $150,000 per year

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Employment Agreements - (cont’d)

thereafter. In April 2004, the agreement was amended to pay the CEO $111,000 per year as of April 2004. The agreement also granted the CEO options to purchase 1,000,000 shares of the Company’s common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CEO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CEO’s death or disability, or if the CEO terminates his employment with the Company for good reason, as defined in the agreement.

During 2003, the Company entered into various three-year employment agreements with employees of the Company, commencing June 16, 2003, and expiring at various dates through October 14, 2006. The Company is required to pay salaries and severance payments, as defined in the individual employment agreements. In addition, two of the agreements each provide options to purchase 100,000 shares of the Company’s common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date. One agreement provides options to purchase 130,000 shares of the Company’s common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date.

As of June 30, 2006, the written employment agreements have not been renewed. For the three months ended June 30, 2006 and 2005, there were no additional formal employment agreements entered into by the Company.

Panasonic

In August 2003, the Company entered into a five year agreement with Panasonic in which Panasonic is an Authorized Service Provider (“ASP”) for the Company’s products. As an ASP, Panasonic operates the Company’s products in their data center for the benefit of clients who contract with the Company for their security products. The relationship can be terminated by either party on six months notice. Panasonic is compensated by the Company based on contracted percentages of the client’s fees to the Company as to be documented in each client contract.

In May 2005, the Company and Panasonic revised the ASP agreement to state that the Company has fulfilled its contractual requirements for the years prior to 2005.

As of June 30, 2006, the contract required yearly minimum commitment fees from the Company as follows:

Quarter ending June 30,
2007	$50,000
2008	50,000
2009	37,500
Total	$137,500

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Panasonic - (cont’d)

As of June 30, 2006 the Company has accrued $32,697 against the balance due for the June 30, 2006 period. In October 2005, the Company and Panasonic agreed to amend the Network Services Agreement dated August 2003 and revised in May 2005. The October 2005 amendment clarifies the Minimum Payment Guarantee terms, beginning in 2006, from annual remittances due by the last day of each calendar year to quarterly payments due on a net 30 days basis from the date of the Panasonic invoice issued for each previous calendar quarter, as adjusted for payments made to Panasonic for client activity during the quarter. In August 2006, the Company and Panasonic reached an informal agreement whereby the Company has agreed to make periodic payments in order to repay any past due balance in full by December 31, 2006.

Investor Relations Consulting Agreement

In March 2006, the Company retained the services of an investor relations consulting firm and both parties mutually executed three agreements: a Financial Consulting Agreement, a Business Introduction Agreement and an Investor Relations Consulting Agreement. Per the terms of the Financial Consulting Agreement, the firm will provide services in order to assist the Company in developing a strategy and structure for obtaining financing. As compensation for the financial consulting services, the firm will receive, on a prorated basis 400,000 shares of the Company’s common stock at a value of $0.18 per share upon the closing of up to $500,000 in financing. The shares are to be placed in escrow with the Company’s law firm. The firm will also receive, on a prorated basis, up to $40,000 in cash upon the closing of a second $500,000 in financing. The term of the financing agreement is for ten months. Per the terms of the Business Introduction Agreement, the firm will provide potential sales opportunities to the Company. The firm commenced the introduction process in February 2006. As compensation for the introduction services, the firm will receive a $5,000 cash payment for each of February 2006 and March 2006. Also, upon the Company receiving $1,000,000 or more in purchase contracts for its products and services, the firm will receive 100,000 shares of the Company’s common stock at a value of $0.18 per share and warrants to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.25 per share. The warrants will have a five year term, piggyback registration rights for one year and demand registration rights after April 1, 2007. The term of the introduction agreement is for ten months. Per the terms of the Investor Relations Consulting Agreement, the firm will assist the Company in developing a comprehensive financial relations strategy. As compensation for the services, the Company will make cash payments to the firm of $5,000 for each of the first two term months, $9,000 for each of the second two term months and $10,000 for each of the remaining six term months. The Company issued warrants to purchase 300,000 shares of the Company’s common stock with an exercise price of $0.18 per share related to the agreement. The warrants have a five year term, piggyback registration rights for one year and demand registration rights after April 1, 2007. The term of the investor relations agreement is for ten months.

Consulting Agreement

In October 2005, the Company engaged the investment banking services of a consulting firm as placement agent on a best-efforts basis to arrange the sale of senior debt and or equity-linked securities including convertible debt on behalf of the Company in an amount of $5,000,000. To date, no funds have been raised pursuant to this agreement. The terms of the agreement provide for the placement agent to act on behalf of the Company as its exclusive placement agent with an authorization period of one year, subject to termination upon ten days’ notice by the Company. The Agreement required the

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Consulting Agreement - (cont’d)

Company to pay to the placement agent a non-refundable retainer fee in the form of common stock warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.75 per share, the value of which (based on Black-Scholes) was $149,200 and expensed as consulting expense in 2005. The retainer Warrants shall be exercisable after the date of issuance and shall expire five (5) years after the date of issuance, unless extended by the Company. In April 2006, the Company and the placement agent amended the agreement in order to waive the exclusivity clause. In exchange for the waiver, the Company has agreed to reduce the exercise price of the 400,000 warrants to $0.50 per share (see Note 15). The placement agent is also entitled to receive certain cash compensation and warrants in connection with the closing of any financings arranged by the placement agent.

In January 2006, the Company executed an independent consultant agreement with an individual consultant whereby the consultant will provide financing introductions, customer introductions and sales leads. The agreement supersedes a similar expired agreement executed in April 2005 with the consultant. Under the terms of the new agreement, the consultant will receive a 5% commission on closed financing deals, a 10% commission on sales resulting from direct introduction and a 5% commission on sales resulting from third party introduction. The term of the agreement is for six months and it can be renewed within thirty days of expiration provided the Company and the consultant both agree in writing. The consulting agreement was not renewed upon the termination date.

In January 2006, the Company executed a consultant agreement with a consulting firm whereby the firm will introduce to the Company potential purchasers of the Company’s equity or debt. The Company shall pay a placement fee to the consultant in the amount of 6% of the gross subscription proceeds of an equity and/or debt offering by the Company from purchasers introduced directly by the consultant. Either the Company or the consultant may terminate the agreement upon thirty day’s prior written notice. The Company also executed a representation agreement with the firm in February 2006 (see Note 15 below).

In May 2006, the Company executed a consultant agreement with a sales consulting firm whereby the firm shall act as a global sales consultant and shall also provide an individual to serve as the manager of the Company’s sales department. Upon signing the agreement, the firm received warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.20 per share and a term of three years. As of June 30, 2006, the fair value of the warrants issued using the Black-Scholes Option Pricing Model was $23,120. For the six months ended June 30, 2006, the Company recorded $23,120 in consulting expense related to the issuance of these warrants. Under the terms of the agreement, the firm will receive a 10% commission on net revenues of sales resulting from direct introduction, a 5% commission on net revenues of introduced sales involving integrators, resellers or distributors and a 2% commission on net revenues of sales made by the Company’s internal sales representatives if the firm was instrumental in closing the sale. Additionally, for the direct sales whereby the firm receives a 10% commission, the firm shall receive 200,000 warrants for each $1,000,000 in sales booked by the Company up to a maximum of 1,000,000 warrants. The warrants shall have an exercise price of $0.25 per share, $0.30 per share, $0.35 per share, $0.40 per share and $0.45 per share, respectively, for each $1,000,000 in direct sales earned. All of the warrants shall have a term of three years. The firm shall also receive a bonus if the Company’s total sales in 2006 reach $4,000,000 in the form of warrants to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.20 and a term of three years.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont’d)

Consulting Agreement - (cont’d)

In May 2006, the Company executed an independent consultant agreement with an individual consultant whereby the consultant will provide financing introductions, customer introductions and sales leads. Under the terms of the agreement, the consultant will receive a 10% commission on closed financing deals, an 8% commission on sales resulting from direct introduction and a 4% commission on sales resulting from third party introduction. The term of the agreement is for two years and will automatically renew for one year terms unless either party elects to terminate by notifying the other party in writing.

Term Sheet with Investment Firm

In March 2006, the Company executed a term sheet with an investment firm whereby the firm and the Company agreed to pursue further agreements on an ongoing best efforts basis in order for the Company to obtain financing from the investment firm. In order to proceed with further negotiations, the Company was obligated per the term sheet to compensate the investment firm in the form of a due diligence retainer. The Company paid the retainer in two cash payments in the amounts of $7,500 to the investment firm and $1,500 to the investment firm’s attorney. If the Company elected to continue to pursue further agreements via the ongoing efforts of the investment firm, the term sheet also required the Company to issue 50,000 restricted shares of the Company’s common stock as directed by the investment firm. The Company elected to suspend the continuation of the investment firm’s ongoing efforts at that time, therefore, the 50,000 shares of common stock were not issued. The Company executed a new term sheet with the investment firm in July 2006 (see Note 16).

In May 2006, the Company executed a term sheet with an investor in the amount of $1 million which shall enable the Company to sustain operations. As of June 30, 2006 the Company did not conclude the transaction with the investor.

Litigation

In November 2005, a former vendor filed suit against the Company in the U.S District Court for the Southern District of Florida alleging trademark infringement, unfair competition and false designation of origin relating to the Company’s use of the product name “VerifyID”. In February 2006, the Company and the former vendor executed a settlement agreement which will result in a Stipulation of Dismissal of the suit. The Company retained the services of a Florida law firm in order to facilitate the settlement process and file the appropriate legal documentation in the State of Florida. In June 2006, the Company received and executed the Declaration of Compliance with the terms of the settlement from the U.S District Court for the Southern District of Florida.

NOTE 15 - STOCKHOLDERS’ EQUITY

Issuance of Stock for Services

In December 2005, the Company entered into an agreement with a consulting firm whereas the consulting firm is to provide public and investor relation services to the Company. The term of the Agreement is for three months. In accordance with this Agreement, the fee structure includes both a cash fee of $7,000 per month and the issuance of 40,000 shares of the Company’s common stock upon execution of the Agreement with Rule 144 piggyback registration rights. The shares were issued in January 2006. For the six months ended June 30, 2006, the Company expensed $24,267 of professional

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 15 - STOCKHOLDERS’ EQUITY - (cont’d)

Issuance of Stock for Services - (cont’d)

fees related to this agreement which are included in consulting expenses. In March 2006, the Company entered into a new agreement with the consulting firm (see Note 15 below).

In February 2006, the Company executed an agreement with an individual advisor whereby the advisor shall serve as a member of the Company’s Advisory Board and provide consulting, guidance and advice to the Company. The advisor shall also assist the Company in obtaining revenues and financing. As compensation for the advisory services, the advisor received 350,000 shares of the Company’s common stock at a value of $0.18 per share. The shares are restricted and have piggyback registration rights upon the next registration statement filed by the Company. The advisor also received warrants to purchase 240,000 shares of the Company’s common stock at an exercise price of $0.30 per share with a term of six months from the effective date for 120,000 shares and twelve months from the effective date for 120,000 shares. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $63,096. For the six months ended June 30, 2006 and 2005, the Company recorded $63,096 and $0, respectively, in consulting expenses related to the issuance of these warrants.

The advisor shall also receive a quarterly payment of $5,000 effective June 2006, a 10% commission on gross revenues for introduced customers and commission on introduced financing as follows:

Gross Proceeds	Cash Commission	Equity Commission
$500,000 to $999,999	$25,000	200,000 shares
$1,000,000 to $1,999,999	$50,000	400,000 shares
$2,000,000 to $2,999,999	$100,000	800,000 shares
$3,000,000 to $3,499,999	$150,000	1,000,000 shares
$3,500,000 to $3,999,999	$175,000	1,200,000 shares
$4,000,000 and up	$200,000	1,600,000 shares

The term of the agreement is perpetual with thirty day written termination rights retained by both the Company and the advisor.

In February 2006, the Company executed an agreement with a firm as a representative whereby the firm shall provide business development services to expand the Company’s sales and marketing efforts primarily in South America and Mexico. As compensation for the services, the firm shall receive a fee of $10,000 per month beginning on February 15, 2006. For the initial four months of the agreement, the fee will be in the form of the Company’s common stock. For the second four months of the agreement, the fee shall be paid as $5,000 cash and $5,000 in the form of the Company’s common stock. The stock price will be calculated based upon the ten days average bid price, prior to the 15th of each month, with the lowest bid price no lower than $0.25 per share. The shares are restricted and have piggyback registration rights upon the next registration statement filed by the Company. There shall be no fee for the last four months of the agreement’s first year. The firm shall also receive a commission of 10% of the net sales from introduced customers. The term of the agreement is perpetual with thirty day written termination rights retained by both the Company and the firm. In March 2006, the agreement was amended to expand the territory outside of South America and Mexico on a case by case basis with written approval required by both the Company and the firm. For the six months ended June 30, 2006, the Company recorded 75,809 shares of common stock, valued at $20,000, related to the agreement. Shares totaling 43,860 were issued by the transfer agent in March 2006 and shares totaling 31,949 were issued by the transfer agent in July 2006. For the six months ended June 30, 2006, the Company expensed $45,000 of fees related to this agreement which are included in consulting expenses, of which $25,000 are in accrued liabilities. The Company also executed a consultant agreement with the firm in January 2006 (see Note 14 above).

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 15 - STOCKHOLDERS’ EQUITY - (cont’d)

Issuance of Stock for Services - (cont’d)

In March 2006, the Company executed a consulting agreement with its public relations firm whereby the firm shall provide public relations consulting services in addition to the services defined in an April 2005 engagement letter. As compensation for providing additional services, the firm shall receive an additional monthly fee of $5,000 in the form of the Company’s common stock at a value based upon a 20% discount to the market value of the Company’s common stock on the last trading day of each month. The shares shall be restricted and have piggyback registration rights upon the next registration statement filed by the Company. The term of the agreement is for six months with automatic renewal terms until either the Company or the firm provides the other party with at least thirty day’s written notice of its intent to terminate the agreement. In April 2006, the public relations firm terminated the agreement. For the six months ended June 30, 2006, the Company recorded 23,256 shares of common stock and expensed $6,000 of professional fees related to this agreement which are included in consulting expenses. The stock was not issued by the transfer agent until August 2006.

In March 2006, the Company executed a consulting agreement with an investor relations firm whereby the firm shall provide public and investor relations services to the Company. As compensation for the services, the firm shall receive a monthly retainer in the amount of $5,000 and 120,000 shares of the Company’s common stock, 60,000 shares each to two of the firm’s officers. The shares shall be restricted and have piggyback registration rights upon the next registration statement filed by the Company. The term of the agreement is for six months and it can be renewed provided the Company and the firm both agree in writing. For the six months ended June 30, 2006, the Company recorded 120,000 shares of common stock and expensed $25,200 of professional fees related to this agreement, of which $8,400 is included in deferred consulting costs. The stock was not issued by the transfer agent until July 2006.

In April 2006, the Company entered into a consulting agreement with an advisory firm, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, consulting services, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. The term of this agreement is one year, ending March 31, 2007. The agreement calls for compensation in the amount of 350,000 shares of the Company’s common stock valued at $0.19 per share. Such shares shall be deemed for all purposes to be earned by the consultant upon its receipt thereof and shall be non-refundable and non-returnable. For the six months ended June 30, 2006, the Company issued 350,000 shares of common stock and expensed $66,500 of consulting expenses related to this agreement.

Issuance of Stock for Financing

In May 2006, the Company sold 200,000 shares of the Company’s common stock to Cornell related to the execution of a $100,000 promissory note (see Note 11). For the six months ended June 30, 2006, the Company expensed $28,000 of financing expenses related to the issuance of the shares.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 15 - STOCKHOLDERS’ EQUITY - (cont’d)

Issuance of Warrants for Services

In October 2005, in accordance with a consulting agreement with an investment banking services firm executed in October 2005, the Company issued to the firm a non-refundable retainer fee of common stock warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.75 per share with a term of five years (see Note 14). In April 2006, the Company and the placement agent amended the agreement in order to waive the exclusivity clause. In exchange for the waiver, the Company has agreed to reduce the exercise price of the 400,000 warrants to $0.50 per share. For the six months ended June 30, 2006, the Company recorded $186,800 of consulting expense related to the warrants.

In February 2006, in accordance with a consulting agreement executed with an advisor (see Note 15 above), the advisor received warrants to purchase 240,000 shares of the Company’s common stock at an exercise price of $0.30 per share with a term of six months from the effective date for 120,000 shares and twelve months from the effective date for 120,000 shares. For the six months ended June 30, 2006, the Company recorded $63,096 of consulting expense related to the warrants.

In March 2006, in accordance with an Investor Relations consulting agreement executed with an investment firm, the firm received warrants to purchase 300,000 shares of the Company’s common stock with an exercise price of $0.18 per share. The warrants will have a five year term, piggyback registration rights for one year and demand registration rights after April 1, 2007. The fair value of the warrants issued using the Black-Scholes Option Pricing Model was $30,060. For the six months ended June 30, 2006, the Company recorded $30,060 of consulting expense related to the warrants.

In May 2006, in accordance with a consulting agreement executed with a sales consultant (see Note 14 above), the consultant received warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.20 per share with a term of three years from the effective date. For the six months ended June 30, 2006, the Company recorded $23,120 of consulting expense related to the warrants.

Sales of Common Stock

In January 2006, the Company sold units to an individual which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased 133,333 shares of common stock from the Company at a price of $0.75 per share and received an aggregate of 13,333 warrants with an exercise price of $0.75 per share which are exercisable for a period of two years from issuance.

In February 2006, the Company sold units to an individual which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased and the Company recorded 50,000 shares of common stock from the Company at a price of $0.22 per share and received an aggregate of 10,000 warrants with an exercise price of $0.55 per share which are exercisable for a period of two years from issuance. The stock was not issued by the transfer agent until July 2006.

In March 2006, the Company sold units to four individuals which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The four individuals purchased and the Company recorded 190,910 shares of common stock from the Company at a price of $0.22 per share for  90,910 shares and $0.25 per share  for 100,000 shares. In connection with  the sale of common stock, the Company issued to the

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 15 - STOCKHOLDERS’ EQUITY - (cont’d)

Sales of Common Stock - (cont’d)

 individuals an aggregate of 118,182 warrants with an exercise price of $0.55 per share for 18,182 warrants and $0.50 per share for 100,000 of the warrants. These warrants are exercisable for a period of two years from issuance. The stock was not issued by the transfer agent until July 2006.

In May 2006, the Company sold units to an individual which contained common stock and warrants.  This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased and the Company recorded 71,429 shares of common stock from the Company at a price of $0.14 per share and received an aggregate of 14,286 warrants with an exercise price of $0.35 per share which are exercisable for a period of two years from issuance.  The stock was not issued by the transfer agent until July 2006.

Warrant Agreements

At June 30, 2006, the Company has warrants issued related to its convertible notes payable. The warrant agreements entitle the note holders to purchase the Company’s common stock at: $0.55 per share for 66,667 warrants, $0.25 per share for 400,000 warrants and $0.20 per share for 45,000 warrants, for each warrant received. The agreements have an exercise term of two years for 66,667 warrants, three years for 45,000 warrants and five years for 400,000 warrants. In the event that any portion of the warrants remain unexercised as of the expiration date, and the market price of the Company’s common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

At June 30, 2006, the Company has warrants issued related to its convertible notes payable - related parties. All the warrants entitle the note holders to purchase the Company’s common stock at $1.00 per share for each warrant received and have an exercise term of ten years. At June 30, 2006, the warrants outstanding are 31,000 which expire in the year 2013, 16,500 which expire in the year 2014, 21,700 which expire in the year 2015 and 11,300 which expire in the year 2016. In the event that any portion of the warrants remain unexercised as of the expiration date, and the market price of the Company’s common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

At June 30, 2006, the Company has warrants issued related to its notes payable - related parties. The warrants entitle the note holder to purchase the Company’s common stock at $0.13 per share for a total of 200,000 warrants and have an exercise term of five years. In the event that any portion of the warrants remain unexercised as of the expiration date, and the market price of the Company’s common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

STRIKEFORCE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(UNAUDITED)

NOTE 16 - SUBSEQUENT EVENTS

Factoring Agent

In July 2006, the Company entered into a purchase and sale agreement with a factoring agent whereby the Company sold its rights to four June 2006 invoices totaling $96,087 to the agent. Upon signing the agreement and providing the required disclosures, the factoring agent remitted 75% of the factored balance to the Company, net of a $750 set-up fee (the down payment date). Per the terms of the agreement, once the Company’s client remits the invoice amount to the factoring agent, the agent deducts a discount fee from the remaining balance of the factored invoices and forwards the net proceeds to the Company. The discount fee is computed as a percentage of the face amount of the invoice as follows: 4% fee for invoices paid within 30 days of the down payment date, 5% for invoices paid within 45 days  of the down payment date, 6% for invoices paid within 60 days of the down payment date, 7% for invoices paid within 75 days of the down payment date and an additional 1% for each 15 day period thereafter. Two of the invoices were paid in July and two were paid in August, all within 30 days of the down payment date. The Company paid a total discount fee of $3,843 and wire transfer fees of $120 in July and August 2006 related to the factoring of the four invoices.

Notes Payable

In July 2006, the Company sold a total of six units to six individuals, each unit consisting of a 12% promissory note payable in the amount of $25,000 and 250,000 shares of the Company’s common stock for a total of $150,000 and 1,500,000 shares of common stock. The principal due shall be payable in full by January 10, 2007. If any of the notes are deemed unenforceable, then the remaining outstanding principal and accrued and unpaid interest under that note shall be convertible into shares of common stock of the Company at the sole option of the note holder, in whole or in part at any time and from time to time at a conversion price equal to $0.085 per share. Six months of prepaid interest, for a total of $9,000, was due at closing, of which $6,750 was withheld by the escrow agent and $2,250 was paid directly to the note holder by the Company. The Company paid a placement agent fee of $15,000 and issued 150,000 shares of the Company’s common stock relating to the promissory notes. The Company also paid an escrow agent fee of $3,000 relating to the promissory notes, of which $1,500 was paid in March 2006 (see Note 14). The Company also paid the $7,500 due diligence fee in March 2006. The Company issued 50,000 shares of the Company’s common stock to the placement agent in July 2006 as a part of the due diligence fee. All of the Company’s shares of common stock issued in relation to the promissory notes have Rule 144 piggyback registration rights.

Issuance of Options for Employment Services

In July 2006, the Company issued stock options to purchase 2,475,000 shares of common stock to fifteen existing employees at 150,000 shares for thirteen employees, 225,000 shares for one employee and 300,000 shares for one employee. The options were issued in accordance with the Company’s 2004 Equity Incentive Plan (see Note 3). These options are exercisable at $0.10 per share and expire in July 2016. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act. One of the thirteen employees who received stock options to purchase 150,000 shares was terminated in July 2006.

Secured Convertible Notes Payable

In July 2006, the Company agreed to an anti-dilution adjustment with Cornell and Highgate whereby the conversion price that the secured convertible debentures are convertible into the Company’s common stock was reduced to a fixed per share price equal to the lower of $0.085 or 80% of the lowest closing bid price during the five days preceding the conversion date.

Prospectus
STRIKEFORCE TECHNOLOGIES, INC.

24,013,791 Shares of Common Stock

--------------------------------------------------------------------------------

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in our affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 14A:3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the NJBCL. Our by-laws provide that we shall indemnify our authorized representatives to the fullest extent permitted by the NJBCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement. We have agreed to pay all of these expenses.

SEC registration fee	$
Financial printer fees to EDGARize and print registration statement		$2,000*
Transfer Agent Fees, including Printing and Engraving Stock Certificates		$0
Legal fees and expenses		$10,000*
Accounting fees and expenses		$10,000*
Miscellaneous		$5,000*
Total		$27,000*

* estimated

Item 26. RECENT SALES OF UNREGISTERED SECURITIES

We have sold or issued the following securities not registered under the Securities Act by reason of the exemption afforded under Section 4(2) of the Securities Act of 1933, during the three year period ending on the date of filing of this registration statement. No underwriting discounts or commissions were payable with respect to any of the following transactions. The offer and sale of the following securities was exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

In October 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on October 7, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In October 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on October 28, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In November 2003, we issued warrants to purchase 5,000 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on November 10, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2003, we issued warrants to purchase 4,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 8, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2003, we issued warrants to purchase 2,000 shares of our common stock to Constantine Pavlides, our former Chief Financial Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 17, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In January 2004, we issued warrants to purchase 1,500 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on January 5, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In January 2004, we issued warrants to purchase 6,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on January 13, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In January 2004, we issued options to purchase 50,000 shares of our common stock to Suresh K. Varaghur, our current Software Development Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on January 15, 2014. The shares vest in increments of one-third each on January 15, 2005, January 15, 2006 and January 15, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In February 2004, we issued 27,778 shares of common stock to Ms. Maria Rodriguez at $0.72 per share for a total of $20,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In February 2004, we issued warrants to purchase 6,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on February 21, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 560,000 shares of our common stock to Altavilla Family Trust, 120,000 shares of our common stock to Alan C. Shoaf and 120,000 shares of our common stock to Marlin G. Molinaro in consideration for investment advisory services rendered pursuant to the Independent Consulting Agreement with Summit Financial Partners, LLC dated May 1, 2004. These shares were valued at $0.72 per share for a total of $576,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 300,000 shares of our common stock and 50,000 shares of our common stock to M Power, LLC in consideration for investment advisory services rendered pursuant to their Consulting Agreement dated June 24, 2004. These shares were valued at $0.72 per share for a total of $252,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 208,330 shares of common stock to OBX Capital Group in consideration for advisory services at a price of $0.72 per share for a total of $150,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 48,612 shares of common stock to Mr. Richard McDonald at $0.72 per share for a total of $ $35,000. This issuance was exempt from registration requirements pursuant to Regulation D. Additionally, we issued 191,167 shares of common stock to three individual investors at $0.72 per share for a total of $137,640 and 83,334 shares to OBX Capital Group at $0.72 per share for a total of $60,000. These issuances were exempt from registration requirements pursuant to Regulation D.

In May 2004, we issued options to purchase 50,000 shares of our common stock to Joe Park, our former Product Development Consultant, per his consultant agreement. These options are exercisable at $1.00 per share and expire on May 4, 2014. The shares vest in increments of one-third each on May 4, 2005, May 4, 2006 and May 4, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The consultant agreement was terminated on November 19, 2004. Said options were subsequently returned to us.

In May 2004, we issued 25,000 shares of our common stock to General Teddy Allen in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 57,163 shares of common stock to Mr. Lawrence and Bonnie Anlauf at $0.72 per share for a total of $41,157. This issuance was exempt from registration requirements pursuant to Regulation D.

In June 2004, we issued 277,778 shares of common stock to OBX Capital Group an investment advisory group at $0.72 per share for a total of $200,000. This issuance was exempt from registration requirements pursuant to Regulation D.

In June 2004, we issued 25,000 shares of our common stock to Sondra Schneider in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 25,000 shares of our common stock to Howard Medow in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Regulation S.

In June 2004, we issued 25,000 shares of our common stock to Bill Demopolis in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 25,000 shares of our common stock to Frederick Ilardi in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In June 2004, we issued options to purchase 100,000 shares of our common stock to Jordan Byk, our current Channel Sales Director, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 21, 2014. The shares vest in increments of one-third each on June 21, 2005, June 21, 2006 and June 21, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 10,000 shares of our common stock to Gary Kotowsky for consulting services performed on our behalf valued at $0.72 per share for a total of $7,200. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 50,000 shares of our common stock to Shelly Cohen for consulting services performed on our behalf valued at $0.72 per share for a total of $36,000. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In July 2004, we issued 13,889 Shares of common stock to Sudhaker Bhagavathula in lieu of compensation for recruiting services valued $0.72 per share against consulting expense of $10,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In July 2004, we issued 41,667 shares of common stock to Mr. Alan C. Shoaf at $0.72 per share for a total of $30,000. This issuance was exempt from registration requirements pursuant to Regulation D.

In August 2004, we issued 225,155 shares of common stock to twelve individual investors at $0.72 per share for a total of $162,112. This issuance was exempt from registration requirements pursuant to Regulation D.

In August 2004, we issued options to purchase 25,000 shares of our common stock to George Stout, Jr., our current Controller, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on August 10, 2014. The shares vest in increments of one-third each on August 10, 2005, August 10, 2006 and August 10, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In August 2004, we issued options to purchase 150,000 shares of our common stock to David Morris, our former Vice President of Sales, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on August 13, 2014. The shares vest in increments of one-third each on August 13, 2005, August 13, 2006 and August 13, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The employment agreement was terminated on December 28, 2004; therefore the 150,000 options to purchase shares of our common stock were not vested, therefore no longer outstanding.

In September 2004, we issued 268,491 shares of common stock to thirteen individual investors at $.72 per share for a total of $193,316. This issuance was exempt from registration requirements pursuant to Regulation D.

In September 2004, we issued warrants to purchase 3,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on September 9, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In October 2004, we issued 106,722 shares of common stock to five individual investors at $0.72 per share for a total of $76,840. This issuance was exempt from registration requirements pursuant to Regulation D.

In November 2004, we issued 41,667 shares of common stock to our CEO Mark L. Kay at $0.72 per share for a total of $30,000. This issuance was exempt from registration requirements pursuant to Regulation D.

In November 2004, we issued 13,889 shares of common stock to Dr. John Pepe at $0.72 per share for a total of $10,000. This issuance was exempt from registration requirements pursuant to Regulation D.

In December 2004, we issued 108,332 shares of stock to five individual investors at $0.72 per share for a total of $77,998. This issuance was exempt from registration requirements pursuant to Regulation D.

In December 2004, we issued 416,665 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, as repayment of a convertible loan of $300,000 granted between August 20, 2003 and January 15, 2004. These shares were valued at $0.72 per share. This issuance was exempt from registration requirements pursuant to Regulation D.

In December 2004, we issued 10,417 shares of our common stock to Michael Brenner, our current Technical Services Director, as a partial repayment of $7,500 of a convertible loan of $15,000 granted on January 5, 2004. These shares were valued at $0.72 per share. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, we issued options to purchase 50,000 shares of our common stock to David Martinez, our Director of West Coast Sales, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on December 20, 2014. The shares vest in increments of one-third each on December 20, 2005, December 20, 2006 and December 20, 2007. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, we issued 540,000 shares of our common stock to Cornell Capital Partners, LP, a selling shareholder, valued at $0.72 a share, as a commitment fee for entering into an equity line (Standby Equity Distribution Agreement-SEDA) which was subsequently terminated and the shares have been cancelled. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, we and NetLabs.com, Inc. agreed to terminate the royalty portion of the Asset Purchase Agreement which we previously entered into with NetLabs under which we agreed to issue NetLabs options to purchase 7,600,000 shares of our common stock at an exercise price of $0.36. One-third of such options shall vest each year on September 11, 2004, September 11, 2005 and September 11, 2006. The options expire on August 31, 2013. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In January 2005, we issued options to purchase 25,000 shares of our common stock to Rishikesh Pande, our Software Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on January 11, 2015. The shares vest in increments of one-third each on January 11, 2006, January 11, 2007 and January 11, 2008. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In January 2005, we issued 95,209 shares of common stock to eleven individual investors at a price of $0.72 per share for a total of $68,550. This issuance was exempt from registration requirements pursuant to Regulation D.

In February 2005, we issued 33,333 shares of common stock to Ingensa Partners in lieu of compensation for financial advisory services rendered. These shares were issued at par value. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In February 2005, we issued options to purchase 25,000 shares of our common stock to Mateus Boyington, our Software Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on February 8, 2015. The shares vest in increments of one-third each on February 8, 2006, February 8, 2007 and February 8, 2008. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In March 2005, we cancelled 500 shares of common stock issued in November 2004 to a consultant. The consultant did not provide the service, therefore negating the reciprocity of consideration. We recorded the cancellation of this stock transaction in the year ended December 31, 2004.

In April 2005, in accordance with an executed Security Purchase Agreement between us and Highgate House Funds, Ltd. we issued 150,000 shares of our common stock to Highgate House Funds Ltd. valued at par $0.0001 per share pursuant to the terms of the Securities Purchase Agreement.

In July 2005, in accordance with an agreement with an executive recruitment firm executed in February 2005, the Company issued 18,889 options to purchase common stock to Todd Markowitz and Mike McCandlish at an exercise price of $0.90 per share, which expire seven years from the effective date.

In July 2005, the Company issued stock options to purchase 25,000 shares of common stock to Gerald Skidmore, Jr. pursuant to his terms of employment as a sales person. These options are exercisable at $1.00 per share and expire in July 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In July 2005, the Company issued stock options to purchase 100,000 shares of common stock to four existing employees, Theodore Svoronos, George Stout, Jr., Vinod Thadimari and Suresh Varaghur, at 25,000 options each. These options are exercisable at $1.00 per share and expire in July 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In July 2005, the Company issued stock options to purchase 25,000 shares of common stock to Alberto Morales pursuant to his terms of employment as a software developer. These options are exercisable at $1.00 per share and expire in July 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In August 2005, seven individuals purchased 51,112 shares of common stock from the Company at a price of $0.90 per share for a total of $46,000. In September 2005, ten individuals purchased 67,223 shares of common stock from the Company at a price of $0.90 per share for a total of $60,500. The August and September 2005 issuances are exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The shares purchased both in August and September 2005 are reflected as issuances prior to September 30, 2005, although the transfer agent issued the shares subsequently.

In August 2005, we issued warrants to purchase 9,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on August 16, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In August 2005, we issued warrants to purchase 1,000 shares of our common stock to Sunita Pemmaraju, a relative of our Chief Technology Officer and one of our current Software Developers, pursuant to her warrant agreement. These shares are exercisable at $1.00 per share and expire on August 26, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In August 2005, we issued warrants to purchase 5,000 shares of our common stock to Robert Denn, our current President, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on August 26, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In September 2005, the Company issued 100,000 shares of common stock valued at $0.90 per share to a law firm in lieu of compensation for legal services rendered to date. The shares to be issued to the law firm shall have piggyback registration rights with respect to the next registration statement on Form S-8 the Company files. In December 2005, the Company terminated the representation agreement with the law firm.

In September 2005, we issued warrants to purchase 500 shares of our common stock to Sunita Pemmaraju, a relative of our Chief Technology Officer and one of our current Software Developers, pursuant to her warrant agreement. These shares are exercisable at $1.00 per share and expire on September 29, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In September 2005, we issued warrants to purchase 500 shares of our common stock to Joseph Corrao, a relative of our current Chief Financial Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on September 30, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In October 2005, eighteen individuals purchased 342,000 shares of common stock from the Company at a price of $0.90 per share for 142,000 shares for a total of $127,800 and a price of $0.75 per share for 200,000 shares for a total of $150,000. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder.

In October 2005, the Company issued stock options to purchase 25,000 shares of common stock to Sunita Pemmaraju, a relative of the CTO, pursuant to her terms of employment as a Software Developer. These options are exercisable at $1.00 per share and expire in October 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In October 2005, the Company issued 10,000 shares of common stock valued at $0.90 per share to a law firm in lieu of compensation for legal a services retainer.

In October 2005, in accordance with a consulting agreement with an investment banking services firm executed in October 2005, the Company issued to the firm a non-refundable retainer fee of common stock warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.75 per share with a term of five years. In April 2006, the Company and the placement agent amended the agreement in order to waive the exclusivity clause. In exchange for the waiver, the Company agreed to reduce the exercise price of the 400,000 warrants to $0.50 per share.

In November 2005, ten individuals purchased 55,558 shares of common stock from the Company at a price of $0.90 per share for a total of $50,000. The issuances are exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The shares purchased are reflected as issuances within the period, although the transfer agent issued the shares subsequently.

In December 2005, thirteen individuals purchased 382,002 shares of common stock from the Company at price of $0.90 per share for a total of $343,800. The issuances are exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The shares purchased are reflected as issuances within the period, although the transfer agent issued the shares subsequently.

In December 2005, the Company entered into an agreement with a consulting firm, Piedmont IR. LLC, whereas the consulting firm is to provide public and investor relation services to the Company. In accordance with this Agreement, the fee structure included the issuance of 40,000 shares of the Company’s common stock, 20,000 shares each to two of the firm’s officers, upon execution of the Agreement with Rule 144 piggyback registration rights. The shares were issued in January 2006.

In December 2005, we issued warrants to purchase 3,400 shares of our common stock to Robert Denn, our current President, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 6, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2005, we issued warrants to purchase 300 shares of our common stock to Joseph Corrao, a relative of our current Chief Financial Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 7, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2005, we issued warrants to purchase 1,000 shares of our common stock to Sunita Pemmaraju, a relative of our Chief Technology Officer and one of our current Software Developers, pursuant to her warrant agreement. These shares are exercisable at $1.00 per share and expire on December 7, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In December 2005, we issued warrants to purchase 1,000 shares of our common stock to Dawn Rodriguez, our current Office Manager, pursuant to her warrant agreement. These shares are exercisable at $1.00 per share and expire on December 28, 2015. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In January 2006, the Company sold units to an individual which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased 133,333 shares of common stock from the Company at a price of $0.75 per share and received an aggregate of 13,333 warrants with an exercise price of $0.75 per share which are exercisable for a period of two years from issuance.

In January 2006, we issued warrants to purchase 7,000 shares of our common stock to Dawn Rodriguez, our current Office Manager, pursuant to her warrant agreement. These shares are exercisable at $1.00 per share and expire on January 9, 2016. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In January 2006, we issued warrants to purchase 1,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on January 18, 2016. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In February 2006, the Company sold units to an individual which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased and the Company recorded 50,000 shares of common stock from the Company at a price of $0.22 per share and received an aggregate of 10,000 warrants with an exercise price of $0.55 per share which are exercisable for a period of two years from issuance. The stock was not issued by the transfer agent until July 2006.

In February 2006, we issued warrants to purchase 2,800 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on February 28, 2016. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In February 2006, in accordance with a consulting advisory agreement executed with an advisor, Robin L. Smith, the advisor received, as compensation for the advisory services, 350,000 shares of the Company’s common stock at a value of $0.18 per share. The shares are restricted and have piggyback registration rights upon the next registration statement filed by the Company. The advisor also received warrants to purchase 240,000 shares of the Company’s common stock at an exercise price of $0.30 per share with a term of six months from the effective date for 120,000 shares, and twelve months from the effective date for an additional 120,000 shares. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In February 2006, the Company executed an agreement with a firm as a representative, Rexing Holdings, LLC, whereby the firm shall provide business development services to expand the Company’s sales and marketing efforts primarily in South America and Mexico. For the nine months ended September 30, 2006, the Company recorded 235,809 shares of common stock, valued at $60,000, related to the agreement as follows: 43,860 shares were recorded in February 2006, 31,949 shares were recorded in March 2006 and 160,000 shares were recorded in September 2006. Shares totaling 43,860 were issued by the transfer agent in March 2006, shares totaling 131,949 were issued by the transfer agent in July 2006 and shares totaling 60,000 were issued by the transfer agent in October 2006. The stock price was calculated based upon the ten days average bid price, prior to the 15th of each month, with the lowest bid price no lower than $0.25 per share. The shares are restricted and have piggyback registration rights upon the next registration statement filed by the Company.

In March 2006, the Company sold units to four individuals which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The four individuals purchased and the Company recorded 190,910 shares of common stock from the Company at a price of $0.22 per share for 90,910 shares and $0.25 per share for 100,000 shares. In connection with the sale of common stock, the Company issued to the individuals an aggregate of 118,182 warrants with an exercise price of $0.55 per share for 18,182 warrants and $0.50 per share for 100,000 of the warrants. These warrants are exercisable for a period of two years from issuance. The stock was not issued by the transfer agent until July 2006.

In March 2006, the Company entered into an agreement with a consulting firm, Piedmont IR, LLC, whereas the consulting firm is to provide public and investor relation services to the Company. In accordance with this Agreement, the fee structure included the issuance of 120,000 shares of the Company’s common stock, 60,000 shares each to two of the firm’s officers, upon execution of the Agreement with Rule 144 piggyback registration rights. The shares were issued by the transfer agent in July 2006.

In March 2006, the Company recorded 7,500 shares of its common stock, valued at $0.25 per share, and issuable to the law firm of Joseph I. Emas as compensation for legal services rendered. The stock was not issued by the transfer agent until July 2006.

In March 2006, we issued warrants to purchase 500 shares of our common stock to Sunita Pemmaraju, a relative of our Chief Technology Officer and one of our current Software Developers, pursuant to her warrant agreement. These shares are exercisable at $1.00 per share and expire on March 6, 2016. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In March 2006, we issued warrants to purchase 66,667 shares of our common stock to Jason Mizrahi, an unrelated investor, pursuant to his warrant agreement. These shares are exercisable at $0.55 per share and expire on March 15, 2008. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In March 2006, we issued warrants to purchase 45,000 shares of our common stock to Alan C. Shoaf, an unrelated investor, pursuant to his warrant agreement. These shares are exercisable at $0.20 per share and expire on March 26, 2009. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In March 2006, in accordance with an Investor Relations consulting agreement executed with an investment firm, Strategic Growth International Inc., the firm received warrants to purchase 300,000 shares of the Company’s common stock with an exercise price of $0.18 per share. The warrants have a five year term, piggyback registration rights for one year and demand registration rights after April 1, 2007.

In March 2006, the Company executed a consulting agreement with its public relations firm whereby the firm shall provide public relations consulting services in addition to the services defined in an April 2005 engagement letter. As compensation for providing additional services, the firm shall receive an additional monthly fee of $5,000 in the form of the Company’s common stock at a value based upon a 20% discount to the market value of the Company’s common stock on the last trading day of each month. The shares shall be restricted and have piggyback registration rights upon the next registration statement filed by the Company. In April 2006, the public relations firm terminated the agreement. In March 2006, the Company recorded 23,256 shares of common stock related to this agreement as compensation for consulting services. The stock was not issued by the transfer agent until October 2006.

In April 2006, the Company entered into a consulting agreement with an advisory firm, M-Power LLC, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, consulting services, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. As compensation for services, the Company issued 350,000 shares of the Company’s common stock valued at $0.19 per share to the advisory firm.

In May 2006, the Company sold units to an individual which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased and the Company recorded 71,429 shares of common stock from the Company at a price of $0.14 per share and received an aggregate of 14,286 warrants with an exercise price of $0.35 per share which are exercisable for a period of two years from issuance. The stock was not issued by the transfer agent until July 2006.

In May 2006, the Company sold 200,000 shares of the Company’s common stock to Cornell related to the execution of a $100,000 promissory note executed in May 2006.

In May 2006, we issued warrants to purchase 200,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $0.13 per share and expire on May 25, 2011. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In May 2006, in accordance with a consulting agreement executed with a sales consultant, Neolink International LLC,,the consultant received warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.20 per share with a term of three years from the effective date, or May 24, 2009.

In June 2006, we issued warrants to purchase 400,000 shares of our common stock to Sagar Vallabh Revocable Trust, an unrelated investor, pursuant to his warrant agreement. These shares are exercisable at $0.25 per share and expire on June 9, 2011. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In July 2006, the Company sold a total of six units to six individuals, each unit consisting of a 12% promissory note payable in the amount of $25,000 and 250,000 shares of the Company’s common stock for a total of $150,000 and 1,500,000 shares of common stock. The stock was issued by the transfer agent in August 2006. The principal due shall be payable in full by January 10, 2007. If any of the notes are deemed unenforceable, then the remaining outstanding principal and accrued and unpaid interest under that note shall be convertible into shares of common stock of the Company at the sole option of the note holder, in whole or in part at any time and from time to time at a conversion price equal to $0.085 per share. The Company paid a placement agent fee to WestPark Capital, Inc. of $15,000 and issued 150,000 shares of the Company’s common stock, in August 2006, relating to the promissory notes. The Company issued 50,000 shares of the Company’s common stock to the placement agent in July 2006, WestPark Capital, Inc., in July 2006 as a part of the due diligence fee.

In July 2006, the Company issued 7,500 shares of its common stock, valued at $0.25 per share, and issuable to the law firm of Joseph I. Emas as compensation for legal services rendered.

In July 2006, the Company issued stock options to purchase 2,475,000 shares of common stock to fifteen existing employees at 150,000 shares for thirteen employees, 225,000 shares for one employee and 300,000 shares for one employee. The options were issued in accordance with the Company’s 2004 Equity Incentive Plan. These options are exercisable at $0.10 per share and expire in July 2016. The shares vest annually over a three year period. One of the thirteen employees who received stock options to purchase 150,000 shares was terminated in July 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In August 2006, the Company sold units to an individual which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased and the Company recorded 300,000 shares of common stock from the Company at a price of $0.07 per share and received an aggregate of 450,000 warrants with an exercise price of $0.105 per share which are exercisable for a period of three years from issuance. The stock was not issued by the transfer agent until October 2006.

In August 2006, the Company issued stock options to purchase 899,148 shares of common stock to eleven existing employees. The options were issued in accordance with the Company’s 2004 Equity Incentive Plan. Options totaling 405,432 shares are exercisable at $0.085 per share and options totaling 493,716 shares are exercisable at $0.0698 per share. All of the options expire in August 2016. The shares vest after a one year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In August 2006, the Company issued stock options to purchase 750,000 shares of common stock to five existing employees at 150,000 shares each. The options were issued in accordance with the Company’s 2004 Equity Incentive Plan. These options are exercisable at $0.10 per share and expire in August 2016. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

In September 2006, the Company sold units to an individual which contained common stock and warrants. This issuance is exempt from registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The individual purchased and the Company recorded 71,429 shares of common stock from the Company at a price of $0.07 per share and received an aggregate of 107,144 warrants with an exercise price of $0.105 per share which are exercisable for a period of three years from issuance. The stock was not issued by the transfer agent until October 2006.

In September 2006, we issued warrants to purchase 562,500 shares of our common stock to Sagar Vallabh Revocable Trust, an unrelated investor, pursuant to his warrant agreement. These shares are exercisable at $0.16 per share and expire on September 23, 2011. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In September 2006, the Company recorded 7,500 shares of its common stock, valued at $0.25 per share, and issuable to the law firm of Joseph I. Emas as compensation for legal services rendered. The stock was not issued by the transfer agent until October 2006.

In September 2006, the Company recorded 31,547 shares of its common stock, valued at $0.07481 per share, and issuable to Ashwin Pisipati as compensation for software development consulting services rendered. The stock was not issued by the transfer agent until October 2006.

In September 2006, in accordance with an Investor Relations consulting agreement executed with an investment firm, Strategic Growth International Inc., the Company recorded 208,000 shares of its common stock, valued at $0.18 per share, and issuable to the I/R consultant as compensation for financial consulting services rendered. The stock was not issued by the transfer agent until October 2006.

In September 2006, the Company issued stock options to purchase 840,405 shares of common stock to eleven existing employees. The options were issued in accordance with the Company’s 2004 Equity Incentive Plan. Options totaling 492,309 shares are exercisable at $0.07 per share and options totaling 348,096 shares are exercisable at $0.099 per share. All of the options expire in September 2016. The shares vest after a one year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Act.

For the nine months ended September 30, 2006, Highgate converted the entire April 27, 2005 debenture of $375,000 into 3,525,594 shares of the Company’s common stock, pursuant to the terms of the Securities Purchase Agreement. The conversion price ranged from $0.056 to $0.48 per share.

For the nine months ended September 30, 2006, Highgate converted $25,000 of the May 6, 2005 debenture of $375,000 into 446,429 shares of the Company’s common stock, pursuant to the terms of the Securities Purchase Agreement. The conversion price was $0.056 per share.

Item 27. EXHIBITS

EXHIBIT DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of StrikeForce Technologies, Inc. (1)

3.2	By-laws of StrikeForce Technologies, Inc. (1)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP. (4)

10.1	2004 Stock Option Plan. (1)

10.2	Securities Purchase Agreement dated December 20, 2004, by and among StrikeForce Technologies, Inc. and Cornell Capital Partners, LP. (1)

10.3	Secured Convertible Debenture with Cornell Capital Partners, LP. (1)

10.4	Investor Registration Rights Agreement dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement. (2)

10.5	Escrow Agreement, dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement. (2)

10.6	Security Agreement dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement. (1)

10.7	Secured Convertible Debenture with Cornell Capital Partners, LP dated January 18, 2005. (1)

10.8	Asset Purchase agreement With NetLabs.com, Inc. and Amendments. (1)

10.9	Employment Agreement dated as of May 20, 2003, by and between StrikeForce Technologies, Inc. and Mark L. Kay. (1)

10.10	Amended and Restated Secured Convertible Debenture with Cornell Capital Partners, LP dated April 27, 2005. (1)

10.11	Amendment and Consent dated as of April 27, 2005, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP. (1)

10.12	Securities Purchase Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc. and Highgate House Funds, Ltd. (1)

10.13	Investor Registration Rights Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc. and Highgate House Funds, Ltd. (2)

10.14	Secured Convertible Debenture with Highgate House Funds, Ltd. dated April 27, 2005. (2)

10.15	Escrow Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc., Highgate House Funds, Ltd. and Gottbetter & Partners, LLP. (1)

10.16	Escrow Shares Escrow Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc., Highgate House Funds, Ltd. and Gottbetter & Partners, LLP. (1)

10.17	Security Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc. and Highgate House Funds, Ltd. (1)

10.18	Network Service Agreement with Panasonic Management Information Technology Service Company dated August 1, 2003 (and amendment). (1)

10.19	Client Non-Disclosure Agreement. (1)

10.20	Employee Non-Disclosure Agreement. (1)

10.21	Secured Convertible Debenture with Highgate House Funds, Ltd. dated May 6, 2005. (2)

10.22	Termination Agreement with Cornell Capital Partners, LP dated February 19, 2005. (1)

23.1	Consent of Massella & Associates, CPA, PLLC. (3)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1). (4)

(1)  Filed as an exhibit to the Registrant’s Form SB-2 dated as of May 11, 2005 and incorporated herein by reference.

(2)   Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 dated as of June 27, 2005 and incorporated herein by reference.

(3)  Filed herewith.

(4)  Previously filed.

Item 28. UNDERTAKINGS

We hereby undertake to:

1.	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on the 2nd  day of November,  2006

STRIKEFORCE TECHNOLOGIES, INC

By:	/s/ Mark L. Kay Mark L. Kay,
Chief Executive Officer

By:	/s/ Mark Joseph Corrao
Mark Joseph Corrao,
Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Kay and Mark Corrao and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement:

Signatures	Title	Date

/S/ Mark L. Kay Mark L. Kay	Chief Executive Officer and Director	November 2, 2006

/S/Mark Corrao Mark Corrao	Chief Financial Officer and Director	November 2, 2006

/S/ Ramarao Pemmaraju Ramarao Pemmaraju	Chief Technical Officer and Director	November 2, 2006

/S/ Robert Denn Robert Denn	Chairman of the Board of Directors, President	November 2, 2006

/S/ George Waller George Waller	Executive Vice President and Head of Marketing and Director	November 2, 2006